      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1999



                                                      REGISTRATION NO. 333-80517

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1



                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 SUPERGEN, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                       ----------------------------------

                  DELAWARE                                        2834
      (State or other jurisdiction of                 (Primary Standard Industrial
       incorporation or organization)                 Classification Code Number)

                  DELAWARE                                     91-1841574
       incorporation or organization)                    Identification Number)

      (State or other jurisdiction of                       (I.R.S. Employer

                          TWO ANNABEL LANE, SUITE 220
                          SAN RAMON, CALIFORNIA 94583
                                 (925) 327-0200
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                       ----------------------------------

                                JOSEPH RUBINFELD
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 SUPERGEN, INC.
                          TWO ANNABEL LANE, SUITE 220
                          SAN RAMON, CALIFORNIA 94583
                                 (925) 327-0200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                       ----------------------------------

                                   COPIES TO:

             JOHN V. ROOS, ESQ.                          JAMES J. MARINO, ESQ.
      WILSON SONSINI GOODRICH & ROSATI                   DECHERT PRICE & RHOADS
          PROFESSIONAL CORPORATION                  PRINCETON PIKE CORPORATE CENTER
             650 PAGE MILL ROAD                        997 LENOX DRIVE BUILDING 3
            PALO ALTO, CA 94304                                SUITE 210
               (650) 493-9300                           LAWRENCEVILLE, NJ 08648
                                                             (609) 620-3211

                       ----------------------------------


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and satisfaction of the conditions as proposed in the merger agreement.

                       ----------------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                        CALCULATION OF REGISTRATION FEE

                TITLE OF EACH CLASS                                            PROPOSED MAXIMUM       PROPOSED MAXIMUM
                  OF SECURITIES TO                        AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING
                   BE REGISTERED                           REGISTERED           PER SECURITY(1)           PRICE(1)
Common Stock, $0.001 par value(3)(7)                         650,000                 $.565               $9,626,015
Common Stock issuable upon certain adjustment(4)....         162,500            Not Applicable         Not Applicable
Common Stock Purchase Warrants ("Warrants")(5)......         310,870            Not Applicable         Not Applicable
Common Stock issuable upon exercise of certain
 assumed warrants(6)(7).............................         96,474                  .565                 1,414,352
Totals..............................................           --                     --                 $11,040,367

                TITLE OF EACH CLASS                         AMOUNT OF
                  OF SECURITIES TO                        REGISTRATION
                   BE REGISTERED                             FEE(2)
Common Stock, $0.001 par value(3)(7)                           --
Common Stock issuable upon certain adjustment(4)....           --
Common Stock Purchase Warrants ("Warrants")(5)......           --
Common Stock issuable upon exercise of certain
 assumed warrants(6)(7).............................           --
Totals..............................................         $3,070

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(f).

(2) Calculated in accordance with Section 6(b) of the Securities Act of 1933 and Rule 457(f) promulgated thereunder. Registration fee previously paid.

(3) Represents the aggregate number of shares of Common Stock of the Registrant which may be (i) issued to former stockholders of Sparta Pharmaceuticals, Inc. ("Sparta") pursuant to the merger described herein and (ii) issuable upon exercise of the Warrants. To the extent that such shares are issuable upon exercise of the Warrants, such shares are being registered for resale by the purchasers thereof and their assigns and transferees on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. The Proposed Maximum Offering Price Per Security is $.565, representing the average of the high and low price of Sparta Common Stock as reported on the OTC Bulletin Board on June 8, 1999. The Proposed Maximum Aggregate Offering Price is the sum of (a) the product of (i) such Proposed Maximum Offering Price Per Security and (ii) 3,691,841 (the number of shares of Sparta Common Stock to be acquired by SuperGen pursuant to the merger) and (b) the product of (i) such Proposed Maximum Offering Price Per Security and (ii) 13,345,352 (the number of shares of Sparta Common Stock into which Sparta Series BC Convertible Preferred Stock, which is also being acquired by SuperGen pursuant to the merger, is convertible after giving effect to the proposed amendments to the conversion rate for such preferred stock).
(4) Represents the number of shares of Common Stock of the Registrant which may be issuable pursuant to the merger described herein in the event the average closing price per share of Common Stock of the Registrant on the Nasdaq National Market during a specified period before the closing of such merger is less than $5.00. The registration fee in respect of these securities is included within the registration fee payable pursuant to row one of the table above because pursuant to Rule 457(f) the calculation of the registration fee has been based only on the market value of the securities to be received by the Registrant from Sparta stockholders in the merger.
(5) Represents the warrants to purchase 310,870 shares of Common Stock of the Registrant which may be issuable if the average closing price per share of Common Stock of the Registrant on the Nasdaq National Market during a specified period before the closing of the merger described herein is greater than $12.00. The registration fee in respect of these securities is included within the registration fee payable pursuant to row one of the table above because pursuant to Rule 457(f) the calculation of the registration fee has been based only on the market value of the securities to be received by the Registrant from Sparta stockholders in the merger.
(6) Represents the number of shares of Common Stock of the Registrant which may be issuable upon exercise of warrants assumed ("Assumed Warrants") in connection with the merger described herein. Such shares are being registered for resale by the purchasers thereof and their assigns and transferees on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. The Proposed Maximum Offering Price Per Security is $.565, representing the average of the high and low price of Sparta Common Stock as reported on June 8, 1999. The Proposed Maximum Aggregate Offering Price is the product of (i) such Proposed Maximum Offering Price Per Security and (ii) 2,503,277 (the number of shares of Sparta Common Stock that would otherwise be issuable upon exercise of such Assumed Warrants).
(7) An indeterminate number of additional shares of Common Stock of the Registrant are to be registered hereunder, as provided in the Warrants and Assumed Warrants, in the event provisions against dilution therein become operative.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SPARTA PHARMACEUTICALS, INC.


                                ----------------


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 10, 1999


TO THE STOCKHOLDERS OF SPARTA PHARMACEUTICALS, INC.:


NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Sparta Pharmaceuticals, Inc. will be held on August 10, 1999 at 10:00 a.m. local time at Sparta's executive offices, 111 Rock Road, Horsham, Pennsylvania 19044 to consider a vote upon the following proposals:


    1. To approve and adopt the merger agreement among Sparta, SuperGen, Inc. and Royale Acquisition Corp., a wholly-owned subsidiary of SuperGen, and to approve a merger that will result in Sparta becoming a wholly-owned subsidiary of SuperGen. A copy of this merger agreement is attached as Appendix A to the proxy statement-prospectus accompanying this Notice.

    2. To approve amendments to Sparta's certificate of incorporation that increase the conversion rate of the Sparta Series BC Convertible Preferred Stock in exchange for the elimination of the liquidation preference for that preferred stock.

    3. To transact any other business as may properly come before the Sparta special meeting or any adjournment or postponement thereof.

The merger agreement, the proposed merger, the amendments to Sparta's certificate of incorporation and other related matters are more fully described in the attached proxy statement-prospectus.


Only Sparta stockholders of record at the close of business on July 6, 1999 are entitled to notice of, and to vote at, the Sparta special meeting and any adjournments or postponements thereof.


All Sparta stockholders are cordially invited to attend the Sparta special meeting in person. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE.You may revoke your proxy at any time before it has been voted, and, if you attend the meeting, you may vote in person even if you have previously returned your proxy card. Thank you for your continued support.

                                          Sincerely,

                                          Jerry B. Hook, Ph.D.
                                          Chairman, President and
                                          Chief Executive Officer


Horsham, Pennsylvania
July 9, 1999

                           PROXY STATEMENT-PROSPECTUS


                                PROXY STATEMENT
                                       OF
                          SPARTA PHARMACEUTICALS, INC.

                                   PROSPECTUS
                                       OF
                                 SUPERGEN, INC.


                                 DATED JULY 9, 1999


    The Boards of Directors of SuperGen, Inc. and Sparta Pharmaceuticals, Inc. have approved a merger agreement that would merge a subsidiary of SuperGen into Sparta. If the merger is completed, it would result in Sparta operating as a wholly-owned subsidiary of SuperGen and stockholders of Sparta becoming SuperGen stockholders. Upon completion of the merger, Sparta stockholders will receive 650,000 shares of SuperGen common stock (subject to adjustment as described below) in exchange for all shares of Sparta common stock and Sparta preferred stock that they own.

    This number of shares is subject to adjustment. Sparta stockholders will receive:

    - Fewer shares, if the average closing price per share of SuperGen common stock on the Nasdaq National Market during the 30 trading days before the closing of the merger is greater than $12.00. In that event, Sparta stockholders will receive a number of shares of SuperGen common stock equal to $7,800,000 divided by that average closing price. In addition, SuperGen will issue to Sparta stockholders warrants exercisable for SuperGen common stock in the amount of the decrease below 650,000 shares and exercisable at that average closing price per share of SuperGen common stock.

    - More shares, if the average closing price per share of SuperGen Common Stock on the Nasdaq National Market during the 30 trading days before the closing of the merger is less than $5.00. In that event, Sparta stockholders will receive a number of shares of SuperGen common stock equal to $3,250,000 divided by that average closing price.

    We estimate that the shares of SuperGen common stock to be issued to Sparta stockholders will represent approximately 3% of the outstanding SuperGen common stock after the merger based on the capitalization of SuperGen as of the date of this proxy statement-prospectus. This percentage includes shares of SuperGen common stock issuable upon exercise of the adjustment warrants, if any, issued to Sparta stockholders in the merger in the event the average closing price per share of SuperGen common stock on the Nasdaq National Market during the 30 trading days before the closing of the merger is greater than $12.00. This percentage does not include shares of SuperGen common stock that may eventually be issued (1) to holders of options or warrants for the purchase of Sparta capital stock that will be assumed by SuperGen in the merger or (2) to existing holders of options or warrants for the purchase of SuperGen common stock.

    Sparta has scheduled a special meeting for Sparta stockholders to vote on the matters described in this document. Whether or not you plan to attend the Sparta special meeting, please take the time to vote by completing and mailing the enclosed proxy card to Sparta. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will count as a vote in favor of the proposals. YOUR VOTE IS VERY IMPORTANT.


    You may vote at the Sparta special meeting if you own shares as of the close of business on July 6, 1999. The date, time and place of the Sparta special meeting is as follows:



August 10, 1999
10:00 a.m. local time
111 Rock Road
Horsham, Pennsylvania 19044


    This proxy statement-prospectus provides you with detailed information about the proposed merger. SuperGen provided the information concerning SuperGen. Sparta provided the information concerning Sparta. Please see "Where You Can Find More Information" on page 79 for additional information about SuperGen and Sparta.

                           --------------------------

    SUPERGEN COMMON STOCK TRADES ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL SUPG.

    SPARTA COMMON STOCK TRADES ON THE OTC BULLETIN BOARD UNDER THE SYMBOL SPTA.

    WE STRONGLY URGE YOU TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT-PROSPECTUS IN ITS ENTIRETY, INCLUDING THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING AT PAGE 16.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROXY STATEMENT-PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


    We are first mailing this proxy statement-prospectus and the form of proxy on or about July 9, 1999.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
SUMMARY OF THE PROXY STATEMENT--PROSPECTUS.................................................................          1
  THE COMPANIES............................................................................................          1
  QUESTIONS AND ANSWERS ABOUT THE SUPERGEN/SPARTA MERGER...................................................          2
  SUMMARY OF THE TRANSACTION...............................................................................          4
  SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA.........................................................         10
  COMPARATIVE MARKET PRICE DATA............................................................................         15

RISK FACTORS...............................................................................................         16
  Risks Related to the Merger..............................................................................         16
  Risks Related to SuperGen................................................................................         18
  Risks Related to Sparta..................................................................................         26

SPARTA SPECIAL MEETING.....................................................................................         29
  Date, Time, and Place of Sparta Special Meeting..........................................................         29
  Purpose..................................................................................................         29
  Voting by Proxy..........................................................................................         29
  Record Date and Outstanding Shares; Quorum...............................................................         29
  Vote Required............................................................................................         30
  General Vote.............................................................................................         30
  Separate Class Vote......................................................................................         30
  Revocability of Proxies..................................................................................         31
  Solicitation of Stockholder Approval.....................................................................         31
  Recommendation of Sparta Board...........................................................................         31

APPROVAL OF THE MERGER AND RELATED TRANSACTIONS............................................................         32
  SuperGen's Reasons for the Merger........................................................................         32
  Material Contacts and Board Deliberations................................................................         34
  Opinion of Sparta's Financial Advisor....................................................................         37
  Federal Income Tax Considerations........................................................................         42
  Stock Ownership Following Merger.........................................................................         44
  Interests of Sparta Executive Officers and Directors.....................................................         44
  Governmental and Regulatory Approvals....................................................................         45
  Dissenters' Rights.......................................................................................         45
  Accounting Treatment.....................................................................................         45
  Stock Exchange Listing...................................................................................         45

TERMS OF THE MERGER........................................................................................         46
  The Merger...............................................................................................         46
  Merger Consideration.....................................................................................         46
  Certificate of Incorporation and Bylaws of Sparta After the Merger.......................................         47
  Directors and Officers of Sparta After the Merger........................................................         47
  Conversion of Sparta Capital Stock as a Result of the Merger.............................................         47
  Sparta Stock Options and Stock Purchase Warrants.........................................................         48
  Procedure for Converting Sparta Capital Stock............................................................         48
  Form S-8 Filing..........................................................................................         49
  Tax and Accounting Consequences..........................................................................         49
  Representations and Warranties...........................................................................         49
  Conduct of Business of Sparta Pending the Merger.........................................................         50
  Conditions to the Merger.................................................................................         51

                                                                                                               PAGE
                                                                                                             ---------
  Termination of the Merger Agreement......................................................................         52
  Fees and Expenses........................................................................................         52
  Indemnification of Officers and Directors................................................................         53
  No Solicitation by Sparta of Other Offers................................................................         53
  Other Covenants..........................................................................................         53
  Affiliate Agreements.....................................................................................         54
  Voting Agreements........................................................................................         54

SUPERGEN AND SPARTA UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS......................................         55

ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF SPARTA STOCKHOLDERS........................................         63

SPARTA BUSINESS............................................................................................         65

SPARTA MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATION...............         66

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF SPARTA...................................         69

COMPARISON OF CAPITAL STOCK................................................................................         71
  Description of SuperGen Capital Stock....................................................................         71
  Description of Sparta Capital Stock......................................................................         71
  Comparison of Capital Stock of SuperGen and Sparta.......................................................         73

DISSENTERS' RIGHTS.........................................................................................         77

LEGAL MATTERS..............................................................................................         79

EXPERTS....................................................................................................         79

WHERE YOU CAN FIND MORE INFORMATION........................................................................         79

STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS............................................................         81

SPARTA PHARMACEUTICALS, INC. INDEX TO FINANCIAL STATEMENTS.................................................        F-1
Appendix A -- Agreement and Plan of Reorganizations........................................................        A-1
Appendix B -- Voting Agreement.............................................................................        B-1
Appendix C -- Opinion of Sparta's Financial Advisor........................................................        C-1
Appendix D -- Affiliate Agreement..........................................................................        D-1
Appendix E -- Delaware Appraisal Rights Provisions.........................................................        E-1

                   SUMMARY OF THE PROXY STATEMENT-PROSPECTUS

THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS REFERRED TO IN THIS PROXY STATEMENT-PROSPECTUS FOR A MORE COMPLETE UNDERSTANDING OF THE MERGER. IN PARTICULAR, YOU SHOULD READ THE DOCUMENTS ATTACHED TO THIS PROXY STATEMENT-PROSPECTUS, INCLUDING THE MERGER AGREEMENT, THE VOTING AGREEMENT, THE OPINION OF THE FINANCIAL ADVISOR TO SPARTA, THE AFFILIATE AGREEMENT AND THE FULL TEXT OF SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW, WHICH ARE ATTACHED AS APPENDICES A, B, C, D AND E, RESPECTIVELY. IN ADDITION, WE INCORPORATE BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT SUPERGEN AND SPARTA INTO THIS PROXY STATEMENT-PROSPECTUS. YOU MAY OBTAIN THE INFORMATION INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT-PROSPECTUS WITHOUT CHARGE BY FOLLOWING THE INSTRUCTIONS IN THE SECTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 79 OF THIS PROXY STATEMENT-PROSPECTUS.

                                 THE COMPANIES

SUPERGEN, INC.
Two Annabel Lane, Suite 220
San Ramon, California 94583
(925) 327-0200

    SuperGen is an emerging pharmaceutical company dedicated to the acquisition, rapid development and commercialization of products for the treatment of life-threatening diseases, particularly cancer. SuperGen seeks to minimize the time, expense and technical risk associated with drug commercialization by identifying, acquiring and developing pharmaceutical compounds in the later stages of development, rather than committing significant resources to the research phase of drug discovery.

    SuperGen is focusing its existing and proposed commercialization efforts on two drugs, Nipent-Registered Trademark- and Rubitecan (RFS 2000).

    SuperGen is currently marketing Nipent-Registered Trademark- in the United States for the treatment of hairy cell leukemia. SuperGen is also conducting clinical trials of Nipent-Registered Trademark- in order to seek FDA approval to expand its use for the treatment of additional forms of leukemia. Rubitecan (RFS
2000) is a drug compound in the late stage of clinical development. Clinical studies indicate it has the potential to treat a variety of solid tumors, including pancreatic, breast, lung, colorectal, ovarian and prostate cancers, and hematological disorders.

    SuperGen is also developing its product line of enhanced generic anticancer drugs using its Extra proprietary drug delivery technology. This technology, consisting of a delivery system incorporating the active drug cyclodextrin, has the following properties:

    - The form of a ready to inject, stable solution that increases the ease and safety of administration.

    - Increased shelf life, facilitating multiple doses from a single vial.

    - Less susceptibility to ulceration at the injection site due to shielding properties of the Extra formulation. The drug is released only upon circulation within the bloodstream.

    SuperGen's Extra technology is protected by a combination of exclusive and non-exclusive licenses and related patents. These patents were issued between 1991 and 1998. The licenses pertaining to the Extra platform generally are effective for the terms of the related patents.

    SuperGen seeks to expand its portfolio of anticancer drugs through the acquisition of products and product candidates, or companies owning those products or candidates, like Sparta, which complement its portfolio and provide SuperGen with market opportunities.

    SuperGen also has non-oncology programs in the large market areas of anemias and other blood cell disorders, obesity/diabetes and autoimmune diseases. SuperGen intends to seek partnerships with larger drug companies for the development and marketing of these non-oncology drug candidates.

    Throughout this proxy statement-prospectus, SuperGen uses the term "proprietary" to refer to some of its products and technology. By use of this term, SuperGen means to refer to those products and technology that are protected from competition by patents, licenses, manufacturing know-how or a combination of these competitive barriers.

    SuperGen was incorporated in March 1991 as a California corporation and changed its state of incorporation to Delaware in November 1997.

SPARTA PHARMACEUTICALS, INC.
111 Rock Road
Horsham, Pennsylvania 19044
(215) 442-1700

    Sparta is a development stage pharmaceutical company engaged in the business of acquiring rights to, and developing for commercialization, technologies and drugs for the treatment of a number of life threatening diseases including cancer, chronic metabolic disorders, cardiovascular disorders and inflammation. Sparta seeks to acquire or license compounds that have been previously tested in humans or animals and technologies that may improve the delivery or targeting of previously tested, and in some cases marketed, drugs.

    Sparta was incorporated in Delaware in June 1990 under the name "MediRx Pharmaceuticals, Inc." In May 1991, Sparta changed its name to "Sparta Pharmaceuticals, Inc."

                             QUESTIONS AND ANSWERS
                        ABOUT THE SUPERGEN/SPARTA MERGER

Q:  WHAT CONSIDERATION IS BEING OFFERED TO THE SPARTA STOCKHOLDERS?
    (SEE PAGE 46)

A: SuperGen will issue to Sparta stockholders 650,000 shares of SuperGen common stock in exchange for all outstanding shares of Sparta common stock and Sparta Series BC Convertible Preferred Stock. This number of shares is subject to the following adjustments:

    - Fewer shares will be issued if the average closing price per share of SuperGen common stock as reported by the Nasdaq National Market during the 30 trading days before the closing of the merger is greater than $12.00. In that event, Sparta stockholders will receive a number of shares of SuperGen common stock equal to $7,800,000 divided by that average closing price. In addition, SuperGen will issue to Sparta stockholders warrants to purchase SuperGen common stock in the amount of the decrease below 650,000 shares and exercisable at that average closing price per share of SuperGen common stock.

    - More shares will be issued if the average closing price specified above is less than $5.00. In that event, Sparta stockholders will receive a number of shares of SuperGen common stock equal to $3,250,000 divided by that average closing price.

Q:  AS A SPARTA COMMON STOCKHOLDER, WHAT WILL I SPECIFICALLY RECEIVE IN THE
    MERGER?
    (SEE PAGE 46)

A: If you are a Sparta common stockholder, for each share of Sparta common stock you own, you will receive a fraction of a share of SuperGen common stock equal to 650,000 (subject to the adjustments described above) divided by the aggregate number of shares of Sparta common stock outstanding as of the effective time of the merger, assuming conversion of all shares of Sparta Series BC Convertible Preferred Stock into shares of Sparta common stock. The fraction of a share of SuperGen common stock issuable per share of Sparta common stock in the merger is often referred to in the merger agreement and this proxy statement-prospectus as the applicable "exchange ratio."

        Subject to the adjustments described above, based on the capitalization of Sparta as of the record date, you will receive .03785 of a share of SuperGen common stock in exchange for each share of Sparta common stock. For example, if you own 1,000 shares of Sparta common stock, you will receive 37 shares of SuperGen common stock in exchange for your shares. You will receive only whole shares. You will receive cash in lieu of a fractional share.

Q: AS A SPARTA PREFERRED STOCKHOLDER, WHAT WILL I SPECIFICALLY RECEIVE IN THE MERGER?
    (SEE PAGES 46 AND 63)

A: If you are a Sparta preferred stockholder, for each share of Sparta Series BC Convertible Preferred Stock you own, you will receive a fraction of a share of SuperGen common stock equal to the applicable exchange ratio specified above multiplied by the conversion rate then applicable for the Sparta Series BC Convertible Preferred Stock (that is, .03785 multiplied by 16.4). As a condition to the merger, Sparta stockholders will be asked to approve amendments to Sparta's certificate of incorporation which increase the conversion rate for the Sparta Series BC Convertible Preferred Stock to
    16.4 from 2.666667 in exchange for the elimination of the liquidation preference for that preferred stock.


        Subject to the adjustments described above, assuming the increase in the conversion rate described above and based on the capitalization of Sparta as of the record date, you will receive .62074 of a share of SuperGen common stock in exchange for each share of Sparta Series BC Convertible Preferred Stock. For example, if you own 1,000 shares of Sparta Series BC Convertible Preferred Stock, you will receive 620 shares of SuperGen common stock in exchange for your shares. You will receive only whole shares. You will receive cash in lieu of a fractional share.


Q: WHEN IS THE SPARTA STOCKHOLDERS' MEETING RELATING TO THE MERGER AND WHAT SPECIFIC PROPOSALS WILL I BE ASKED TO CONSIDER?
    (SEE PAGE 29)

A: The Sparta special meeting will take place on August 10, 1999. At the Sparta special meeting, Sparta stockholders will be asked to consider the following specific proposals:


    - To approve and adopt the merger agreement and approve the merger. The Sparta board of directors unanimously recommends voting in favor of this proposal.

    - To approve amendments to Sparta's certificate of incorporation. The amendments will increase the conversion rate in effect for the Sparta Series BC Convertible Preferred Stock so that each full share will be convertible into 16.4 shares of Sparta common stock (instead of 2.666667 shares of Sparta common stock). In exchange for this increase in the conversion rate, the amendments will eliminate the liquidation preference to which the holders of Sparta Series BC Convertible Preferred Stock are currently entitled. The Sparta board of directors unanimously recommends voting in favor of this proposal.

        Sparta stockholders may also be asked to consider and vote upon other matters as may be properly brought before the Sparta special meeting.

Q: IF I AM NOT GOING TO ATTEND THE SPARTA STOCKHOLDERS MEETING, SHOULD I RETURN MY PROXY CARD INSTEAD?
    (SEE PAGE 29)

A: Yes. Please fill out and sign your proxy card and return it in the enclosed envelope as soon as possible. Returning your proxy card ensures that your shares will be represented at the Sparta special meeting.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?
    (SEE PAGE 29)

A: Your broker will not be able to vote your shares without instructions from you. Therefore, it is very important that you instruct your broker to vote your shares, following the procedures provided by your broker.

Q:  WHAT DO I DO IF I WANT TO CHANGE MY VOTE?
    (SEE PAGE 31)

A: Send in a later-dated, signed proxy card to Sparta's secretary before the Sparta special meeting, send a written notice to Sparta's secretary before the Sparta special meeting stating that the proxy is revoked or attend the Sparta special meeting in person and vote. If you have instructed your broker to vote your shares, you must follow the directions received from your broker to change those instructions.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?
    (SEE PAGE 49)

A: No. After the merger is completed, we will mail to you (1) a letter of transmittal with respect to the surrender of your certificates representing your shares of Sparta capital stock and (2) instructions for the use of that letter of transmittal.

                           SUMMARY OF THE TRANSACTION

STRUCTURE OF THE TRANSACTION
  (SEE PAGE 46)

    SuperGen and Sparta have entered into the merger agreement. As a result of the merger of a wholly-owned subsidiary of SuperGen into Sparta, Sparta will become a wholly-owned subsidiary of SuperGen. Following the merger, you will be a stockholder of SuperGen.

REASONS FOR THE MERGER
  (SEE PAGE 32)

    The Sparta board of directors has determined that the merger agreement and the merger are in the best interests of Sparta and its stockholders. In reaching its decision, the Sparta board considered a number of factors, including but not limited to the following:

    - The fact that the merger would provide Sparta stockholders with the opportunity to receive SuperGen common stock trading at a premium over the price at which Sparta common stock was trading since the delisting of the Sparta common stock from the Nasdaq SmallCap Market and to retain an equity interest in the combined entity.

    - Sparta's cash position and its prospects for securing additional financing absent the merger.

    - The financial and other analyses presented by Sparta's financial advisor.

    - The oral commitment of SuperGen to continue various clinical trials being conducted by Sparta, subject to ongoing review by the SuperGen board of directors.

    - The experience of SuperGen and its management in conducting clinical trials and seeking FDA approval for therapies and diagnostics related to cancer.

    - Larger public float and trading volume of shares of SuperGen common stock on the Nasdaq National Market compared with the public float and trading volume of shares of Sparta common stock on the OTC Bulletin Board.

    - An assessment of possible strategic alternatives, including remaining a separate company, joint ventures and other acquisitions, taking into consideration the marketing activities conducted by Sparta's management and its advisors in pursuing these strategic alternatives.

    The Sparta board also considered that Sparta stockholders would have the opportunity to participate in the potential growth of SuperGen following the merger. However, the Sparta board also recognized that the potential benefits of the merger may not be realized and that there are a number of other risks and uncertainties related to the merger.

    The SuperGen board of directors has approved the merger agreement and the merger. The SuperGen board also considered the potential benefits of the merger as well as the risks and uncertainties related to the merger.

RISKS OF THE MERGER
  (SEE PAGE 16)

    In considering whether to approve the merger agreement and the merger, you should consider all the risks of the merger, including the risks that the potential benefits of the merger may not be realized, that SuperGen's business may not be successful and that the market price of SuperGen common stock will fluctuate and could decline in the future.

RESALE OF SUPERGEN COMMON STOCK RECEIVED IN THE MERGER
  (SEE PAGE 54)

    All of Sparta's stockholders, other than Sparta's executive officers, directors and stockholders who own more than 10% of Sparta's outstanding capital stock, will generally be permitted to resell the SuperGen common stock they receive in the merger without restriction. Sparta's executive officers, directors and significant stockholders will be able to resell their SuperGen common stock received in the merger only if they comply with securities laws.

LISTING OF SUPERGEN COMMON STOCK
  (SEE PAGE 45)

    The shares of SuperGen common stock (and any warrants for the purchase of SuperGen common stock issued in the event that the average closing price of SuperGen common stock is greater than $12.00 per share as described above) issued in connection with the merger will be listed on the Nasdaq National Market.

YOUR RIGHTS AS A HOLDER OF SUPERGEN COMMON STOCK
  (SEE PAGE 73)

    Following the merger, you will be a SuperGen stockholder. There are important differences between the rights of stockholders of Sparta and stockholders of SuperGen. In considering whether to approve the merger agreement and the merger, you should consider these differences.

RECORD DATE; VOTING POWER
  (SEE PAGE 29)


    You are entitled to vote at the Sparta special meeting if you own shares of Sparta common stock and/or Sparta Series BC Convertible Preferred Stock as of the close of business on July 6, 1999, the record date.


    At the close of business on the record date, 3,691,841 shares of Sparta common stock and 813,741 shares of Sparta Series BC Convertible Preferred Stock were outstanding and entitled to vote at the Sparta special meeting. You will have one vote at the Sparta special meeting for each share of Sparta common stock you owned as of the record date and 2.666667 votes for each share of Sparta Series BC Convertible Preferred Stock you owned as of the record date.

RECOMMENDATION TO SPARTA STOCKHOLDERS
  (SEE PAGE 34)

    The Sparta board believes that the merger is fair to, and is in the best interests of, both you and Sparta. The Sparta board unanimously recommends that you vote "for" the proposal to approve and adopt the merger agreement and approve the merger. In addition, the Sparta board unanimously recommends that you vote "for" the proposal to approve the amendments to Sparta's certificate of incorporation.

VOTE REQUIRED
  (SEE PAGE 30)

    The affirmative vote of a majority of the outstanding shares of Sparta common stock and Sparta Series BC Convertible Preferred Stock on an as-converted basis as of the record date is required to approve the proposals to approve and adopt the merger agreement, approve the merger and approve the amendments to Sparta's certificate of incorporation require.

    In addition, the proposal to approve the amendments to Sparta's certificate of incorporation will require a separate class vote of holders of the Sparta Series BC Convertible Preferred Stock. The affirmative vote of the holders of a majority of the outstanding shares of Sparta Series BC Convertible Preferred Stock as of the record date is required.

    Even if the affirmative votes required to approve the amendments to Sparta's certificate of incorporation are obtained, the amendments will not be effective unless the Sparta stockholders also approve and adopt the merger agreement and approve the merger. Conversely, even if the affirmative vote required to approve and adopt the merger agreement and approve the merger is obtained, the merger will not be effective unless the Sparta stockholders approve the amendments to Sparta's certificate of incorporation.

SHARE OWNERSHIP OF SPARTA DIRECTORS AND
  EXECUTIVE OFFICERS
  (SEE PAGE 69)

    As of the record date and assuming the conversion of all Sparta Series BC Convertible Preferred Stock held by them, the directors and executive officers of Sparta, as a group, were entitled to vote 208,038 shares of Sparta common stock or approximately 3.5% of the outstanding voting shares. They were entitled to vote 15,000 shares of Sparta Series BC Convertible Preferred Stock, or approximately 1.8% of the Sparta Series BC Convertible Preferred Stock. The directors and executive officers of Sparta had the right to acquire up to an additional 223,501 shares of Sparta common stock under Sparta stock options and stock purchase warrants exercisable within 60 days of the record date.

VOTING AGREEMENTS
  (SEE PAGE 54)

    Executive officers, directors (and stockholders related to directors) and 10% or greater stockholders of Sparta, beneficially owned, in the aggregate, approximately 14.6% of the outstanding shares of Sparta common stock on an as-converted basis and approximately 20.9% of the outstanding shares of the Sparta Series BC Convertible Preferred Stock as of the date of the merger agreement. These stockholders have entered into voting agreements that require that they vote their shares of Sparta common stock and Sparta Series BC Convertible Preferred Stock in favor of approval and adoption of the merger agreement and approval of the merger and in favor of any other actions contemplated by the merger agreement or required in furtherance of the merger. These voting agreements also require that these stockholders deliver proxies with respect to these matters to SuperGen that cannot be revoked. The form of the voting agreement and the related irrevocable proxy are included as Appendix B to this proxy statement-prospectus.

WHEN THE MERGER WILL OCCUR
  (SEE PAGE 46)

    Unless SuperGen and Sparta otherwise agree, we will complete the merger no later than the second business day after all of the conditions to closing contained in the merger agreement have been satisfied or waived. The merger will become effective when we file a certificate of merger with the State of Delaware.

    Assuming that both companies satisfy or waive all of the conditions in the merger agreement as quickly as possible, we hope to complete the merger by September 1999.

TREATMENT OF OPTIONS AND WARRANTS
  (SEE PAGE 48)

    At the effective time of the merger, each option to purchase Sparta common stock will convert into an option to purchase that number of whole shares of SuperGen common stock equal to the product of the number of shares of Sparta common stock that were issuable upon exercise of that option multiplied by the exchange ratio for Sparta common stock, rounded to the nearest whole share. Each option will be exercisable at an adjusted exercise price, rounded to the nearest whole cent. SuperGen will assume each option to purchase Sparta common stock in accordance with the terms of the stock option plan under which the Sparta stock option was issued. Likewise, each outstanding warrant to purchase Sparta common stock will convert into a warrant to purchase that number of whole shares of SuperGen Common Stock equal to the product of the number of shares of Sparta common stock that were issuable upon exercise of that warrant multiplied by the exchange ratio for Sparta common stock, rounded to the nearest whole share. Each Sparta stock purchase warrant will be exercisable at an adjusted exercise price, rounded to the nearest whole cent. The terms and conditions that will apply to the new option or warrant will be substantially the same as the terms and conditions that apply to the existing option or warrant.

OWNERSHIP OF SUPERGEN FOLLOWING THE MERGER
  (SEE PAGE 44)


    Assuming no adjustments to the consideration payable by SuperGen in the merger, SuperGen will issue to Sparta stockholders an aggregate of 650,000 shares of SuperGen common stock. This number does not include shares that may be issued in the future upon exercise of Sparta stock purchase warrants or Sparta stock options assumed by SuperGen in the merger. In addition, SuperGen will be obligated to issue an additional aggregate of 110,343 shares of SuperGen common stock if and when Sparta stock purchase warrants and the Sparta stock options assumed in the merger are exercised. Based on the number of shares of SuperGen common stock outstanding as of the record date (not including outstanding SuperGen options or warrants), and after giving effect to the issuance of SuperGen common stock in connection with the merger and the exercise of all Sparta stock options and Sparta stock purchase warrants assumed by SuperGen, the former holders of Sparta common stock, Sparta Series BC Convertible Preferred Stock, Sparta stock options and Sparta stock purchase warrants will hold approximately 3% of the total number of shares of SuperGen common stock issued and outstanding.


    As of the record date, Sparta stock options to be assumed in the merger would represent the right to purchase an aggregate of 13,869 shares of SuperGen common stock with exercise prices ranging from $58.78 to $792.60 per share. As of the record date, the Sparta stock purchase warrants to be assumed in the merger would represent the right to purchase an aggregate of 96,474 shares of SuperGen common stock with exercise prices ranging from $55.48 to $871.86 per share.

FEDERAL INCOME TAX CONSEQUENCES
  (SEE PAGE 42)

    SuperGen and Sparta intend that the merger be treated as a tax-free reorganization for federal income tax purposes. Sparta stockholders should not recognize gain or loss in the merger (other than on cash received for a fraction of a share or cash received upon exercise of dissenters' rights, which cash will be subject to tax). The merger agreement does not require the parties to obtain a ruling from the IRS as to the tax consequences of the merger. It is a condition to the consummation of the merger that each of Sparta and SuperGen receive opinions from their legal counsel that, based on various assumptions and certifications, the IRS will treat the merger as a tax-free reorganization for federal income tax purposes.

    TAX MATTERS ARE VERY COMPLICATED. THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, LOCAL AND FOREIGN TAX.

OPINION OF FINANCIAL ADVISOR
  (SEE PAGE 37)

    In deciding to approve the merger, the Sparta board considered the opinion of Spencer Trask Securities, Inc., its financial advisor, which stated that the exchange ratio as set forth in the merger agreement was fair, from a financial point of view, to Sparta's stockholders. This opinion is attached as Appendix C to this proxy statement-prospectus. We encourage you to read this opinion carefully and in its entirety.

INTERESTS OF SPARTA EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER
  (SEE PAGE 44)

    Sparta stockholders should note that Sparta executive officers and directors have interests in the merger that are different from, or in addition to, your interest as a stockholder. If SuperGen and Sparta complete the merger, SuperGen will continue indemnification arrangements for persons serving as directors and officers of Sparta at the time of the merger. Also, SuperGen will maintain a policy of directors' and officers' liability insurance for the benefit of those persons for six years after the merger. In addition, the executive officers of Sparta are entitled to various benefits under existing employment agreements, stock option agreements and promissory notes as a result of the merger. One of Sparta's executive officers has also agreed to become an executive officer of SuperGen at or about the effective time of the merger.

CONDITIONS TO THE MERGER
  (SEE PAGE 51)

    SuperGen will complete the merger only if a number of conditions are either satisfied or waived by SuperGen, some of which include:

    - The representations and warranties of Sparta made in the merger agreement are accurate in all material respects.

    - Sparta performs covenants and obligations contained in the merger agreement in all material respects.

    - The Sparta stockholders adopt and approve the merger agreement and the merger and approve the amendments to Sparta's certificate of incorporation.

    - The value of the cash and cash equivalents of Sparta at the time of the closing is at least the amounts agreed to by the parties.

    - There has been no event or change that has had a material adverse effect on Sparta.

    - There are no restraining orders, injunctions and other governmental orders preventing the consummation of the merger.

    Sparta will complete the merger only if a number of conditions are satisfied or waived by Sparta, some of which include:

    - The representations and warranties of SuperGen made in the merger agreement are accurate in all material respects.

    - SuperGen performs covenants and obligations contained in the merger agreement in all material respects.

    - The Sparta stockholders adopt and approve the merger agreement and approve the merger and approve the amendments to Sparta's certificate of incorporation.

    - There has been no event or change that has had a material adverse effect on SuperGen.

    - The SuperGen common stock to be issued in the merger is authorized for listing on the Nasdaq National Market.

    - There are no restraining orders, injunctions and other governmental orders preventing the consummation of the merger.

NO SOLICITATION
  (SEE PAGE 53)

    Sparta has agreed, subject to exceptions set forth in the merger agreement, not to initiate or engage in discussions regarding a business combination with any other party other than SuperGen until the earlier of the effective time of the merger or termination of the merger agreement pursuant to its terms.

TERMINATION OF THE MERGER AGREEMENT
  (SEE PAGE 52)

    Either SuperGen or Sparta may terminate the merger agreement at any time prior to the effective time of the merger, whether before or after approval of the merger by Sparta stockholders, if:

    - The SuperGen and Sparta boards mutually consent.

    - We do not complete the merger by September 15, 1999 (or October 15, 1999 under circumstances specified in the merger agreement).

    - A governmental entity issues an order, decree or ruling or takes any other action which permanently prevents us from consummating the merger.

    - The required approvals of the Sparta stockholders are not obtained.

    - The Sparta Board approves or recommends an "SPI Superior Proposal" (as defined in the merger agreement).

    SuperGen may terminate the merger agreement at any time prior to the effective time of the merger, whether before or after approval of the merger by Sparta stockholders, if:

    - The Sparta board withholds, withdraws or modifies, in a manner adverse to SuperGen, its approval or recommendation in favor of adoption and approval of the merger agreement and the merger.

    - Sparta breaches any of its representations, warranties or covenants contained in the merger agreement (subject to cure provisions).

    Sparta may terminate the merger agreement at any time prior to the effective time of the merger, whether before or after approval of the merger by Sparta stockholders, if:

    - SuperGen breaches any of its representations, warranties or covenants contained in the merger agreement (subject to cure provisions).

EXPENSES AND TERMINATION FEES
  (SEE PAGE 52)

    SuperGen and Sparta have agreed that we will each pay our own fees and expenses in connection with the merger, whether or not we consummate the merger, except that we will share equally all fees and expenses (other than attorneys' and accountants' fees) in connection with the printing and filing of this proxy statement-prospectus and the registration statement of which this proxy statement-prospectus is a part. In addition, Sparta has agreed to pay SuperGen an amount equal to 150% of costs and expenses incurred by SuperGen in connection with the merger agreement and the transactions contemplated by the merger agreement if the merger agreement is terminated under various circumstances, including for breaches of the merger agreement by Sparta. Similarly, SuperGen is obligated to pay Sparta similar costs and expenses if the merger agreement is terminated for breaches of the merger agreement by SuperGen.

AFFILIATE AGREEMENTS
  (SEE PAGE 54)
    Some Sparta stockholders who might be considered affiliates of Sparta under applicable securities laws have executed and delivered affiliate agreements to SuperGen. The purpose of these agreements is to comply with the requirements of federal securities laws, which, among other things, restrict these individuals' ability to dispose of SuperGen common stock received in the merger. A form of these affiliate agreements is included as Appendix D to this proxy statement-prospectus.

ANTICIPATED ACCOUNTING TREATMENT
  (SEE PAGE 45)
    We expect the merger will be accounted for under the purchase method of accounting.

RIGHTS OF DISSENTING STOCKHOLDERS
  (SEE PAGE 45)

    If you vote against the merger you may be entitled to appraisal rights under applicable Delaware law. If you desire to exercise your appraisal rights you must satisfy all of the conditions of Section 262 of the Delaware General Corporation Law. You are strongly urged to read the full text of Section 262, which is included as Appendix E to this proxy statement-prospectus.

MARKETS AND MARKET PRICES

    SuperGen common stock is quoted on the Nasdaq National Market under the symbol "SUPG." Sparta common stock is quoted on the OTC Bulletin Board under the symbol "SPTA." Following the consummation of the merger, Sparta common stock will cease to be quoted on the OTC Bulletin Board.

    The following table sets forth the closing sale price per share of SuperGen common stock as reported on the Nasdaq National Market and of Sparta common stock as reported on the OTC Bulletin Board and the equivalent estimated per share price (as explained below) of Sparta common stock, each as of January 15, 1999, the last trading day before SuperGen and Sparta announced that they signed the merger agreement.


                         SPARTA COMMON   EQUIVALENT SPARTA
SUPERGEN COMMON STOCK    STOCK CLOSING    PER SHARE PRICE
    CLOSING PRICE            PRICE              (1)
----------------------  ---------------  -----------------
        $10.56             $     .23         $     .40


------------------------

(1) The equivalent Sparta per share price represents 3.785% of the price of one share of SuperGen common stock and ignores any dilutive effect of the merger.

    We cannot guarantee or predict the actual prices of SuperGen and Sparta common stock prior to or at the time SuperGen and Sparta consummate the merger.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

    The tables on the following three pages present (1) selected historical financial data of SuperGen, (2) selected historical financial data of Sparta and
(3) unaudited selected pro forma combined financial information of SuperGen and Sparta, which reflects the proposed transaction and assumes the purchase method of accounting.

    The selected historical financial data of SuperGen has been derived from the audited historical consolidated financial statements and related notes of SuperGen for each of the three years in the period ended December 31, 1998, nine months ended December 31, 1995 and the year ended March 31, 1995 and the unaudited financial statements for the quarters ended March 31, 1998 and 1999. The selected historical financial data of Sparta has been derived from the audited historical consolidated financial statements and related notes of Sparta for each of the years in the five-year period ended December 31, 1998 and the unaudited financial statements for the quarters ended March 31, 1998 and 1999. This historical information is only a summary and it is qualified by reference to, and should be read in conjunction with, the historical financial statements and related notes. The unaudited selected pro forma combined financial information has been derived from the unaudited pro forma combined financial statements included elsewhere in this proxy statement-prospectus and should be read in conjunction with the unaudited pro forma combined financial statements and related notes.

                                    SUPERGEN
                       SELECTED HISTORICAL FINANCIAL DATA
                    (In Thousands, Except per Share Amounts)

                                                                                                              THREE MONTHS
                                                 NINE MONTHS                                                     ENDED
                                   YEAR ENDED       ENDED       YEAR ENDED     YEAR ENDED    YEAR ENDED        MARCH 31,
                                    MARCH 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,  DECEMBER 31,  --------------------
                                      1995          1995           1996           1997          1998        1998       1999
                                   -----------  -------------  -------------  ------------  ------------  ---------  ---------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)              (UNAUDITED)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Revenues:
  Net sales......................   $      --     $      --      $     264     $    1,802    $    3,004   $     758  $     916
  Contract revenues from related
    party........................         169            13             --             --            --          --         --
                                   -----------  -------------  -------------  ------------  ------------  ---------  ---------
    Total revenues...............         169            13            264          1,802         3,004         758        916
Operating expenses:
  Cost of sales..................          --            --            283          1,539         1,925         325        708
  Research and development.......       2,986         2,174          6,152          8,583        10,511       2,777      3,120
  Sales and marketing............         198           161            982          2,018         3,232         642      1,232
  General and administrative.....         735           482          1,912          2,934         3,814       1,135        863
  Acquisition of in-process
    research and development.....          --            --            442          3,506            --          --         --
                                   -----------  -------------  -------------  ------------  ------------  ---------  ---------
    Total operating expenses.....       3,919         2,817          9,771         18,580        19,482       4,879      5,923
                                   -----------  -------------  -------------  ------------  ------------  ---------  ---------
  Loss from operations...........      (3,750)       (2,804)        (9,507)       (16,778)      (16,478)     (4,121)    (5,007)
  Interest income................         111            75            749            782           901         292        140
                                   -----------  -------------  -------------  ------------  ------------  ---------  ---------
    Net loss.....................   $  (3,639)    $  (2,729)     $  (8,758)    $  (15,996)   $  (15,577)  $  (3,829) $  (4,867)
                                   -----------  -------------  -------------  ------------  ------------  ---------  ---------
                                   -----------  -------------  -------------  ------------  ------------  ---------  ---------
Basic and diluted net loss per
  common share...................   $   (0.31)    $   (0.22)     $   (0.55)    $    (0.85)   $    (0.77)  $   (0.19) $   (0.23)
                                   -----------  -------------  -------------  ------------  ------------  ---------  ---------
                                   -----------  -------------  -------------  ------------  ------------  ---------  ---------
Basic and diluted weighted
  average number of shares
  outstanding....................      11,908        12,629         15,961         18,765        20,353      20,235     21,063
                                   -----------  -------------  -------------  ------------  ------------  ---------  ---------
                                   -----------  -------------  -------------  ------------  ------------  ---------  ---------

                                                                               DECEMBER 31,
                                                    MARCH 31,   ------------------------------------------   MARCH 31,
                                                      1995        1995       1996       1997       1998        1999
                                                   -----------  ---------  ---------  ---------  ---------  -----------
                                                                              (IN THOUSANDS)                (UNAUDITED)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents........................   $   2,014   $   1,815  $  13,915  $  23,326  $   8,614   $   5,750
Property, plant and equipment, net...............         188         150        411      2,906      2,939       2,847
Total assets.....................................       2,440       2,162     17,936     30,772     19,793      18,130
Current liabilities..............................         407         511      2,229      2,205      2,975       3,778
Stockholders' equity.............................       2,033       1,651     15,707     28,567     16,818      14,352

                                     SPARTA
                       SELECTED HISTORICAL FINANCIAL DATA

                                                                                              THREE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                             MARCH 31,           PERIOD FROM
                          ---------------------------------------------------------------  ------------------------  JUNE 12, 1990
                             1994         1995        1996(1)       1997         1998         1998         1999      (INCEPTION) TO
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------  MARCH 31, 1999
                                                                                                                     --------------
                                                                                                 (UNAUDITED)          (UNAUDITED)
STATEMENT OF OPERATIONS
  DATA:
Revenues:
  Interest income.......  $   114,648  $   121,438  $   296,730  $   445,606  $   236,467  $    76,745  $    23,071   $  1,293,536
  Grant income and
    contract revenue....      109,995       17,875           --      155,206      612,407      144,252      132,760      1,028,243
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------  --------------
    Total revenues......      224,643      139,313      296,730      600,812      848,874      220,997      155,831      2,321,779
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------  --------------
Operating expenses:
  Research and
    development.........    2,013,934    1,819,887    3,176,742    3,748,216    3,663,055      931,577      802,287     17,394,705
  General and
    administrative......    1,360,367      961,833    1,404,955    1,497,006    1,247,880      284,567      330,328      8,912,752
  Charge for acquired
    research and
    development.........           --           --    3,062,913      235,000           --           --           --      3,297,913
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------  --------------
    Total operating
      expenses..........    3,374,301    2,781,720    7,644,610    5,480,222    4,910,935    1,216,144    1,132,615     29,605,370
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------  --------------
Net loss................  $(3,149,658) $(2,642,407) $(7,347,880) $(4,879,410) $(4,062,061) $  (995,147) $  (976,784)  $(27,283,591)
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------  --------------
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------  --------------
Basic and diluted net
  loss per common
  share.................  $     (2.85) $     (2.14) $     (4.64) $     (2.16) $     (1.18) $     (0.31) $     (0.26)
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Basic and diluted
  weighted average
  number of shares
  outstanding...........    1,106,899    1,233,563    1,582,414    2,260,261    3,446,252    3,189,207    3,688,360
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------

                                                            DECEMBER 31,
                                   --------------------------------------------------------------
                                                                                                    MARCH 31,
                                      1994        1995        1996(1)       1997         1998         1999
                                   ----------  -----------  -----------  -----------  -----------  -----------
                                                                                                   (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents........  $2,348,522  $   734,296  $10,246,812  $ 4,767,317  $ 2,470,359  $ 1,532,163
Short term investments...........   1,099,877           --           --    1,473,275           --           --
Working capital..................   3,249,449      728,560    9,700,066    5,568,130    1,956,988    1,046,556
Total assets.....................   3,626,680      999,966   11,086,283    6,816,251    2,740,980    1,809,031
Deficit accumulated during the
  development stage..............  (7,375,049) (10,017,456) (17,365,336) (22,244,746) (26,306,807) (27,283,591)
Total stockholders' equity.......   3,369,004      814,105   10,456,786    6,075,011    2,212,890    1,252,908

------------------------------

(1) Sparta acquired the business and assets of Lexin Pharmaceutical Corp., a development stage company, in March 1996.

                              SUPERGEN AND SPARTA
          UNAUDITED SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION

    The unaudited pro forma condensed combined financial information set forth below gives effect to the merger as a purchase. The unaudited pro forma condensed combined statements of operations for year ended December 31, 1998 and for the three-month period ended March 31, 1999, combine the historical statements of operations of SuperGen and Sparta as if the merger had occurred on January 1, 1998. The unaudited pro forma condensed combined balance sheet data as of March 31, 1999 gives effect to the merger as if it had occurred on March 31, 1999, and gives effect to the allocation of the purchase price to the Sparta assets acquired, including in-process research and development and assumed liabilities. This data should be read in conjunction with the selected historical financial information, the unaudited pro forma condensed combined financial statements and the separate historical financial statements of SuperGen and Sparta incorporated by reference and included elsewhere in this proxy statement-prospectus, respectively. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the merger been completed at the beginning of the earliest period presented, and such information should not be construed as representative of future operating results or financial position.


                                                                                                 THREE MONTHS
                                                                                YEAR ENDED          ENDED
                                                                             DECEMBER 31, 1998  MARCH 31, 1999
                                                                             -----------------  --------------
                                                                              (IN THOUSANDS, EXCEPT PER SHARE
                                                                                           DATA)
STATEMENTS OF OPERATIONS DATA:
Revenue:
  Net sales................................................................     $     3,004       $      916
  Grant income and contract revenue........................................             613              133
                                                                                   --------          -------
    Total revenue..........................................................           3,617            1,049
Expenses:
  Cost of Sales............................................................           1,925              708
  Research and development.................................................          14,174            3,922
  Sales and marketing......................................................           3,232            1,232
  General and Administrative...............................................           5,062            1,193
  Amortization of purchased intangible assets..............................             145               21
                                                                                   --------          -------
    Total operating costs..................................................          24,538            7,076
                                                                                   --------          -------
Operating loss.............................................................         (20,921)          (6,027)
Interest icome.............................................................           1,137              163
                                                                                   --------          -------
Net loss...................................................................     $   (19,784)      $   (5,864)
                                                                                   --------          -------
                                                                                   --------          -------
Net loss per share--basic and diluted......................................     $     (0.95)      $    (0.27)
                                                                                   --------          -------
                                                                                   --------          -------
Shares used in computing basic and diluted net loss per share..............          20,831           21,541
                                                                                   --------          -------
                                                                                   --------          -------



                                                                                                    MARCH 31, 1999
                                                                                                    --------------
BALANCE SHEET DATA:
  Cash and cash equivalents.......................................................................    $    7,282
  Working capital.................................................................................        10,013
  Total assets....................................................................................        20,414
  Accumulated deficit.............................................................................       (67,990)
  Total stockholders' equity......................................................................        15,830

                           COMPARATIVE PER SHARE DATA

    The following table sets forth historical per share data of SuperGen and Sparta and combined per share data on an unaudited pro forma basis. You should refer to the selected historical financial data and the unaudited pro forma combined condensed financial information and related notes included elsewhere in this proxy statement-prospectus. The unaudited pro forma combined financial data are not necessarily indicative of the operating results or financial position that would have been achieved had the merger been consummated as of the beginning of the periods presented and should not be construed as representative of future operating results or financial position.

                                                                              YEAR ENDED       THREE MONTHS ENDED
                                                                           DECEMBER 31, 1998     MARCH 31, 1999
                                                                           -----------------  ---------------------
Historical SuperGen:
  Basic and diluted net loss per common share............................      $   (0.77)           $   (0.23)

Historical Sparta:
  Basic and diluted net loss per common share............................      $   (1.18)           $   (0.26)

Pro Forma Combined Net Loss (1):
  Per SuperGen share--Basic..............................................      $   (0.95)           $   (0.27)
  Equivalent per Sparta share--Basic (2).................................      $   (0.04)           $   (0.01)

                                                                                                          AS OF
                                                                                                     MARCH 31, 1999
                                                                                                    -----------------
Book value per share (3):
  Historical SuperGen.............................................................................      $    0.68
  Historical Sparta...............................................................................      $    0.34
  Pro forma combined per SuperGen share ..........................................................      $    0.73
  Pro forma combined equivalent per Sparta share .................................................      $    0.03

------------------------

(1) SuperGen estimates it will incur direct transaction costs of approximately $250,000 associated with the merger, which will be included in the purchase price upon consummation of the merger. The pro forma combined net loss will include charges for in-process research and development and amortization of intangible assets acquired. See "Unaudited Pro Forma Combined Financial Information" and accompanying notes thereto.

(2) The pro forma combined net loss per equivalent Sparta share amounts is calculated by multiplying the SuperGen pro forma combined net income per share amounts by the estimated exchange ratio of .03785 after giving effect to the adjustment to the Sparta Series BC Convertible Preferred Stock conversion rate.

(3) The historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding as of March 31, 1999. The pro forma combined book value per share data gives effect to the estimated direct transaction costs as if these costs had been incurred as of the respective balance sheet date. The pro forma combined book value per share data does not include additional costs, which costs are not currently estimable, expected to be incurred relating to integrating the companies. The pro forma combined book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock outstanding as of March 31, 1999 (and for Sparta, all shares of Sparta Series BC Convertible Preferred Stock are assumed to convert to Sparta common stock on a 16.4 for 1 basis).

                         COMPARATIVE MARKET PRICE DATA

    The table below sets forth, for the calendar quarters indicated, the reported (1) high and low bid prices of SuperGen common stock as reported on the Nasdaq National Market and (2) high and low bid prices of Sparta common stock as reported on the Nasdaq SmallCap Market until December 1, 1998 and on the OTC Bulletin Board since that date.


                                                                            SUPERGEN               SPARTA
                                                                          COMMON STOCK        COMMON STOCK (1)
                                                                      --------------------  --------------------
                                                                        HIGH        LOW       HIGH        LOW
                                                                      ---------  ---------  ---------  ---------
1997 CALENDAR YEAR
  First Quarter.....................................................  $   14.13  $    9.63  $    7.19  $    3.44
  Second Quarter....................................................      14.75      10.88       4.84       2.50
  Third Quarter.....................................................      18.81      12.88       4.22       2.34
  Fourth Quarter....................................................      18.63      14.50       4.22       1.25

1998 CALENDAR YEAR
  First Quarter.....................................................  $   15.13  $   11.69  $    2.97  $    1.25
  Second Quarter (1)................................................      17.75       9.63       3.75       1.09
  Third Quarter.....................................................      12.50       5.13       1.19        .38
  Fourth Quarter....................................................       9.31       5.38        .44        .16

1999 CALENDAR YEAR
First Quarter.......................................................  $   12.63  $    8.22  $     .88  $     .20
Second Quarter (through June 25, 1999)..............................      19.63      10.25        .66        .36


------------------------

(1) Effective May 13, 1998, Sparta common stock was split 1-for-5. All prices have been restated to reflect this reverse stock split.


    On January 15, 1999, the last full trading day prior to the public announcement of the execution and delivery of the merger agreement, the closing prices on the Nasdaq National Market and the OTC Bulletin Board, respectively, were $10.56 per share of SuperGen common stock and $.23 per share of Sparta common stock. On June 25, 1999, the closing prices on the Nasdaq National Market and the OTC Bulletin Board, respectively, were $14.38 per share of SuperGen common stock and $.51 per share of Sparta common stock.



    Neither SuperGen nor Sparta has ever paid cash dividends. Each of SuperGen and Sparta currently intends to retain any future earnings for development of its business and not to distribute earnings to stockholders as dividends. After the effective time of the merger, the declaration and payment by SuperGen of any future dividends and the amounts of any future dividends will depend upon its results of operations, financial condition, cash requirements, future prospects, limitations imposed by credit agreements or senior securities and other factors deemed relevant by its board of directors.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW, ELSEWHERE IN THIS PROXY STATEMENT-PROSPECTUS AND IN THE DOCUMENTS EACH OF SUPERGEN AND SPARTA HAS INCORPORATED INTO THIS PROXY STATEMENT-PROSPECTUS BY REFERENCE IN DECIDING ON THE PROPOSALS IN THIS PROXY STATEMENT-PROSPECTUS. THIS PROXY STATEMENT-PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES. SEE "STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS." THE MATTERS SET FORTH BELOW ARE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS WITH RESPECT TO THESE FORWARD-LOOKING STATEMENTS, INCLUDING RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY AND ADVERSELY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS.

RISKS RELATED TO THE MERGER

IF THE CONDITIONS TO THE MERGER ARE NOT MET, THE MERGER WILL NOT OCCUR

    Numerous conditions must be satisfied or waived to complete the merger. These conditions are described under "Terms of the Merger--Conditions to the Merger" and in detail in the merger agreement. SuperGen and Sparta cannot assure you that each of the conditions, including Sparta stockholder approval, will be satisfied. If the conditions are not satisfied or waived, the merger will not occur or will be delayed, and SuperGen and Sparta each may lose some or all of the intended benefits of the merger.

IF SUPERGEN AND SPARTA DO NOT INTEGRATE THEIR TECHNOLOGIES, PRODUCTS AND
  OPERATIONS QUICKLY AND EFFECTIVELY, ALL OF THE POTENTIAL BENEFITS OF THE MERGER MAY NOT OCCUR

    SuperGen and Sparta cannot assure you that they will be able to integrate their respective technologies, products, product candidates and operations quickly and smoothly. In order to obtain the benefits of the merger, SuperGen must effectively use and operate Sparta's technologies and product candidates together with SuperGen's technologies and products. SuperGen may be required to spend additional time or money on integration which would otherwise be spent on developing its business and services or other matters. If SuperGen and Sparta do not integrate their technologies, products, product candidates and operations smoothly or if management spends too much time on integration issues, it could harm the combined company's business, financial condition and prospects.

THE CONSIDERATION THAT SPARTA STOCKHOLDERS RECEIVE IN THE MERGER DEPENDS ON THE
  AVERAGE CLOSING PRICE OF SUPERGEN COMMON STOCK

    If the average closing price of SuperGen common stock on the Nasdaq National Market during the 30 trading days before the closing of the merger is between $5.00 and $12.00 per share, then Sparta stockholders will receive 650,000 shares of SuperGen common stock. Therefore, while SuperGen common stock is trading within that range, any decrease in the market price of SuperGen common stock before the closing of the merger will reduce the dollar value of the 650,000 shares to be received by Sparta stockholders. Conversely, any increase in the market price of SuperGen common stock before the closing of the merger will increase the dollar value of the 650,000 shares to be received by Sparta stockholders. However, the dollar value of SuperGen common stock received will not be less than $3,250,000 nor exceed $7,800,000.

    As described under "Terms of the Merger--Manner and Basis of Converting Shares," if the average closing price of SuperGen common stock on the Nasdaq National Market during the 30 trading days before the closing of the merger is less than $5.00 or greater than $12.00, the number of SuperGen shares to be received by Sparta stockholders will be adjusted. On the one hand, this adjustment will protect you against decreases in the market price of SuperGen common stock below $5.00 per share since SuperGen will issue additional shares of SuperGen common stock based on the adjustment formula so that the total value of the common stock received will equal $3,250,000. On the other hand, you will not receive the full benefit of an increase in the average closing price of SuperGen common stock above $12.00 per share since SuperGen will issue fewer than 650,000 shares of SuperGen common stock based on the adjustment formula so that the total value of the SuperGen common stock received will equal $7,800,000. However, SuperGen will issue warrants to purchase shares of SuperGen common stock to the extent that fewer than 650,000 shares are issued.


    The average closing price of SuperGen common stock on the Nasdaq National Market during the 30 trading days before June 26, 1999 was $16.33 per share. Therefore, if we assume the merger had closed on that same date, then, based on the adjustment formula, Sparta stockholders would have received 477,612 shares of SuperGen common stock and warrants to purchase 172,388 shares of SuperGen common stock with an exercise price of $16.33 per share.


    Sparta stockholders are strongly encouraged to obtain the current market price of SuperGen common stock before delivering their proxy or voting on the merger agreement and the merger. The market price of SuperGen common stock on a recent date is set forth under "Comparative Market Price Data."

MERGER RELATED ACCOUNTING CHARGES WILL DELAY AND REDUCE SUPERGEN'S PROFITS


    Accounting charges that will be incurred in connection with the merger may delay SuperGen's future profitability and reduce profits if profits are achieved. The merger is expected to be accounted for by SuperGen under the "purchase" method of accounting. Under the purchase method, the purchase price of Sparta will be allocated to the assets and liabilities acquired from Sparta based on their fair market values at the effective time of the merger. Additionally, SuperGen will incur accounting charges related to in-process research and development and amortization of intangible assets acquired that may delay and reduce profitability. These charges are currently estimated to be $7,230,000 for in-process research and development and $475,000 for amortization of intangible assets.


THE MERGER WILL LIKELY RESULT IN LOSS OF SPARTA EMPLOYEES

    Despite SuperGen's efforts to hire and retain quality employees, SuperGen expects to lose certain of Sparta's key employees following the merger. Competition for qualified management, engineering and technical employees in the biotechnology industry is intense. SuperGen and Sparta are geographically disparate and have different corporate cultures. In addition, competitors may recruit employees prior to the merger and during the integration. As a result, employees of Sparta or the combined company could leave with little or no prior notice. SuperGen and Sparta cannot assure you that the combined company will be able to attract, retain and integrate employees to develop and use Sparta's products and technologies following the merger.

    Nonetheless, Ronald H. Spair and Dr. Howard Sands of Sparta have agreed to be employed by SuperGen at or about the effective time of the merger as SuperGen's Chief Financial Officer and Vice President of Pre-Clinical Development, respectively.

THE MERGER MAY NOT BE BENEFICIAL TO SUPERGEN

    Based on its belief that the merger is fair and in the best interests of SuperGen and its stockholders, the SuperGen board approved the merger agreement and the merger. Nonetheless, SuperGen has not received any opinion of an outside financial advisor to the fairness of the transaction from a financial point of view. Analysis of the value of companies involves making numerous assumptions about the future. SuperGen cannot assure you that it has correctly assessed the value of Sparta in the merger. As a result, the merger may not be beneficial to SuperGen.

SUPERGEN WILL NEED ADDITIONAL FINANCING AS A RESULT OF EXPANSION OF OPERATIONS
  WHICH MAY NOT BE READILY AVAILABLE

    SuperGen will need to raise additional funds which may not be readily available or available on acceptable terms. See "Risks Related to SuperGen--SuperGen Will Need Additional Financing Which

May Not be Readily Available." The consummation of the merger and the resulting expansion of operations may further strain the financial resources of SuperGen. SuperGen may not be able to raise additional funds on acceptable terms to support the expanded operations of the combined company.

SUPERGEN'S STOCK PRICE FLUCTUATES WIDELY

    Sparta stockholders will receive SuperGen common stock in the merger. SuperGen believes the market price for SuperGen common stock will continue to fluctuate widely in response to various factors and events, including SuperGen's results of operations and fluctuations in the stock market as a whole. See "Risks Related to SuperGen--The Trading Price of SuperGen Stock May Decrease Due to Factors Beyond Supergen's Control."

WE CANNOT GUARANTEE THAT THE MERGER WILL BE TREATED AS A TAX-FREE REORGANIZATION

    We intend that the merger be treated as a tax-free reorganization for federal income tax purposes. Sparta stockholders should not recognize gain or loss on the exchange of their stock, other than on account of cash received for a fractional share or cash received upon exercise of dissenters' rights. However, we cannot assure you that the merger will qualify as a tax-free reorganization for federal income tax purposes or that the SuperGen common stock received by the Sparta stockholders will be received without recognition of gain or loss. Moreover, tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your particular situation. A more detailed discussion of the tax consequences to Sparta stockholders is set forth under "Approval of the Merger and Related Transactions--Federal Income Tax Considerations."

RIGHTS OF SPARTA STOCKHOLDERS DIFFER FROM THOSE OF SUPERGEN STOCKHOLDERS

    As a result of the merger, you will become a stockholder of SuperGen. There are important differences between the rights of stockholders of Sparta and stockholders of SuperGen. A description of these differences are set forth under "Comparison of SuperGen and Sparta Stockholders' Rights."

RISKS RELATED TO SUPERGEN

SUPERGEN HAS INCURRED LOSSES AND ITS BUSINESS WILL SUFFER IF IT FAILS TO ACHIEVE
  SIGNIFICANT REVENUES OR PROFITABLE OPERATIONS

    SuperGen has incurred cumulative losses of $60.8 million for the period from inception through March 31, 1999. These losses included non-cash charges of $7.5 million for the acquisition of in-process research and development. SuperGen has not achieved profitability and expects to continue to incur substantial operating losses at least through 2000. Substantially all of SuperGen's revenues have come from sales of Nipent-Registered Trademark-, and SuperGen expects this trend to continue for some time. Nipent-Registered Trademark- revenues were $2.7 million in 1998, $1.5 million in 1997 and $225,000 in 1996. All of these revenues resulted from commercial sales. SuperGen's ability to achieve profitability will depend on its ability to develop, obtain regulatory approval for and successfully market Nipent-Registered Trademark- for other indications, and bring other proprietary products to market. SuperGen's ability to become profitable will also depend upon a variety of other factors, including the following:

    - The price, volume and timing of sales of products.

    - The mix between Nipent-Registered Trademark- sales in the United States and those under a supply agreement with Warner-Lambert Company for sales outside North America.

    - Variations in gross margins of SuperGen's products, which may be affected by sales mix and competitive pricing pressures.

    - Regulatory approvals of new products or expanded labeling of existing products.

    - Changes in the level of SuperGen's research and development, including the timing of any expansion of clinical trials. Clinical trials include the testing of drug compounds upon human subjects.

    - Acquisitions of products, technology or companies.

    SuperGen's long-term success will also be affected by expenses, difficulties and delays frequently encountered in developing and commercializing new pharmaceutical products, competition, and the burdensome regulatory environment in which SuperGen operates. SuperGen cannot be certain that it will ever achieve significant revenues or profitable operations.

SUPERGEN'S BUSINESS COULD SUFFER IF THE RESULTS OF FURTHER CLINICAL TESTING
  INDICATE THAT ITS PROPOSED PRODUCTS ARE NOT SUITABLE FOR COMMERCIAL USE

    SuperGen's proposed proprietary products are in the development rather than the research stage. However, SuperGen must significantly develop all of its proposed products before it can market them. Although SuperGen believes that the results of its early stage clinical studies support further development of its proposed proprietary products, the results SuperGen has obtained to date do not necessarily indicate results of further testing, including controlled human clinical testing. All of the potential proprietary products that SuperGen is currently developing and the product candidates that it will acquire in the merger will require extensive clinical testing before SuperGen can submit any regulatory application for their commercial use.

    In contrast to SuperGen's proposed proprietary products, Nipent-Registered Trademark- and SuperGen's generic version of mitomycin have been approved for commercial use and SuperGen began sales of these drugs in 1996 and 1998, respectively.

SUPERGEN'S BUSINESS COULD SUFFER IF IT IS UNABLE TO SUCCESSFULLY DEVELOP ITS
  GENERIC PRODUCTS AND EXTRA PRODUCTS BASED ON GENERIC PRODUCTS BECAUSE THE PATENTS FOR THE UNDERLYING DRUGS DO NOT EXPIRE

    SuperGen plans to develop and market several generic and Extra drugs, some of which are currently protected by one or more patents. If the existing patent protection for these drugs is maintained or extended, it is unlikely that SuperGen will be able to market its own generic and Extra versions of those drugs. SuperGen does not believe it is financially prudent to proceed with substantial development efforts for generic or Extra drugs if it does not know if or when existing patent protection will cease.

    In particular, SuperGen plans to develop and market a generic and an Extra version of paclitaxel, as well as an Extra version of cisplatin. However, the original patent protection for both drugs has been extended through the issuance of new patents. The current cisplatin patent expires in 2013 and the current use patent for paclitaxel expires in 2014. Other companies interested in marketing generic versions of these drugs are actively disputing the legality of these patents and SuperGen anticipates that these legal disputes will be resolved within the next three years. If the patent protection for both these products is upheld, SuperGen will not proceed with further development of these products. If the patent protection is overturned, SuperGen plans to further develop these products and it believes it can bring them to market within two years of a favorable patent ruling.

SUPERGEN'S BUSINESS WILL SUFFER IF SUPERGEN FAILS TO OBTAIN ADEQUATE FUNDING IN
  A TIMELY MANNER

    SuperGen expects that it will need substantial additional funding. SuperGen's business, results of operations and cash flows will be adversely affected if it fails to obtain adequate funding in a timely manner. SuperGen's funding requirements will depend on many factors, including:

    - The progress of SuperGen's development programs.

    - The availability of additional drugs or drug candidates for acquisition by SuperGen or to be licensed to SuperGen.

    - The availability of companies as potential acquisition or merger candidates.

    - Revenue growth, if any.

    - The amount of cash generated, if any, by SuperGen's operations.

    - The timing and receipt of regulatory approvals.

    - The costs involved in preparing, filing, prosecuting, maintaining, enforcing and defending patent claims and other intellectual property rights.

    - Developments related to reimbursement matters.

    - Competing technological and market developments.

    - The need for additional office and manufacturing facilities to accommodate growth.

    SuperGen anticipates that its existing capital resources as of the date of this proxy statement-prospectus will be adequate to fund operations and capital expenditures through December 31, 1999. However, if SuperGen experiences unanticipated cash requirements during this period, SuperGen could require additional funds much sooner. SuperGen may receive funds from the sale of equity securities or the exercise of outstanding warrants and options to acquire common stock. However, SuperGen cannot assure you that any of those fundings will occur, or if they occur, that they will be on terms favorable to SuperGen. Also, the dilutive effect of those fundings could adversely affect SuperGen's results per share.

SUPERGEN'S BUSINESS WILL SUFFER IF IT FAILS TO OBTAIN REGULATORY APPROVALS IN A
  TIMELY MANNER,
  IF AT ALL

    SuperGen cannot assure you that it will obtain the necessary regulatory approvals to manufacture or market its proposed products. The United States Food and Drug Administration and comparable agencies in foreign countries impose substantial requirements for the introduction of new pharmaceutical products through lengthy and detailed clinical testing procedures, sampling activities and other costly and time-consuming compliance procedures. SuperGen has obtained marketing approval for Nipent-Registered Trademark- and its internally developed generic version of mitomycin and approval of sources of bulk drugs for SuperGen's Extra and generic products. However, SuperGen has not yet received marketing approval for any of its internally developed proprietary products. SuperGen's proprietary drugs and Extra drugs may require substantial clinical trials and FDA review as new drugs. SuperGen's generic drugs require both approval of the bulk source of the drug and FDA approval of their final formulation.

    SuperGen cannot predict with certainty if or when it might submit for regulatory review those products currently under development. Once SuperGen submits its potential products for review, including the product candidates it will acquire in the merger, SuperGen cannot assure you that the FDA or other regulatory agencies will grant approvals for any of those pharmaceutical products on a timely basis or at all. For example, SuperGen initially believed that the FDA would abbreviate the approval process for its Extra products. However, the FDA is reviewing Mito Extra, SuperGen's first Extra product submission, as a new drug. Sales of SuperGen's products outside the United States will be subject to regulatory requirements governing clinical trials and marketing approval. These requirements vary widely from country to country and could delay the introduction of SuperGen's products in those countries.

SUPERGEN'S BUSINESS WILL SUFFER IF IT FAILS TO COMPLY WITH GOVERNMENTAL
  REGULATIONS

    If SuperGen fails to comply with regulatory requirements, SuperGen may be subject to regulatory or judicial enforcement actions. Those actions could include product recalls or seizures, injunctions, civil penalties, criminal prosecution, refusals to approve new products, withdrawal of existing approvals and potentially enhanced product liability exposure. SuperGen's research, testing, manufacturing, labeling, distribution, marketing and advertising activities are regulated extensively by governmental authorities in the United States and other countries.

ASSERTING AND DEFENDING INTELLECTUAL PROPERTY RIGHTS WILL HARM SUPERGEN'S
  RESULTS OF OPERATIONS REGARDLESS OF SUCCESS

    SuperGen's business will be harmed if competitors develop substantially equivalent proprietary information and techniques or otherwise gain access to SuperGen's trade secrets, if SuperGen's trade secrets are disclosed or if SuperGen cannot effectively protect its rights to unpatented trade secrets.

    SuperGen actively seeks patent protection for its proprietary products and technologies. SuperGen has a number of United States patents and also has licenses to or assignments of numerous issued United States patents. However, litigation may be necessary to protect SuperGen's patent position, and SuperGen cannot be certain that it will have the required resources to pursue the necessary litigation or otherwise to protect its patent rights. SuperGen's efforts to protect its patents may fail. In addition to pursuing patent protection in appropriate cases, SuperGen also relies on trade secret protection for unpatented proprietary technology. However, trade secrets are difficult to protect.

    SuperGen's proprietary products are dependent upon compliance with numerous licenses and agreements. These licenses and agreements require SuperGen to make royalty and other payments, reasonably exploit the underlying technology of the applicable patents, and comply with regulatory filings. If SuperGen fails to comply with these licenses and agreements, it could lose the underlying rights to one or more of these potential products, which would adversely affect its business, results of operations and cash flows.

    Claims may be brought against SuperGen in the future based on patents held by others. These persons could bring legal actions against SuperGen claiming damages and seeking to enjoin clinical testing, manufacturing and marketing of the affected product. If any of these actions are successful, in addition to any potential liability for damages, SuperGen could be required to obtain a license in order to continue to manufacture or market the affected product. SuperGen cannot assure you whether it would prevail in any of these actions or that it could obtain any licenses required under any of these patents on acceptable terms, if at all.

    SuperGen knows of no pending patent infringement suits, discussions regarding possible patent infringements or threats of patent infringement litigation either related to:

    - patents held by SuperGen or its licensors; or

    - SuperGen's products or proposed products.

    There has been, and SuperGen believes that there will continue to be, significant litigation in the pharmaceutical industry regarding patent and other intellectual property rights. If SuperGen becomes involved in any litigation, it could consume a substantial portion of SuperGen's resources, regardless of the outcome of the litigation.

SUPERGEN'S BUSINESS WILL SUFFER IF IT FAILS TO COMPETE EFFECTIVELY, PARTICULARLY
  AGAINST LARGER, MORE ESTABLISHED PHARMACEUTICAL COMPANIES WITH GREATER
  RESOURCES

    SuperGen's competitors and probable competitors include, among others, Ortho-McNeil Pharmaceutical, Amgen Inc., Gensia-Sicor, Inc., Bristol-Myers Squibb Company and Immunex Corp. These companies have substantially greater financial, research and development, manufacturing and marketing experience and resources than SuperGen does and represent substantial long-term competition for SuperGen. These companies may succeed in developing pharmaceutical products that are more effective or less costly than any that SuperGen may develop or market.

    Factors affecting competition in the pharmaceutical industry vary depending on the extent to which the competitor is able to achieve a competitive advantage based on proprietary technology. If SuperGen is able to establish and maintain a significant proprietary position with respect to its proprietary products, competition will likely depend primarily on the effectiveness of the product and the number, gravity and severity of its unwanted side effects as compared to alternative products.

    Competition for generic products is based primarily on price and, to a lesser extent, on name recognition and the reputation of the manufacturer in its target markets. Moreover, the number of competitors offering a particular generic product could dramatically affect price and gross margin for that product, or an Extra product based on that generic product. SuperGen may be at a disadvantage in competing with more established companies on the basis of price or market reputation. In addition, a significant number of Extra products that SuperGen is currently developing consist of, or are based upon, generic products for which patent protection has expired or is expected to expire. Increased competition in a particular generic market would likely lead to significant price erosion for SuperGen's generic products and Extra products based on those generic products, which would adversely affect SuperGen's sales and potential gross profit margins.

    For example, SuperGen believes that the total estimated U.S. sales for mitomycin, bleomycin, etoposide and cisplatin, as well as other of its proposed generic products and generic products upon which it proposes to base Extra products, have decreased in recent years due to increased competition. SuperGen also believes that sales volumes and unit prices of these generics may continue to decrease as a result of competitive factors, including the following:

    - The introduction of additional generics as well as other anticancer drugs.

    - The desire of some companies to increase their market share.

    - New formulations for these drugs and the use of different therapies.

    Extensive research and development efforts and rapid technological progress characterize SuperGen's industry. Although SuperGen believes that its proprietary position gives SuperGen a competitive advantage with respect to its proposed non-generic drugs, SuperGen anticipates that development will continue and discoveries by others may render SuperGen's current and potential products, including the product candidates it will acquire in the merger, noncompetitive. In addition, SuperGen has only limited experience in selling and marketing pharmaceutical products. SuperGen's competitive position also depends on its ability to attract and retain qualified scientific and other personnel, develop effective proprietary products, implement development and marketing plans, obtain patent protection and secure adequate capital resources.

SUPERGEN IS DEPENDENT ON THIRD PARTIES FOR MANUFACTURING AND ITS BUSINESS MAY BE
  HARMED IF THE MANUFACTURE OF ITS PRODUCTS IS INTERRUPTED OR DISCONTINUED OR IT CANNOT OBTAIN THIRD PARTY MANUFACTURING ON ACCEPTABLE TERMS

    SuperGen currently relies on vendors for manufacturing activities related to Nipent-Registered Trademark- and its generic version of mitomycin. The facilities used by these vendors have passed plant inspections required by the FDA prior to market clearance of all pharmaceutical products. The FDA conducts these inspections to ensure compliance with current Good Manufacturing Practices regulations enforced by the FDA. If the facilities fail to maintain their Good Manufacturing Practices status, or there is an interruption at any of these facilities due to the occurrence of a fire, natural disaster, equipment failure or other condition, SuperGen may not be able to locate other facilities that are FDA-approved for manufacturing activities in a timely manner or on commercially acceptable terms.

    In addition, SuperGen stores the majority of its Nipent-Registered Trademark- crude concentrate, the unpurified, bulk form of the drug, at a single storage location. Improper storage, fire, natural disaster, theft or other conditions at this location that may lead to the loss or destruction of SuperGen's Nipent-Registered Trademark- crude concentrate could adversely affect SuperGen's business, results of operations and cash flows. SuperGen is currently negotiating a long-term agreement with the vendor that purifies SuperGen's current supply of crude concentrate to continue its purification services. However, SuperGen cannot assure you that it will be able to finalize the agreement. If SuperGen is not able to do so, SuperGen's supply of Nipent-Registered Trademark- may be interrupted while it seeks to locate another facility and to have that facility approved by the FDA. The delay could adversely affect SuperGen's business, results of operations and cash flows.

    SuperGen will encounter similar issues with respect to any potential products that the FDA clears for sale. SuperGen must establish and maintain relationships with manufacturers to produce and package its finished pharmaceutical products, including Rubitecan (RFS 2000). In addition, the FDA must clear the facilities used by these contract manufacturers. If SuperGen is unable to obtain or retain third-party manufacturing on commercially acceptable terms or obtain necessary FDA clearances to manufacture the products currently being developed, SuperGen may not be able to commercialize pharmaceutical products as planned. SuperGen's dependence upon third parties for the manufacture of pharmaceutical products may adversely affect its profit margins and its ability to develop and deliver pharmaceutical products on a timely and competitive basis.

    SuperGen currently relies on foreign manufacturers for the production of bulk Extra and generic formulations and on domestic manufacturers to supply sufficient quantities of compounds to conduct clinical trials on proposed proprietary products. If SuperGen is unable to contract for or obtain a sufficient supply of potential pharmaceutical products on acceptable terms, or these supplies are delayed or contaminated, SuperGen could experience:

    - Significant reductions in sales.

    - Delays in bringing its proposed proprietary, Extra and generic products to market.

    - Delays in preclinical and human clinical testing schedules.

    - Delays in submitting products for regulatory approval and initiating new development programs.

    Any of these factors could adversely affect SuperGen's business, results of operations and cash flows.

    SuperGen does not currently intend to manufacture any pharmaceutical products, although SuperGen may choose to do so in the future. If SuperGen decides to manufacture products, it will be subject to the regulatory requirements described above. SuperGen will also be subject to similar risks regarding delays or difficulties encountered in manufacturing these pharmaceutical products and it will require additional facilities and substantial additional capital. In addition, SuperGen has only limited experience in manufacturing pharmaceutical products. SuperGen cannot assure you that it would be able to manufacture any of these products successfully and in a cost-effective manner.

THE LOSS OF KEY PERSONNEL, OR THE INABILITY TO ATTRACT AND RETAIN THE
  ADDITIONAL, HIGHLY SKILLED PERSONNEL REQUIRED FOR THE EXPANSION OF SUPERGEN'S ACTIVITIES, COULD ADVERSELY AFFECT ITS BUSINESS, RESULTS OF OPERATIONS AND CASH FLOWS

    SuperGen's success is dependent on key personnel, including Dr. Rubinfeld, the President and Chief Executive Officer of SuperGen, and members of its senior management and scientific staff. To successfully expand its operations, SuperGen will need to attract and retain additional highly skilled individuals, particularly in the areas of clinical administration, manufacturing and finance. SuperGen competes with other companies for the services of existing and potential employees. SuperGen believes its compensation and benefits packages are competitive for its geographical region and its industry group. However, SuperGen may be at a disadvantage to the extent that potential employees may favor larger, more established employers.

THE CONTINUING EFFORTS OF GOVERNMENT AND THIRD-PARTY PAYORS TO CONTAIN OR REDUCE
  THE COSTS OF HEALTHCARE MAY ADVERSELY AFFECT SUPERGEN'S REVENUES AND PROFITABILITY

    SuperGen's revenues and profitability may be affected by the continuing efforts of governmental and third-party payors to contain or reduce the costs of healthcare. SuperGen cannot predict the effect that these health care reforms may have on SuperGen's business, but it is possible that any of these reforms will adversely affect SuperGen's business. In addition, in both the United States and elsewhere, sales of prescription pharmaceuticals are dependent in part on the availability of reimbursement to the consumer from third-party payors, like government and private insurance plans. Third-party payors are increasingly challenging the prices charged for medical products and services. If SuperGen's current and proposed products are not considered cost-effective, reimbursement to the consumer may not be available or be sufficient to allow SuperGen to sell products on a competitive basis.

SUPERGEN MAY BE SUBJECT TO PRODUCT LIABILITY LAWSUITS AND ITS INSURANCE MAY BE
  INADEQUATE TO COVER DAMAGES

    Clinical trials or marketing of any of SuperGen's current and potential pharmaceutical products, including the product candidates it will acquire in the merger, may expose SuperGen to liability claims from the use of these pharmaceutical products. SuperGen currently carries product liability insurance. However, SuperGen cannot be certain that it will be able to maintain insurance on acceptable terms for clinical and commercial activities or that the insurance would be sufficient to cover any potential product liability claim or recall. If SuperGen fails to have sufficient coverage, its business, results of operations and cash flows could be adversely affected.

IF SUPERGEN IS UNABLE TO COMPLY WITH ENVIRONMENTAL LAWS AND REGULATIONS, ITS
  BUSINESS MAY BE HARMED.

    SuperGen is subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous materials and waste products. SuperGen currently maintains a supply of several hazardous materials at its facilities. While SuperGen currently outsources its research and development programs involving the controlled use of biohazardous materials, if in the future SuperGen conducts these programs, SuperGen might be required to incur significant costs to comply with environmental laws and regulations. In the event of an accident, SuperGen could be held liable for any damages that result, and the liability could exceed its resources.

ANTI-TAKEOVER PROVISIONS MAY PREVENT YOU FROM REALIZING A PREMIUM RETURN

    Anti-takeover provisions of SuperGen's certificate of incorporation and bylaws make it more difficult for a third party to acquire SuperGen, even if doing so would be beneficial to SuperGen's stockholders. These provisions include:

    - Authorization of the issuance of up to 2,000,000 shares of preferred stock.

    - Elimination of cumulative voting.

    - Elimination of stockholder action by written consent.

    SuperGen's bylaws establish procedures, including notice procedures, with regard to the nomination, other than by or at the direction of the SuperGen board, of candidates for election as directors or for stockholder proposals to be submitted at stockholder meetings.

    SuperGen is also subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 of the Delaware General Corporation Law prevents stockholders owning 15% or more of a corporation's outstanding voting stock from engaging in business combinations with a Delaware corporation for three years following the date those stockholders acquired 15% or more of a corporation's outstanding voting stock. This restriction is subject to exceptions, including the approval of the board of directors and of the holders of at least two-thirds of the outstanding shares of voting stock not owned by the interested stockholder.

    These provisions are expected to discourage different types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of SuperGen to first negotiate with SuperGen.

    SuperGen believes that the benefits of increased protection of its potential ability to negotiate with the proponents of unfriendly or unsolicited proposals to acquire or restructure SuperGen outweigh the disadvantages of discouraging those proposals because, among other things, negotiation of those proposals could result in an improvement of their terms.

BECAUSE CURRENT OFFICERS AND DIRECTORS OWN A LARGE PERCENTAGE OF SUPERGEN'S
  STOCK, THESE STOCKHOLDERS MAY BE ABLE TO CONTROL SUPERGEN AND ALSO PREVENT POTENTIALLY BENEFICIAL ACQUISITIONS OF SUPERGEN


    As of June 25, 1999, SuperGen's officers and directors beneficially owned approximately 30% of the outstanding shares of SuperGen common stock. Beneficial ownership includes shares of SuperGen common stock subject to options exercisable within 60 days of June 25, 1999.


    These stockholders, if acting together, may be able to elect all of SuperGen's directors, and otherwise significantly influence matters requiring approval by our stockholders. This concentration of ownership and the lack of cumulative voting may also delay or prevent a third party from acquiring SuperGen.

    These stockholders may have interests that differ from other stockholders of SuperGen, particularly in the context of potentially beneficial acquisitions of SuperGen. For example, to the extent that these stockholders are employees of SuperGen, they may be less inclined to vote for acquisitions of SuperGen involving the termination of their employment.

THE TRADING PRICE OF SUPERGEN STOCK MAY DECREASE DUE TO FACTORS BEYOND
  SUPERGEN'S CONTROL

    The trading prices of SuperGen common stock are subject to significant fluctuations in response to numerous factors, including:

    - Variations in anticipated or actual results of operations.

    - Announcements of new products or technological innovations of competitors.

    - FDA approval or rejection of pending applications.

    - Changes in earnings estimates of operational results by analysts.

    Moreover, the stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for emerging growth companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of SuperGen common stock.

    During the past three years from the date of this proxy statement-prospectus, the market price per share of SuperGen common stock has fluctuated between approximately $5.13 and $19.63.

SUPERGEN'S BUSINESS MAY BE HARMED IF IT BECOMES SUBJECT TO SECURITIES CLASS
  ACTION LITIGATION

    In the past, following periods of volatility in the market price of a company's common stock, securities class action litigation has been brought against the issuing company. This type of litigation could be brought against SuperGen in the future. The litigation could be expensive and divert management's attention and resources, which could adversely affect SuperGen's business and results of operations. If the litigation is determined against SuperGen, SuperGen could also be subject to significant liabilities.

THE MARKET PRICE OF SUPERGEN STOCK MAY FALL IF OTHER STOCKHOLDERS SELL THEIR
  STOCK

    If SuperGen's stockholders sell substantial amounts of SuperGen common stock in the public market following the merger, the market price of SuperGen common stock could fall. These sales also might make it more difficult for SuperGen to sell equity or equity-related securities in the future at a price SuperGen deems appropriate.


    As of June 25, 1999, SuperGen had 22,392,199 shares of common stock outstanding. Of these shares, 21,763,417 shares were eligible for sale in the public market.


THE VALUE OF YOUR STOCK MAY DECREASE IF OTHER SECURITY HOLDERS EXERCISE THEIR
  OPTIONS AND WARRANTS


    As of June 25, 1999, SuperGen had reserved an additional 9,967,748 shares of SuperGen common stock for future issuance upon exercise of outstanding options and warrants. If these securities are exercised, you may experience significant dilution in the book value and earnings per share of SuperGen common stock. This may cause the market price of SuperGen common stock to fall.


THE YEAR 2000 PROBLEM COULD DISRUPT SUPERGEN'S OPERATIONS

    The Year 2000 issue is the result of computer software applications being written using two rather than four digits to define a year. On January 1, 2000, computer equipment and programs that have time sensitive software may not be able to distinguish whether "00" means 1900 or 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

    SuperGen converted to new accounting software in 1998 and that software properly recognizes dates beyond December 31, 1999. SuperGen has determined that no other software programs currently in use by SuperGen will require significant modification or replacement to properly recognize dates beyond December 31, 1999. SuperGen has initiated and maintained formal communications with significant contract manufacturers, contract research organizations and other vendors to determine the extent to which SuperGen is vulnerable to those third parties' failure to remediate their own Year 2000 issues. Based upon those communications, SuperGen believes that all significant computer software programs utilized by third parties upon which SuperGen relies are either Year 2000 compliant or will be converted to Year 2000 compliance prior to December 31, 1999.

    One or more of SuperGen's or its business partners' software applications may prove to be non-Year 2000 compliant. In that case, SuperGen may experience difficulties on and after January 1, 2000. The worst case Year 2000 scenario envisioned by our management would involve delays in invoicing and shipping, inventory production, and clinical trial documentation.

RISKS RELATED TO SPARTA

IF THE MERGER IS NOT APPROVED AND COMPLETED, SPARTA MAY NEED TO SCALE BACK OR
  CEASE ALL OPERATIONS

    Sparta's independent auditors have included an explanatory paragraph in their report covering Sparta's financial statements for the period ended December 31, 1998, which paragraph raises substantial doubt about Sparta's ability to continue as a going concern.

    Sparta currently anticipates that its available cash, cash equivalents, and investments will be sufficient to fund operations into the fourth quarter of 1999. If the merger is not approved and completed, Sparta will be left in a precarious financial position requiring the immediate infusion of additional capital in order to survive as a going concern. At this time, Sparta has no other viable strategic alternatives to the merger. Sparta cannot provide you with any assurances that it will be able to obtain additional funding if needed, or that funding, if available, will be obtainable on reasonable terms. Any additional funding is reasonably likely to result in significant dilution to you. If adequate funds are not available, Sparta will need to significantly scale back its activities and eventually cease operations altogether. In that case, if Sparta were to liquidate, the holders of the Sparta Series BC Convertible Preferred Stock would be entitled to receive their liquidation preference before any amount is distributed to holders of Sparta common stock. Because the amount of the liquidation preference on the record date is estimated to be $10,578,633, it is likely that the holders of Sparta Series BC Convertible Preferred Stock would receive significantly less than their liquidation preference and the holders of Sparta common stock would receive nothing.


SPARTA HAS POSTPONED SOME OF ITS CLINICAL TRIALS PENDING THE MERGER AND WILL
  HAVE TO EVENTUALLY SUSPEND ALL DEVELOPMENT WORK IF THE MERGER IS NOT COMPLETED

    Sparta's product candidates are in the early stages of research and development and no revenues have been generated to date from product sales, nor are any product revenues expected for at least the next several years, if ever. To date, only limited human testing has been conducted on any of Sparta's proposed product candidates. A significant portion of the development work and testing for Sparta's product candidates remains to be completed. Due to the proposed merger, Sparta has postponed some of its clinical trials until Sparta's portfolio of compounds has been integrated into SuperGen's portfolio and the priority for all compounds has been established. Sparta cannot provide you with any assurance that these compounds will be given priority by SuperGen. Moreover, if Sparta fails to complete the merger as scheduled, absent an infusion of capital, all preclinical and clinical development will eventually need to be suspended.

THE LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT SPARTA

    Sparta is dependent on having qualified, experienced management. Although Jerry B. Hook, Ph.D., Sparta's Chairman, President and Chief Executive Officer, and Ronald H. Spair, Senior Vice President, Chief Financial Officer, and Secretary of Sparta, have indicated their current intention to remain employees of Sparta until the merger is consummated, these executive officers may terminate their employment at any time upon thirty (30) days notice. Dr. Martin Rose, Vice President of Clinical and Regulatory Affairs, terminated his employment with Sparta effective February 28, 1999.

IF THE MERGER IS NOT COMPLETED, YOU WILL CONTINUE TO OWN SHARES OF SPARTA THAT
  TRADE ONLY ON THE OTC BULLETIN BOARD, WHICH MAKES THEM MORE DIFFICULT TO DISPOSE OF AND NEGATIVELY AFFECTS THEIR PRICE

    If the merger is not completed, you will continue to hold shares of Sparta common stock and/or Sparta Series BC Convertible Preferred Stock. As of December 1, 1998, the shares of Sparta common stock were delisted from the Nasdaq SmallCap Market and after that date, began trading on the OTC Bulletin Board. As a result, it is more difficult to dispose of Sparta's shares or to obtain as favorable a price for Sparta's shares. Consequently, the liquidity of Sparta's shares has been impaired, not only in the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions. In addition, security analysts' and the media's coverage of Sparta is likely to be reduced, which could result in lower prices for Sparta's shares than might otherwise be attained and in a larger spread between the bid and asked prices for Sparta's shares.

    Under some circumstances, Sparta's shares could also become subject to the "penny stock" rules under the Securities Exchange Act of 1934 which impose additional sales practice requirements on broker-dealers that sell these securities to persons other than established customers and "accredited investors." For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell Sparta's shares and may affect your ability to sell any of Sparta's shares in the secondary market.

YOU SHOULD BE AWARE OF THE LIMITATIONS ON INFORMATION USED IN THE FAIRNESS
  OPINION WHEN EVALUATING THE CONCLUSIONS REACHED IN THAT OPINION

    In approving the merger, the Sparta board considered, among other things, the fairness opinion issued by Spencer Trask Securities, Inc., its financial advisor, that the exchange ratio is fair to the Sparta stockholders from a financial point of view. In reaching its opinion, Spencer Trask reviewed, among other things, information provided by the managements of SuperGen and Sparta and relied upon the accuracy of this information. Spencer Trask did not independently verify this information nor did it perform an independent appraisal of specific properties or other assets of SuperGen or Sparta. These limitations should be considered by you in evaluating the conclusions contained in the Spencer Trask opinion.

                             SPARTA SPECIAL MEETING

DATE, TIME, AND PLACE OF SPARTA SPECIAL MEETING


    The Sparta special meeting will be held at the principal executive offices of Sparta at 111 Rock Road, Horsham, Pennsylvania 19044, on August 10, 1999, at 10:00 a.m., local time.


PURPOSE

    At the Sparta special meeting, Sparta stockholders will be asked to:

    - Approve and adopt the merger agreement and approve the merger; and

    - Approve the amendments to the certificate of designations of Series BC Convertible Preferred Stock forming a part of Sparta's certificate of incorporation, which amendments increase the conversion rate of that preferred stock in exchange for the elimination of the liquidation preference to which those preferred stockholders are entitled.

    Sparta stockholders may also consider and vote upon other matters as may be properly brought before the Sparta special meeting or any adjournments.

VOTING BY PROXY

    The proxy card accompanying this proxy statement-prospectus is solicited on behalf of the Sparta board in an attempt to consummate the merger as soon as possible. Please complete, date and sign the accompanying proxy card and promptly return it to Sparta. All proxies that are properly executed and returned, and that are not revoked, will be voted at the Sparta special meeting in accordance with the instructions indicated on the proxies. IF NO DIRECTION IS INDICATED ON THE PROXY CARD, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR THE MERGER AND THE MERGER AGREEMENT AND FOR THE AMENDMENTS TO SPARTA'S CERTIFICATE OF INCORPORATION.

    For voting purposes at the Sparta special meeting, only shares affirmatively voted in favor of the merger and the merger agreement and in favor of the amendments to Sparta's certificate of incorporation will be counted as favorable votes for these matters. THE FAILURE TO VOTE IN PERSON OR BY PROXY, BROKER NON-VOTES OR THE ABSTENTION FROM VOTING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER, THE MERGER AGREEMENT AND THE AMENDMENTS TO SPARTA'S CERTIFICATE OF INCORPORATION.

    The management of Sparta is not aware of any other matters to be voted on at the Sparta special meeting other than the merger and the merger agreement and the amendments to Sparta's certificate of incorporation. If other matters should properly come before the Sparta special meeting, the proxyholders will vote on these matters in accordance with their judgment.

RECORD DATE AND OUTSTANDING SHARES; QUORUM


    The Sparta board has fixed the close of business on July 6, 1999, as the record date for determination of Sparta stockholders entitled to notice of and entitled to vote at the Sparta special meeting. As of the record date, 3,691,841 shares of Sparta common stock and 813,741 shares of Sparta Series BC Convertible Preferred Stock were outstanding and entitled to vote at the Sparta special meeting. As of the record date, the Sparta common stock and the Sparta Series BC Convertible Preferred Stock were held by 180 and 119 holders of record, respectively.


    Only holders of record of shares of Sparta common stock and Sparta Series BC Convertible Preferred Stock at the close of business on the record date, are entitled to notice of the Sparta special meeting and will be entitled to vote at the Sparta special meeting. The Sparta common stock and Sparta Series BC Convertible Preferred Stock will vote together as one class on the merger, the merger agreement and the amendments to Sparta's certificate of incorporation. In addition, the holders of record of Sparta Series BC

Convertible Preferred Stock will also vote on the amendments to Sparta's certificate of incorporation as a separate class.

    The required quorum for the transaction of business at the Sparta special meeting is a majority of the outstanding shares of capital stock issued and outstanding and entitled to vote as of the record date, which shares may be present in person or represented by proxy. Abstentions and shares for which a broker indicates that it does not have discretionary authority to vote on some matters will be treated as present and entitled to vote for purposes of determining the presence of a quorum.

VOTE REQUIRED

GENERAL VOTE

    Approval of the merger, the merger agreement and the amendments to Sparta's certificate of incorporation at the Sparta special meeting will require the affirmative vote of the holders of record of at least the majority of the total outstanding shares of Sparta common stock and Series BC Convertible Preferred Stock on an as-converted basis as of the record date.

    The holders of record of Sparta common stock and Series BC Convertible Preferred Stock will vote together on the merger, the merger agreement and the amendments to Sparta's certificate of incorporation. The Sparta common stock and Sparta Series BC Convertible Preferred Stock will effectively have the following number of votes per share on these matters:

-    Common Stock                         1 vote per share
-    Series BC Convertible Preferred
Stock                                     2.666667 votes per share

    As of the record date, and assuming the conversion of all Sparta Series BC Convertible Preferred Stock as of that date, directors and executive officers of Sparta beneficially owned and were entitled to vote 208,038 shares of Sparta common stock. These shares represented approximately 3.5% of the outstanding voting shares on the record date. Pursuant to voting agreements, each director and executive officer has agreed to vote the Sparta common stock and Sparta Series BC Convertible Preferred Stock owned by him for the approval of the merger, the merger agreement and the amendments to Sparta's certificate of incorporation. They have also granted to SuperGen irrevocable proxies to so vote their shares. In addition, some significant stockholders also executed these voting agreements to so vote their shares. Approximately 853,739 shares of Sparta common stock (on an as-converted basis), representing approximately 14.6% of the outstanding shares of Sparta common stock (on an as-converted basis) as of the record date, are subject to these voting agreements.

SEPARATE CLASS VOTE

    In addition to the vote described above, approval of the amendments to Sparta's certificate of incorporation at the Sparta special meeting also requires a separate class vote of the Sparta Series BC Convertible Preferred Stock. The affirmative vote of the holders of record of at least the majority of the outstanding shares of Sparta Series BC Convertible Preferred Stock as of the record date is required to approve the amendments to Sparta's certificate of incorporation.

    As of the record date, directors and executive officers of Sparta beneficially owned and were entitled to vote 15,000 shares of Sparta Series BC Convertible Preferred Stock. These shares represented approximately 1.8% of the Sparta Series BC Convertible Preferred Stock outstanding on the record date and are subject to the voting agreements. In addition, the significant stockholders that have executed these voting agreements own shares of Sparta Series BC Convertible Preferred Stock. Approximately 170,001 shares of Sparta Series BC Convertible Preferred Stock, representing approximately 20.9% of the outstanding shares of Sparta Series BC Convertible Preferred Stock as of the record date, are subject to these voting agreements.

REVOCABILITY OF PROXIES

    You may revoke your proxy at any time prior to the Sparta special meeting by delivering to Sparta's secretary a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting in person and voting. Merely attending the meeting will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

SOLICITATION OF STOCKHOLDER APPROVAL

    All expenses of Sparta's solicitation of stockholder approval, including the cost of mailing this proxy statement-prospectus to Sparta stockholders will be borne by Sparta. In addition, Sparta will reimburse brokerage firms and other persons representing beneficial owners of Sparta common stock for their expenses in forwarding proxy material to those beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of Sparta. Those directors, officers and employees will not receive additional compensation for the solicitation, but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. Sparta has engaged Corporate Investor Communications, Inc., an independent proxy solicitation firm, to assist Sparta in the distribution and solicitation of proxies for the Sparta special meeting. Sparta has agreed to pay this firm a fee of $3,000 plus out-of-pocket expenses for these services.

RECOMMENDATION OF SPARTA BOARD

    The Sparta board has unanimously approved the merger and the merger agreement and has determined that the merger and the merger agreement are fair to, and in the best interests of, Sparta and its stockholders. THE SPARTA BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE MERGER AND THE MERGER AGREEMENT. IN ADDITION, THE SPARTA BOARD HAS UNANIMOUSLY APPROVED THE AMENDMENTS TO SPARTA'S CERTIFICATE OF INCORPORATION AND UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE AMENDMENTS.

                APPROVAL OF THE MERGER AND RELATED TRANSACTIONS

    THE FOLLOWING DISCUSSION SUMMARIZES THE PROPOSED MERGER AND RELATED TRANSACTIONS. THE FOLLOWING IS NOT, HOWEVER, A COMPLETE STATEMENT OF ALL PROVISIONS OF THE MERGER AGREEMENT AND RELATED AGREEMENTS. WE REFER YOU TO THE DETAILED TERMS OF AND CONDITIONS TO THE MERGER AND THE RELATED TRANSACTIONS CONTAINED IN THE MERGER AGREEMENT, A CONFORMED COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT-PROSPECTUS AS APPENDIX A. WE ALSO REFER YOU TO THE OTHER APPENDICES ATTACHED TO THIS PROXY STATEMENT-PROSPECTUS. STATEMENTS MADE IN THIS PROXY STATEMENT-PROSPECTUS WITH RESPECT TO THE TERMS OF THE MERGER AND THE RELATED TRANSACTIONS ARE QUALIFIED IN THEIR RESPECTIVE ENTIRETIES BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE MERGER AGREEMENT AND THE OTHER APPENDICES ATTACHED TO THIS PROXY STATEMENT-PROSPECTUS.

    ADDITIONALLY, THE FOLLOWING DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS AND INVOLVES RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED BELOW. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO THESE DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN THE SECTIONS ENTITLED "RISK FACTORS," AND "SPARTA BUSINESS" AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROXY STATEMENT-PROSPECTUS. SEE "STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS."

SUPERGEN'S REASONS FOR THE MERGER

    On January 14, 1999, the SuperGen board held a telephonic board meeting to consider the merger agreement and the merger. At the meeting, the SuperGen board weighed the relative merits of the proposed merger with Sparta and concluded that the purchase of Sparta was in the best interests of SuperGen and its stockholders. The SuperGen board approved the merger agreement and the merger and authorized SuperGen's officers to execute the merger agreement and consummate the merger.

    In approving the merger agreement and the merger, the SuperGen board considered a number of factors, including:

    - The ability to broaden the pipeline of complementary product candidates through the acquisition of Sparta. Sparta's product candidates in the oncology and diabetes area are in clinical trials with SPARTAJECT-TM-busulfan poised to enter pivotal trials.

    - To gain access to the federally funded grants that Sparta had secured for the development of LEX 032 and IPdR.

    - To gain access to Sparta's existing business relationships with Schering-Plough and Orphan Europe.

    - The attractiveness of Sparta's domestic and international patent estate.

    - An opportunity to evaluate the application of Sparta's licensed technology to SuperGen's product candidates.

    - The ability to acquire Sparta for less than the funds expended by Sparta to date on research and development.

    The SuperGen board identified and considered a number of potentially negative factors in its deliberations concerning the merger, including:

    - The effort and management distraction involved with the task of integrating the activities and projects of the two companies.

    - That the requisite number of Sparta stockholders may not approve both the terms of the merger and the modification of the Sparta preferred stockholders' rights.

    - Sparta's drug candidates may fail in future clinical trials.

    - The dilutive effect of issuing common stock as consideration for the merger.

    - The non-cash charge that SuperGen is expected to record in connection with the merger.

    - The other risks described above under "Risk Factors."

    The SuperGen board believes that these risks are outweighed by the potential benefits of the merger.

    In reaching its decision to approve the merger agreement and the merger, the SuperGen board did not assign any relative or specific weights to the various factors considered, and individual directors may have given differing weights to different factors. Rather, the SuperGen board based its position and recommendations upon the totality of the information presented to them.

SPARTA'S REASONS FOR THE MERGER

    On January 18, 1999, the Sparta board held a telephonic board meeting to consider the merger agreement, the merger and the amendments to Sparta's certificate of incorporation. At the meeting, the Sparta board weighed the relative merits of the proposed merger with SuperGen and concluded that the sale of Sparta to SuperGen was in the best interests of Sparta and its stockholders. The Sparta board approved the merger agreement, the merger and the amendments to Sparta's certificate of incorporation and authorized Sparta's officers to execute the merger agreement, to solicit Sparta stockholders' approval of the merger agreement, the merger and the amendments to Sparta's certificate of incorporation and to consummate the merger.

    In reaching the conclusions and recommendations described above, the Sparta board consulted with Sparta management, as well as Sparta's legal counsel and Spencer Trask Securities, Inc., its financial adviser, and considered a number of factors, including the following:

    - Reports from management and legal advisors on the specific terms of the relevant agreements, including the terms of the merger agreement.

    - The merger consideration and the recent trading prices for Sparta common stock and SuperGen common stock.

    - The fact that the merger would provide Sparta stockholders with the opportunity to receive SuperGen common stock trading at a premium over the price at which Sparta common stock was trading since the delisting of the Sparta common stock from the Nasdaq SmallCap Market and to retain an equity interest in the combined entity.

    - Sparta's cash position and its prospects for securing additional financing absent the merger.

    - The financial and other analyses presented by Spencer Trask, including its opinion that, as of the date of its opinion and based upon and subject to matters stated in the opinion, the exchange ratio as set forth in the merger agreement is fair to the Sparta stockholders from a financial point of view.

    - The oral commitment of SuperGen to continue various clinical trials being conducted by Sparta, subject to ongoing review by the SuperGen board.

    - The experience of SuperGen and its management in conducting clinical trials and seeking FDA approval for therapies and diagnostics related to cancer.

    - Information concerning the financial condition, results of operations, business and prospects of each of Sparta and SuperGen as separate entities and on a combined basis.

    - Larger public float and trading volume of shares of SuperGen common stock on the Nasdaq National Market compared with the public float and trading volume of shares of Sparta common stock on the OTC Bulletin Board.

    - An assessment of possible strategic alternatives, including remaining a separate company, joint ventures and acquisitions by other parties, taking into consideration the marketing activities conducted by Sparta's management and its advisors in pursuing these strategic alternatives.

    - The treatment of the merger as a "tax-free reorganization" for federal income tax purposes. See "Federal Income Tax Consequences."

    - The absence of any term or condition in the merger agreement that in the view of the Sparta board is unduly onerous or could materially impair or impede the consummation of the merger.

    The Sparta board identified and considered a number of potentially negative factors in its deliberations concerning the merger, including:

    - Generally, the Sparta stockholders might not approve the merger agreement, the merger and the amendments to Sparta's certificate of incorporation and specifically, the holders of Sparta Series BC Convertible Preferred Stock might not be willing to relinquish their liquidation preference in exchange for a higher conversion rate.

    - The benefits sought in the merger might not be achieved.

    - Negative findings in any of SuperGen's ongoing clinical trials might have a negative impact on SuperGen's stock price, thus reducing the value of the consideration received by the Sparta stockholders in the merger.

    - Some of Sparta's compounds in development may be regarded as low priority by SuperGen's management and not receive resources for continued development.

    - The other risks described above under "Risk Factors."

    The Sparta board believes that these risks are outweighed by the potential benefits of the merger.

    In reaching its decision to approve the merger agreement and the merger, the Sparta board did not assign any relative or specific weights to the various factors considered, and individual directors may have given differing weights to different factors. Rather, the Sparta board based its position and recommendations upon the totality of the information presented to them.

    THE SPARTA BOARD HAS UNANIMOUSLY CONCLUDED THAT THE MERGER IS FAIR AND IN THE BEST INTERESTS OF SPARTA AND THE STOCKHOLDERS OF SPARTA, HAS APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT THE STOCKHOLDERS OF SPARTA VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

MATERIAL CONTACTS AND BOARD DELIBERATIONS

    Sparta was created in 1991 with the stated intention to out-license drug candidates to major pharmaceutical firms for completion of clinical trials, registration, manufacturing and commercialization. Thus, the search for potential corporate partners has been an integral function of Sparta from its inception.

    SuperGen first contacted Sparta by letter dated May 23, 1996 from Dr. Christine Carey, Pharm.D., J.D., Director, Business Development, to Dr. Jerry B. Hook, Chairman, President and Chief Executive Officer of Sparta, regarding the possibility of licensing 5-FP, one of Sparta's compounds in clinical trials.

    Dr. Carey visited Sparta on July 8, 1996 and met with Dr. Hook, Mr. Ronald
H. Spair, Senior Vice President and Chief Financial Officer of Sparta, Mr. Christopher Phillips, M.S., Director of Manufacturing, and Dr. Howard Sands, Senior Fellow, Biology. Dr. Hook presented an overview of all Sparta compounds in development.

    In late 1996, Sparta engaged QED Technologies as a consultant for business development, with specific responsibility to assist Sparta in the identification of potential strategic commercial partners.

    On July 30, 1997, Dr. Carey again visited Sparta and met with Dr. Hook and a representative of QED to reinitiate potential licensing discussions. A confidentiality agreement was signed in August 1997.

    On August 18, 1997, Dr. Hook met in New York City with Dr. Carey and Dr. Joseph Rubinfeld, SuperGen's Chairman, President and Chief Executive Officer, to discuss the potential licensing of one or more of Sparta's compounds in development.

    On September 5, 1997, SuperGen initiated due diligence investigations at Sparta to consider potential licensing arrangements for some of Sparta's compounds. Dr. Carey, Luigi Lenaz, M.D., Senior Vice President, Clinical Research & Medical Affairs, Simeon M. Wrenn, Jr., Ph.D., Vice President, Biotechnology and Ashok Y. Gore, Ph.D., Senior Director Pharmaceutical Development and Manufacturing, met with Dr. Hook, Mr. Spair, Mr. Phillips and Martin Rose, M.D., J.D., Sparta's Vice President of Clinical & Regulatory Affairs. Shortly after that meeting, SuperGen indicated an interest in licensing Spartaject busulfan.

    Meetings were held at Sparta on October 2 and November 5, 1997 with Drs. Carey and Hook and representatives of QED to outline the structure of a license agreement. Sparta received the first draft of a license agreement on January 23, 1998.

    On January 23, 1998, Drs. Carey, Lenaz and Frederick L. Grab, Ph.D., Vice President, Pharmaceutical Operations of SuperGen met with Drs. Hook and Rose and Mr. Phillips at Sparta to discuss technical issues regarding Sparta's technology. Due diligence regarding Spartaject busulfan continued with telephonic and facsimile communications as needed. Draft agreements were considered and modified by QED and Dr. Carey.

    On May 11, 1998, after evaluating proposals from several investment banks, the Sparta board approved the engagement of Ferghana Partners, Inc. to assist it in identifying potential strategic transactions with other pharmaceutical and biotechnology companies, including a potential merger or disposition of the company or its technologies and product candidates.

    On May 28, 1998, Dr. Hook met with Dr. Rubinfeld, Rajesh C. Shrotriya, M.D., Executive Vice President & Chief Scientific Officer of SuperGen and Dr. Carey in New York. The parties agreed that they were interested in considering a possible business combination between SuperGen and Sparta. SuperGen was subsequently specifically eliminated from the Ferghana agreement, then in negotiation.

    Between June 22, 1998 and November 10, 1998, representatives of Ferghana (on behalf of Sparta) and Sparta's management contacted a number of third parties with respect to a potential strategic transaction with or acquisition of Sparta. Preliminary discussions were held with approximately 74 entities.

    On July 29, 1998, Dr. Hook received a revised draft of a license agreement for Spartaject busulfan from Dr. Carey. At that time, Dr. Hook advised Dr. Carey that Sparta was interested in pursuing a possible business combination.

    A preliminary due diligence visit was made to Sparta by SuperGen on August 27, 1998. Drs. Carey and Lenaz, accompanied by patent counsel, met with Sparta's staff and reviewed and evaluated Sparta's intellectual property, scientific documents and Sparta's business condition.

    On September 14, 1998, at a regularly-scheduled Sparta board meeting, Dr. Hook apprised the Sparta board of Ferghana's progress in identifying possible strategic partners, and the status of Sparta's discussions to date with SuperGen. Because of the decline in the trading price of Sparta common stock (notwithstanding a 1-for-5 reverse stock split effective in May 1998) and the threatened delisting of the stock from the Nasdaq SmallCap Market, the Sparta board approved a plan to conserve resources by limiting the initiation of new drug trials.

    In September and October, 1998, in several telephone conferences between representatives of SuperGen and Sparta, possible terms and structure of a business combination between the parties were discussed.

    Dr. Hook and Mr. Spair met with Drs. Rubinfeld, Shrotriya and Lenaz in New York on November 5, 1998, to discuss a possible merger. SuperGen offered a purchase price of 650,000 shares of SuperGen common stock in exchange for all of the outstanding shares of Sparta common stock and preferred stock.

    A conference call was conducted on November 10, 1998 led by Everen Securities, SuperGen's financial adviser. The meeting participants included Dr. Rubinfeld, Dr. Hook, Mr. Spair, counsel from both companies and a representative from Spencer Trask. The participants considered a proposed timetable and allocation of responsibilities for producing an agreement containing the specific terms of the merger. It was agreed that SuperGen's counsel would produce a first draft of the merger agreement.

    At a special meeting of the Sparta board held by teleconference on November 14, 1998, after considering proposals from several banks, the Sparta board approved the engagement of Spencer Trask to deliver a fairness opinion and to provide financial advice in connection with the merger, including advice regarding allocation of the merger consideration to be received between the common stock and preferred stock of Sparta.

    On November 17, 1998, Sparta notified Ferghana Partners of the decision to terminate immediately its engagement of Ferghana. Ferghana reported back to Sparta that it had contacted 80 companies but after extensive discussions with several interested parties, had not received an offer superior to that made by SuperGen.

    On November 18, 1998, legal counsel to SuperGen circulated a preliminary draft of the merger agreement to Sparta and its legal counsel.

    On November 18, 1998, representatives from Everen Securities visited Sparta's office in Horsham to perform due diligence.

    On November 20, 1998, Mr. Spair visited SuperGen to perform due diligence.

    On November 25, 1998, Dr. Shrotriya visited Sparta to perform due diligence. In addition, he presented an overview of SuperGen's business and operations and interviewed Sparta employees.

    On November 30, 1998, the Sparta board held a special meeting by teleconference, with representatives of Sparta's legal counsel and Spencer Trask also in attendance. Sparta's legal counsel described the fiduciary responsibilities of the Sparta board in evaluating the merger proposal. Spencer Trask representatives described the analyses they would undertake to fulfill their obligations under their engagement letter with Sparta. A draft of the agreement, which had been sent to the Sparta board prior to the meeting was discussed and questions were asked and comments thereto given to legal counsel.

    On December 1, 1998, Sparta common stock was delisted from the Nasdaq SmallCap Market and began trading on the OTC Bulletin Board on December 2, 1998. On the day prior to delisting, the last reported sale price of Sparta on the Nasdaq SmallCap Market was $.25. On January 15, 1999, the last trading day prior to the announcement of the merger, the last sale price of the Sparta common stock on the OTC Bulletin Board was $.23.

    On December 15, 1998, legal counsel to SuperGen circulated a revised draft of the merger agreement to Sparta and its legal counsel.

    On December 22, 1998, a conference call was held with Drs. Rubinfeld, Shrotriya and Hook, Mr. Spair, counsel of both companies and representatives from Everen Securities to discuss the remaining open issues contained in the merger agreement. One remaining issue was discussed by Drs. Rubinfeld and Hook on the next day.

    On December 24, 1998, legal counsel to SuperGen circulated a draft of the merger agreement to Sparta and its legal counsel, revised to reflect the discussions of the previous two days' conferences.

    Several discussions ensued to finalize the terms of the merger agreement, including the addition of an adjustment to the purchase consideration if the average closing price of SuperGen common stock on the Nasdaq National Market during the 30 trading days before the closing of the merger increases above $12 per share or falls below $5 per share. Final drafts of the merger agreement and ancillary agreements were circulated on January 15, 1999.

    The SuperGen board held a special meeting by teleconference to approve the terms of the merger agreement and the merger on January 14, 1999.

    On January 18, 1999, the Sparta board held a special meeting by teleconference to approve the merger agreement (which they had received in advance of the meeting), the merger and the amendments to Sparta's certificate of incorporation. At this meeting, the Sparta board was updated as to the events that had occurred since their previous meeting. Spencer Trask then reviewed the financial analyses it had performed in connection with its evaluation of the exchange ratio as set forth in the merger agreement and delivered to the Sparta board an oral opinion, subsequently confirmed in writing, to the effect that, as of that date and based upon and subject to matters contained in the fairness opinion, that the exchange ratio as set forth in the merger agreement was fair, from a financial point of view, to the Sparta stockholders. After hearing presentations from Sparta's legal counsel, the Sparta board unanimously approved the merger agreement, the merger and the amendments to Sparta's certificate of incorporation and authorized the execution of the merger agreement.

    The merger agreement was executed on January 18, 1999.

OPINION OF SPARTA'S FINANCIAL ADVISOR

    Sparta retained Spencer Trask to deliver an opinion to the Sparta board as to the fairness to the holders of both Sparta common stock and Sparta Series BC Convertible Preferred Stock, from a financial point of view, of the consideration to be received by Sparta stockholders pursuant to the merger agreement. On January 18, 1999, Spencer Trask provided both oral and written opinions to the Sparta board that, as of the date of those opinions, the exchange ratio as set forth in the merger agreement was fair to Sparta stockholders from a financial point of view. References to the opinion of Spencer Trask are, unless otherwise noted, references to its written opinion dated January 18, 1999. This summary of the opinion of Spencer Trask is qualified in its entirety by reference to the full text of that opinion.

    THE FULL TEXT OF THE WRITTEN OPINION OF SPENCER TRASK DATED JANUARY 18, 1999, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN RENDERING THAT OPINION, IS ATTACHED AS APPENDIX C AND IS INCORPORATED INTO THIS PROXY STATEMENT-PROSPECTUS BY REFERENCE. THE HOLDERS OF SPARTA COMMON STOCK AND SPARTA SERIES BC CONVERTIBLE PREFERRED STOCK ARE URGED TO CAREFULLY READ THIS OPINION IN ITS ENTIRETY.

    Spencer Trask's opinion is directed only to the Sparta board and addresses only the fairness from a financial point of view of the consideration to be received by the holders of Sparta common stock and Series BC Convertible Preferred Stock pursuant to the merger agreement. It does not constitute a recommendation to any stockholder as to how that stockholder should vote at the Sparta special meeting. No limitations were placed on Spencer Trask by the Sparta board with respect to the investigations made or the procedures followed by Spencer Trask in preparing and rendering its opinion.

    In arriving at its opinion, Spencer Trask, among other things:

    - Reviewed various publicly available business and financial information relating to Sparta and SuperGen, including the merger agreement.

    - Reviewed other information provided by Sparta and SuperGen, including financial forecasts prepared by Sparta management and financial forecasts prepared by independent third parties relating to SuperGen.

    - Reviewed the terms of the Series BC Convertible Preferred Stock as set forth in the certificate of designations forming a part of Sparta's certificate of incorporation.

    - Discussed with Sparta's and SuperGen's respective managements the business and prospects of Sparta and SuperGen, respectively.

    - Analyzed various publicly available data relating to the biotechnology industry and its outlook.

    - Considered other information, financial studies, analyses and investigations and financial, economic and market criteria which Spencer Trask deemed relevant.

    In addition, in rendering its opinion, Spencer Trask assumed that all necessary approvals would be obtained to increase to at least 16 the number of shares of Sparta common stock into which a share of Sparta Series BC Convertible Preferred Stock may convert upon effectiveness of the merger.

    In connection with its review, Spencer Trask did not assume any responsibility for independent verification of any of the information described above and relied on it being complete and accurate in all material respects. Spencer Trask did not make any independent appraisal of specific properties or other assets of Sparta or SuperGen. Spencer Trask did not express any opinion as to what the value of SuperGen common stock will be when issued to Sparta stockholders pursuant to the merger or the prices at which SuperGen common stock may trade subsequent to the merger. Also, Spencer Trask was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of Sparta, nor did Spencer Trask seek financing for Sparta. Spencer Trask's opinion is necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated as of the date of its opinion.

    The following is a summary of the analyses performed by Spencer Trask in connection with its January 18, 1999 oral and written opinions.

SUPERGEN

    Spencer Trask estimated the value of the SuperGen common stock to be paid to holders of Sparta common stock by analyzing historical trading prices of SuperGen common stock, comparing SuperGen with companies that Spencer Trask believed to be somewhat similar to SuperGen, and estimating the present value of SuperGen's future cash flows. As discussed below, Spencer Trask applied weights to the results of the foregoing tests. In establishing the appropriate weights, Spencer Trask took into account several factors, including but not limited to:

    - The liquidity provided by the listing of SuperGen common stock on the Nasdaq National Market.

    - The number of market-makers in SuperGen common stock.

    - The amount of research coverage provided by investment banking firms with respect to SuperGen.

    - The absence of financial projections prepared by SuperGen's management.

    - Spencer Trask's lack of access to some of SuperGen's proprietary information.

    - The quality and depth of SuperGen's management.

    - The adequacy of SuperGen's anticipated levels of cash and cash equivalents to fund anticipated near-term continuing operating losses.

    MARKET VALUE ANALYSIS. Spencer Trask applied an 80% weight to the average closing price of SuperGen common stock over the 20 trading days ending on January 15, 1999, which average price was $8.68. No liquidity discount was applied to this measure because the merger agreement provides that the SuperGen common stock to be issued pursuant to the merger will be registered under the Securities Act to permit their sale.

    COMPARABLE COMPANY VALUATION ANALYSIS. Spencer Trask compared various financial and stock market information for the following selected publicly held companies that it believed to be somewhat similar to SuperGen: ILEX Oncology, Inc., Matrix Pharmaceuticals, Inc., Maxim Pharmaceuticals, Inc., Medarex, Inc., MGI Pharmaceuticals, Inc., Onyx Pharmaceuticals, Inc., OXiGENE, Inc. and Progenics Pharmaceuticals, Inc.

    For each of these companies, based on their most recent publicly-released financial statements and common stock market prices as of January 15, 1999, Spencer Trask examined the following ratios:

    - Enterprise value to revenue (enterprise value representing the sum of market equity capitalization plus long-term debt and preferred stock).

    - Enterprise value to earnings before interest and taxes or "EBIT".

    - Common stock price to net earnings.

    - Market equity value to book value.

    The ratios of enterprise value to EBIT and common stock price to net earnings were deemed by Spencer Trask to be not meaningful because most of the selected companies, like SuperGen, have negative EBIT and negative net earnings. The median enterprise value/revenue ratio for the selected companies was 10.1, and the median market equity/book value ratio for the selected companies was
3.4. Applying these ratios, weighted at 15% and 85%, respectively, Spencer Trask derived an implied equity value of SuperGen of $56.921 million. A 10% weight was applied to this valuation approach, which weight was partially determined by taking into account the limited number of meaningful ratios applicable to SuperGen.

    DISCOUNTED CASH FLOW ANALYSIS. Spencer Trask performed a discounted cash flow analysis to estimate the net present value of the cash flows that SuperGen could generate over the period 1999 through 2003. The projections were based on a combination of independent third party forecasts and Spencer Trask's estimates of SuperGen's possible future financial performance. Spencer Trask discounted SuperGen's projected cash flows by an estimated weighted average cost of capital of 21%. Included in the projected SuperGen cash flows was an estimated terminal value of SuperGen in 2003 based on a price/net income multiple of 27. This multiple is at the low end of the range of the ratios for selected publicly-held biotechnology companies that have achieved product sales and net income, including: Amgen Inc., Biogen, Inc., Chiron Corporation, Genzyme Corporation and Idec Pharmaceuticals Corporation.

    Spencer Trask estimated the net present value of SuperGen's discounted cash flows to be $155 million as of January 1, 1999. A 10% weight was applied to this valuation approach, reflective of the inherent imprecision in estimating future cash flows for biotechnology companies without a history of operating earnings.

SPARTA

    Spencer Trask estimated the value of Sparta common stock by analyzing historical trading prices of Sparta common stock, comparing Sparta with several public companies that Spencer Trask believed to be somewhat similar to Sparta, analyzing the purchase terms with respect to acquisitions of companies that Spencer Trask believed to be somewhat similar to Sparta, and estimating the net present value of SuperGen's future cash flows. As discussed below, Spencer Trask applied weights to the results of the foregoing tests. In establishing the appropriate weights, Spencer Trask took into account several factors, including but not limited to:

    - The liquidity provided by the trading of Sparta common stock on the OTC Bulletin Board.

    - The amount of research coverage provided by investment banking firms with respect to Sparta.

    - The financial projections prepared by Sparta's management.

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    - The quality and depth of Sparta's management.

    - The adequacy of Sparta's anticipated levels of cash and cash equivalents to fund anticipated near-term continuing operating losses.

    MARKET VALUE ANALYSIS. Since December 1, 1998, Sparta common stock has been traded on the OTC Bulletin Board, where share prices are considered by Spencer Trask to be a less reliable indicator of fair market value than share prices of securities traded on the Nasdaq National Market because of generally less research coverage and liquidity. During 1998, the closing price of Sparta common stock ranged from a high of $1.28 in June to a low of $0.18 on December 30th. During the 20 trading days ending January 15, 1999, the average closing market price was $0.220 and the average trading volume was 35,940 shares per day. Spencer Trask applied a 60% weight to this market price in estimating the fair market value of Sparta's stockholders' equity.

    COMPARABLE COMPANY VALUATION ANALYSIS. Spencer Trask compared financial and stock market information for the following selected publicly held companies that it believed to be somewhat similar to Sparta: Endorex Corp., Inkine Pharmaceuticals, Co., Lorus Therapeutics Inc., Onyx Pharmaceuticals, Inc., Orphan Medical, Inc., Procept Inc. and Pacific Pharmaceuticals.

    For each of these companies, based on their most recent publicly-released financial statements and common stock market prices as of January 15, 1999, Spencer Trask examined the following ratios:

    - Enterprise value to revenue (enterprise value representing the sum of market equity capitalization plus long-term debt and preferred stock).

    - Enterprise value to EBIT.

    - Common stock price to net earnings.

    - Market equity value to book value.

    The median market equity/book value ratio for the selected companies was
1.3. The other ratios were deemed by Spencer Trask to be not meaningful because most of the selected companies, like Sparta, have no significant revenue from product sales and negative EBIT and net earnings. Application of the 1.3 median market equity/book value ratio to Sparta's estimated December 31, 1998 book value of $2.24 million, plus an acquisition premium of 35%, resulted in an implied equity value of $3.821 million. Spencer Trask applied a 10% weight to this valuation approach, which weight was partially determined by taking into account the limited number of meaningful ratios applicable to Sparta.

    ANALYSIS OF RECENT MERGERS AND ACQUISITIONS. Spencer Trask reviewed the purchase price and implied transaction multiples in the following selected merger or acquisition transactions, involving the acquisition of publicly-held companies considered somewhat similar to Sparta during the period January 1, 1993 through November 25, 1998: Aramed, Inc., ChemGenics Pharmaceuticals, CytoRad Inc., Houston Biotechnology, Inc. and Telios Pharmaceuticals, Inc.

    The ratios examined for these transactions, relating to the acquired company, were:

    - Transaction value (the sum of the price paid for the equity plus assumed long term debt) to revenue.

    - Transaction value to operating income.

    - Equity price to net income.

    - Equity price to book value

    The first three ratios were deemed not meaningful by Spencer Trask because most of the selected companies, like Sparta, had no significant revenue and had negative operating and net income. The median ratio of equity price to book value for the selected companies was 1.36. Application of this ratio to

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
Sparta resulted in an implied equity value of $3.04 million, and a 20% weight was applied to this valuation approach taking into consideration its appropriateness in terms of the Sparta acquisition and the limited number of meaningful ratios applicable to Sparta.

    DISCOUNTED CASH FLOW ANALYSIS. Spencer Trask performed a discounted cash flow analysis to estimate the net present value of the cash flows that Sparta could generate over the period 1999 through 2003. The projections were based on a combination of management's projections and Spencer Trask's estimates of Sparta's possible future financial performance. Spencer Trask discounted Sparta's projected cash flows by an estimated weighted average cost of capital of 22%. Included in the projected Sparta cash flows was an estimated terminal value of Sparta in 2003 based on a price/net income multiple of 27. This multiple is at the low end of the range of such ratios for selected publicly-held biotechnology companies that have achieved product sales and net income, including: Amgen Inc., Biogen, Inc., Chiron Corporation, Genzyme Corporation and Idec Pharmaceuticals Corporation.

    Spencer Trask estimated the net present value of Sparta's discounted cash flows to be $3.61 million as of January 1, 1999. A 10% weight was applied to this valuation approach, reflective of the inherent imprecision in estimating future cash flows for biotechnology companies without a history of operating earnings.

QUANTITATIVE VALUATION SUMMARY

    Spencer Trask's quantitative valuation summary, based on the analytical approaches described above that it utilized to value SuperGen and Sparta, estimated the total fair market value of SuperGen shares to be issued for Sparta's equity securities, including Sparta common stock and Sparta Series BC Convertible Preferred Stock, at $5,174,000. This amount is in excess of the estimated fair market value of Sparta's equity securities, which was $4,400,000.

OTHER VALUATION CONSIDERATIONS

    In rendering its opinion, Spencer Trask also considered that:

    - The anticipated continuation of operating losses by Sparta may jeopardize its ability to operate as a going concern.

    - The merger will provide Sparta's stockholders with an equity position in a company with liquid resources, an experienced management team with a track record of success at large pharmaceutical and biotechnology companies, current product sales, a potential cancer therapeutic product in Phase III clinical trials and other products under development, and an enhanced product and intellectual property portfolio upon acquiring Sparta.

    - Sparta's management had unsuccessfully searched for other potential joint venture partners, merger candidates and equity investors.

    In preparing its opinion for Sparta, Spencer Trask performed the financial and comparative analyses and considered all the factors described above. The summary of these analyses does not purport to be a complete description of the analyses underlying Spencer Trask's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, the opinion is not readily susceptible to summary description. Spencer Trask believes that its analyses must be considered as a whole and that selecting portions of its analyses or portions of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the valuation process underlying its opinion. In its analyses, Spencer Trask made numerous assumptions with respect to Sparta and SuperGen, industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the control of Sparta and SuperGen. The estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, because these estimates of actual values or future results or values are inherently subject to substantial uncertainty, Spencer Trask assumes no responsibility for their accuracy.

    Sparta selected Spencer Trask to deliver a fairness opinion in connection with the merger because Spencer Trask is a recognized investment banking firm and is regularly engaged in securities transactions, equity research, mergers and acquisitions, private placements, business valuations and other related activities. In addition, Spencer Trask has previously rendered investment banking services to Sparta in connection with its acquisition of Lexin Pharmaceutical Corp. in March 1996.

    As compensation for Spencer Trask's services to Sparta, Sparta paid Spencer Trask a fee of $50,000 upon the execution of Spencer Trask's engagement letter and an additional fee of $50,000 upon delivery of Spencer Trask's fairness opinion and related analyses. Sparta has also agreed to reimburse Spencer Trask for its out-of-pocket expenses and to indemnify Spencer Trask and its affiliates against various liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement.

FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion summarizes various federal income tax considerations of the merger that are generally applicable to holders of Sparta capital stock exchanging their Sparta capital stock for SuperGen common stock. You should be aware that the following discussion does not deal with all federal income tax considerations that may be relevant to you in light of your particular circumstances, including if you are a dealer in securities, you are a foreign person or you acquired your Sparta capital stock through stock option or stock purchase programs or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the merger under foreign, state or local tax laws. Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the merger (whether or not those transactions are in connection with the merger) including, without limitation, the exercise of options or rights to purchase Sparta capital stock in anticipation of the merger. ACCORDINGLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF THE MERGER.

    The following discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations, current judicial authority and administrative rulings and practice, all of which are subject to change. The IRS could still adopt a contrary position. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth in this discussion. Any changes or interpretations could be applied retroactively and could affect the tax consequences of the merger as described in this proxy statement-propectus to SuperGen, Sparta and/or their respective stockholders.

    The merger is intended to qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, with each of SuperGen and Sparta intending to qualify as a "party to the reorganization" under Section 368(b) of the Internal Revenue Code, in which case the following federal income tax consequences will result (subject to the limitations and qualifications referred to in this discussion):


    - You will recognize no gain or loss upon the receipt of SuperGen common stock (or common stock and warrants) solely in exchange for your Sparta capital stock in the merger (except to the extent, if any, that cash is received in lieu of a fractional share).



    - The aggregate tax basis of the SuperGen common stock (or common stock and warrants) received by you in the merger (including any fractional share of SuperGen common stock not actually


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

      received but for which cash is paid) will be the same as the aggregate tax basis of the Sparta capital stock you surrendered in exchange. If you receive common stock and warrants, the aggregate tax basis will be allocated between the common stock and warrants based on their relative fair market values at the time of the merger.



    - The holding period of the SuperGen common stock (or common stock and warrants) received by you in the merger will include the holding period of the Sparta capital stock you surrendered in exchange, provided that the Sparta capital stock you surrendered is held as a capital asset at the time of the merger.


    - Cash payments received by you in lieu of a fractional share will be treated as if a fractional share of Sparta capital stock had been issued in the merger and then redeemed by Sparta. To the extent you receive cash in lieu of a fractional share, you will recognize gain or loss upon the payment, measured by the difference (if any) between the amount of cash received and the basis in the fractional share. The gain or loss should be capital gain or loss, provided that each fractional share of Sparta capital stock was held by you as a capital asset at the effective time of the merger.

    - To the extent you exercise your dissenter's rights with respect to a share of Sparta capital stock and receive payment for that stock in cash, you will generally recognize gain or loss for federal income tax purposes, measured by the difference between your basis in that stock and the amount of cash received, provided that the payment is neither essentially equivalent to a dividend within the meaning of Section 302 of the Internal Revenue Code, nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the Internal Revenue Code. That gain or loss will be capital gain or loss, provided that the Sparta capital stock is held by you as a capital asset at the effective time of the merger. A sale of Sparta capital stock pursuant to an exercise of dissenters' rights will generally not be a transaction within the meaning of Section 302 or Section 356(a)(2) of the Internal Revenue Code if, as a result of that exercise, you own no shares of SuperGen common stock or Sparta capital stock (either actually or constructively within the meaning of Section 318 of the Internal Revenue Code).

    - Neither SuperGen nor Sparta will recognize gain or loss solely as a result of the merger.

    Neither SuperGen nor Sparta has requested a ruling from the IRS in connection with the merger. It is a condition to the consummation of the merger that SuperGen and Sparta each receive opinions from their respective counsel that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. The tax opinions neither bind the IRS nor preclude the IRS from adopting a contrary position. The tax opinions are subject to assumptions and qualifications and are based on the truth and accuracy of representations of SuperGen and Sparta, including representations in certificates delivered to these counsel by the respective managements of SuperGen and Sparta.


    A successful IRS challenge to the reorganization status of the merger would result in significant adverse tax consequences to Sparta stockholders. You would recognize gain or loss equal to the difference between your basis in that share and the fair market value as of the time of the merger, of the SuperGen common stock (or SuperGen common stock and warrants) received in exchange. In that event, your aggregate basis in the SuperGen common stock (or SuperGen common stock and warrants) so received would equal its fair market value, and your holding period for that stock would begin the day after the merger. However, even in that event, neither SuperGen nor Sparta would recognize gain or loss solely as a result of the merger.


    Noncorporate Sparta stockholders may be subject to backup withholding at a rate of 31% on cash payments received in lieu of a fractional share interest in SuperGen common stock. Backup withholding will not apply, however, to you if you furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on Form W-9 and provide a certificate of foreign status on Form W-8, or you are otherwise exempt from backup withholding. If you fail to provide the correct taxpayer identification number on Form W-9, you may be subject to a $50 penalty imposed by the IRS.

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
    You will be required to retain records and file with your federal income tax return a statement setting forth various facts relating to the merger.

    Even if the merger qualifies as a reorganization, if you are receiving shares of SuperGen common stock, you would recognize gain to the extent that those shares were received in exchange for services or property (other than solely Sparta capital stock). All or a portion of that gain may be taxable as ordinary income. Gain would also have to be recognized to the extent you were treated as receiving consideration other than SuperGen common stock in exchange for your Sparta capital stock.

STOCK OWNERSHIP FOLLOWING MERGER


    Assuming no adjustments to the merger consideration based on the average closing price of SuperGen common stock during the 30 trading days before the closing of the merger, an aggregate of 650,000 shares of SuperGen common stock will be issued to Sparta stockholders in the merger and SuperGen will assume Sparta stock options and Sparta stock purchase warrants for up to approximately 110,343 additional shares of SuperGen common stock with exercise prices ranging from $55.48 to $871.86 per share. Based upon the number of shares of SuperGen common stock issued and outstanding as of June 25, 1999, and after giving effect to the issuance of SuperGen common stock as described in the previous sentence, the former holders of Sparta common stock would hold, and have voting power with respect to, approximately 3% of SuperGen's total issued and outstanding shares, and holders of former Sparta stock options and Sparta stock purchase warrants assumed by SuperGen in the merger would hold options and warrants exercisable for approximately 0.5% of SuperGen's total issued and outstanding shares (assuming the exercise of only those options and warrants). These percentages may change if the capitalization of SuperGen changes subsequent to June 25, 1999 and prior to the effective time of the merger, and there can be no assurance as to the actual capitalization of SuperGen at the effective time of the merger or of SuperGen at any time following the effective time of the merger.


INTERESTS OF SPARTA EXECUTIVE OFFICERS AND DIRECTORS

    In considering the recommendation of the Sparta board with respect to the merger agreement and the merger, Sparta stockholders should be aware that the directors and officers of Sparta will receive continuing indemnification against various liabilities. These arrangements present the Sparta directors and officers with potential conflicts of interest. See "Terms of the Merger--Indemnification of Officers and Directors."


    In addition, two executive officers of Sparta are entitled to various benefits under existing employment agreements, stock option agreements and promissory notes. The consummation of the merger will trigger provisions in the existing employment agreements between Sparta and each of Dr. Hook and Mr. Spair, entitling each of them to severance payments equal to twelve months salary and six months salary, respectively. In addition, existing stock option agreements between Sparta and each of Dr. Hook and Mr. Spair provide that unvested stock options granted to each will become immediately exercisable if a change of control of Sparta (which includes the merger) occurs. At June 25, 1999, Dr. Hook had unvested stock options for the purchase of 56,250 shares of Sparta common stock with exercise prices ranging from $2.225 to $5.625 per share (or $58.78 to $148.61 per share of SuperGen common stock after the merger based on the exchange ratio) and Mr. Spair had unvested stock options for the purchase of 22,750 shares of Sparta common stock with exercise prices also ranging from $2.225 to $5.625 per share (or $58.78 to $148.61 per share of SuperGen common stock after the merger based on the exchange ratio). Dr. Hook and Mr. Spair are also the makers of promissory notes payable to Sparta in the outstanding principal amounts of $33,334 and $16,668, respectively. These notes provide that all principal and interest will be forgiven (and each maker will be made whole for tax liabilities resulting from that forgiveness) if a change of ownership of Sparta (which would include the merger) occurs.


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
    In addition, as of the record date, the directors and officers of Sparta and their affiliates beneficially owned 168,038 shares of Sparta common stock, 15,000 shares of Sparta preferred stock and options and warrants exercisable within 60 days of the record date to purchase 223,501 shares of Sparta common stock. Assuming the conversion of all their Sparta preferred stock into Sparta Common Stock and the exercise of all these options and warrants to purchase Sparta common stock, the directors and officers of Sparta and their affiliates would own 431,539 shares or 10.9% of the outstanding Sparta common stock. See "Security Ownership of Certain Beneficial Owners and Management of Sparta."


    In addition, Ronald H. Spair and Dr. Howard Sands have agreed to be employed by SuperGen at or about the effective time of the merger as SuperGen's Chief Financial Officer and Vice President of Pre-Clinical Development, respectively.


GOVERNMENTAL AND REGULATORY APPROVALS

    Neither SuperGen nor Sparta believe that any governmental filings with the Federal Trade Commission are required with respect to the merger. However, the FTC or the Antitrust Division of the United States Department of Justice could take action under the antitrust laws as they deem necessary or desirable in the public interest, including seeking to enjoin consummation of the merger or seeking to cause the divestiture of significant assets of SuperGen or Sparta. We cannot be certain that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of what the result would be. Private parties may also seek to take legal action under the antitrust laws under some circumstances.

DISSENTERS' RIGHTS

    Sparta stockholders who properly dissent from the merger will be entitled to dissenters' rights. A stockholder that is a stockholder as of the record date and entitled to vote on the merger may dissent from the merger and obtain payment for the fair value of that stockholder's shares after completion of the merger. A stockholder who wishes to assert dissenters' rights must deliver to Sparta, before a vote of the stockholders is completed, written notice of that stockholder's intent to demand payment for the stockholder's shares if the proposed merger is consummated. A Sparta stockholder that approves the merger will not have a right to dissent from the merger. See "Dissenters' Rights."

ACCOUNTING TREATMENT

    The merger is expected to be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. Under the purchase method of accounting, the aggregate consideration paid by SuperGen will be allocated to the acquired assets and liabilities of Sparta based on their fair market values at the effective time of the merger. Results of operations of Sparta subsequent to the merger, the related amortization of tangible and intangible assets and write-off of in-process research and development associated with the merger will be included in the results of operations of SuperGen subsequent to the time of the merger.

STOCK EXCHANGE LISTING

    The shares of SuperGen common stock (and warrants for the purchase of SuperGen common stock, if any) to be issued in the merger will be approved for listing on the Nasdaq National Market.

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                              TERMS OF THE MERGER

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL TERMS OF THE MERGER AGREEMENT. A COPY OF THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A AND IS INCORPORATED INTO THIS PROXY STATEMENT-PROSPECTUS BY REFERENCE. THE FOLLOWING IS NOT A COMPLETE STATEMENT OF ALL THE TERMS OF THE MERGER AGREEMENT. STATEMENTS MADE IN THIS PROXY STATEMENT-PROSPECTUS ARE QUALIFIED BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE MERGER AGREEMENT. YOU ARE ENCOURAGED TO READ THE ENTIRE MERGER AGREEMENT.

THE MERGER

    In accordance with the merger agreement and Delaware law, Royale Acquisition Corp., a newly-formed and wholly-owned subsidiary of SuperGen, will be merged with and into Sparta. As a result of the merger, the separate corporate existence of Royale Acquisition Corp. will cease and Sparta will survive the merger as a wholly-owned subsidiary of SuperGen.

    Unless the parties agree otherwise, the closing of the merger will take place no later than two business days following the approval of the merger by Sparta's stockholders and the satisfaction or waiver of the conditions set forth in the merger agreement.

    Assuming that both SuperGen and Sparta satisfy or waive all of the conditions in the merger agreement as quickly as possible, we hope to complete the merger by September 1999.

MERGER CONSIDERATION

    The total number of shares of SuperGen common stock to be issued in exchange for all shares of Sparta common stock and preferred stock outstanding at the time of the merger is variable. The determination of the precise number of shares of SuperGen common stock to be issued will be based on the average closing price of SuperGen common stock on the Nasdaq National Market over the 30 consecutive trading days ending on the day before the closing of the merger. The possibilities are as follows:

IF THAT AVERAGE CLOSING PRICE IS BETWEEN $5.00 AND $12.00 PER SHARE:

    SuperGen will issue 650,000 shares of SuperGen common stock in the merger in exchange for all shares of Sparta common stock and preferred stock outstanding at the time of the merger.

IF THAT AVERAGE CLOSING PRICE IS BELOW $5.00 PER SHARE:

    SuperGen will issue the number of shares of SuperGen common stock determined by dividing $3,250,000 by that average closing price. For example, if that average closing price was equal to $4.50 per share, SuperGen would issue 722,222 shares of SuperGen common stock in exchange for all shares of Sparta common stock and preferred stock outstanding at the time of the merger.

IF THAT AVERAGE CLOSING PRICE EXCEEDS $12.00 PER SHARE:

    SuperGen will issue the number of shares of SuperGen common stock determined by dividing $7,800,000 by that average closing price. In addition, SuperGen will issue warrants to purchase a number of shares of SuperGen common stock equal to 650,000 less the number of SuperGen shares being issued in the merger. For example, if that average closing price was equal to $20.00 per share, SuperGen would issue 390,000 shares of SuperGen common stock and warrants for the purchase of 260,000 shares of SuperGen common stock. The key terms of the warrants would be as follows:

    - Exercise price will be equal to that average closing price;

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
    - Exercise may occur at any time until the earlier of:

       - the second anniversary of the merger, or

       - the sale of all or substantially all of SuperGen's assets, or

       - a merger or other transaction resulting in a change in control of SuperGen;

    - The registration statement of which this proxy statement-prospectus forms a part will register the warrants and shares of SuperGen common stock underlying the warrants; and

    - The exercise price and number of shares will be adjusted for reclassifications, consolidations, mergers, subdivisions or combinations of SuperGen common stock.

CERTIFICATE OF INCORPORATION AND BYLAWS OF SPARTA AFTER THE MERGER

    The certificate of incorporation and bylaws of Royale Acquisition Corp. as in effect immediately prior to the merger will become the certificate of incorporation and bylaws of Sparta at the effective time of the merger, except that the certificate of incorporation will be amended to reflect that the name of the surviving corporation will be "Sparta Pharmaceuticals, Inc."

DIRECTORS AND OFFICERS OF SPARTA AFTER THE MERGER

    At the effective time of the merger, the current directors and officers of Royale Acquisition Corp., who are each current directors or officers of SuperGen, will become the directors and officers of Sparta.

CONVERSION OF SPARTA CAPITAL STOCK AS A RESULT OF THE MERGER

    Under the terms of the merger agreement, each share of Sparta capital stock issued and outstanding immediately prior to the merger (other than any shares held by a holder who has demanded and perfected dissenters' rights for those shares in accordance with the applicable provisions of Delaware law and who has not withdrawn or lost those rights) will be cancelled and extinguished and be converted automatically into the right to receive a number of shares of SuperGen common stock. If the average closing price of SuperGen common stock on the Nasdaq National Market over the 30 consecutive trading days ending on the day before the closing of the merger is greater than $12.00 per share, holders of Sparta capital stock will also receive warrants for the purchase of SuperGen common stock. SuperGen will not issue fractional shares of SuperGen common stock in the merger. Instead, the holder of any fractional share will be entitled to receive cash in an amount equal to that fraction multiplied by the average closing price of SuperGen common stock on the Nasdaq National Market over the 10 consecutive trading days ending one day before the closing of the merger. The number of shares of SuperGen common stock and any SuperGen warrants to be received by Sparta stockholders cannot be determined precisely until that average closing price of SuperGen common stock on the Nasdaq National Market over the 30 consecutive trading days ending on the day before the closing of the merger is known.

    BASED ON THE INFORMATION AVAILABLE AT THIS TIME AND ASSUMING AN AVERAGE CLOSING PRICE BETWEEN $5.00 AND $12.00, HOLDERS OF SPARTA CAPITAL STOCK WILL RECEIVE THE NUMBER OF SHARES OF SUPERGEN COMMON STOCK AS DESCRIBED BELOW. THE ACTUAL NUMBERS MAY VARY AFTER THE FINAL CALCULATIONS HAVE BEEN MADE.

CONVERSION OF SPARTA COMMON STOCK

    Holders of Sparta common stock will be entitled to receive approximately .03785 of a share of SuperGen common stock for each share of Sparta common stock they hold.

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
CONVERSION OF SPARTA SERIES BC Convertible Preferred Stock

    Holders of Sparta Series BC Convertible Preferred Stock will be entitled to receive approximately .62074 of a share of SuperGen common stock for each share of Sparta Series BC Convertible Preferred Stock they hold.

SPARTA STOCK OPTIONS AND STOCK PURCHASE WARRANTS

    In the merger, each outstanding option, warrant or other right to purchase shares of Sparta Common stock shall be assumed by SuperGen and remain outstanding. However, each Sparta stock option, Sparta stock purchase warrant or other purchase right will be exercisable for shares of SuperGen common stock. The number of shares of SuperGen common stock issuable upon exercise of a Sparta stock option, Sparta stock purchase warrant or other right to purchase, and the exercise price of that Sparta security will be adjusted to reflect the exchange ratio as set forth in the merger agreement. The results of those computations will be rounded to the nearest whole share of SuperGen common stock and exercise prices will be rounded to the nearest whole cent.

PROCEDURE FOR CONVERTING SPARTA CAPITAL STOCK

EXCHANGE AGENT

    The merger agreement requires SuperGen to select an exchange agent to facilitate the exchange of Sparta capital stock for SuperGen securities. Promptly after the merger, SuperGen will make available to this exchange agent certificates for SuperGen securities plus any cash to be exchanged for Sparta capital stock.

EXCHANGE PROCEDURES

    Promptly after the closing of the merger, Sparta stockholders will receive a letter of transmittal providing instructions for surrender of their certificates representing ownership of Sparta capital stock. Sparta stockholders will return to the exchange agent the completed letter of transmittal, accompanied by Sparta stock certificates and other customary documents described in the instructions to the letter of transmittal. Upon receipt of the documents requested in the letter of transmittal, the exchange agent will issue the SuperGen securities and any cash to which the Sparta stockholder is entitled.

SPARTA STOCKHOLDERS SHOULD ALSO NOTE:

    No dividends or other distributions on SuperGen common stock declared or made after the merger will be paid to any holder of any unsurrendered Sparta stock certificate with respect to the shares of SuperGen common stock represented by that certificate until it is surrendered to the exchange agent.

    If any certificate for shares of SuperGen common stock is to be issued in a name other than that in which the Sparta stock certificate surrendered in exchange therefor is registered, the Sparta stock certificate so surrendered must be properly endorsed and otherwise in proper form for transfer and the person requesting the exchange will have to pay SuperGen or any agent designated by it any transfer or other taxes required by reason of issuance of a certificate for shares of SuperGen common stock in any name other than that of the registered holder of the Sparta stock certificate surrendered, or establish to the satisfaction of SuperGen or any agent designated by it that the tax has been paid or is not payable.

    In the event that any Sparta stock certificates representing shares of Sparta capital stock have been lost, stolen or destroyed, the exchange agent will issue shares of SuperGen common stock in exchange for the lost, stolen, or destroyed Sparta stock certificates upon the making of an affidavit of that fact by the owner of those Sparta stock certificates and, at the request of SuperGen, upon delivery of a bond in an amount as SuperGen may reasonably direct as indemnity against any claim that may be made against

SuperGen or the exchange agent with respect to the Sparta stock certificates alleged to have been lost, stolen or destroyed.

    SPARTA STOCKHOLDERS SHOULD NOT FORWARD SPARTA STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED A TRANSMITTAL LETTER. SPARTA STOCKHOLDERS SHOULD NOT RETURN SPARTA STOCK CERTIFICATES WITH THEIR PROXY.

FORM S-8 FILING


    SuperGen has agreed to file with the SEC, as soon as reasonably practicable after the merger, a registration statement on Form S-8 to register shares of SuperGen common stock issuable as a result of the exercise of Sparta stock options assumed in the merger. The shares of SuperGen common stock issuable as a result of the exercise of Sparta stock purchase warrants assumed in the merger will be registered on the registration statement of which this proxy statement-prospectus forms a part.


TAX AND ACCOUNTING CONSEQUENCES

    SuperGen and Sparta intend that the merger be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. SuperGen and Sparta intend to treat the merger as a purchase for accounting purposes.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains customary representations and warranties made by Sparta. These representations and warranties relate to various aspects of Sparta's business, including:

    - Organization and good standing as a corporation

    - Ownership of subsidiaries

    - Capital structure

    - Obligations with respect to capital stock

    - Authorization, execution, delivery and enforceability of the merger agreement and related agreements and necessary stockholder approvals

    - Absence of conflict with, default under or violation of agreements and laws, and the holding of permits necessary for the conduct of business

    - Absence of need for waivers or consents from any governmental entity or third party

    - Accuracy and completeness of SEC filings

    - Accuracy of financial statements

    - Absence of undisclosed liabilities

    - Absence of various changes in the business

    - Tax matters

    - Title to property

    - Ownership of intellectual property

    - Compliance with laws and agreements, sufficiency of permits and absence of restrictions on business activities

    - Litigation matters

    - Absence of brokers' and finders' fees

    - Compliance with environmental matters

    - Absence of some types of agreements, contracts and commitments

    - Employee benefit plans

    - Employee labor matters

    - Change in control payments

    - Accuracy and completeness of information provided in this proxy statement-prospectus

    - Receipt by Sparta of an opinion from an investment banking firm as to the fairness of the transaction

    The representations and warranties of Sparta terminate upon closing of the merger.

    The merger agreement also contains customary representations and warranties made by SuperGen and Royale Acquisition Corp. These representations and warranties relate to various aspects of SuperGen and Royale Acquisition Corp.'s businesses, including:

    - Organization and good standing as corporations

    - Capital structure

    - Authorization, execution, delivery and enforceability of the merger agreement and related agreements

    - Authorization and issuance of the shares of SuperGen common stock to be issued pursuant to the merger

    - Absence of conflict with, default under or violation of agreements and laws

    - Accuracy and completeness of SEC filings

    - Accuracy of financial statements

    - Absence of various changes in the business

    The representations and warranties of SuperGen and Royale Acquisition Corp. terminate upon the closing of the merger.

CONDUCT OF BUSINESS OF SPARTA PENDING THE MERGER

    Sparta has agreed in the merger agreement to carry on its business in its usual customary manner during the period from the date of the merger agreement and continuing until the earlier of the termination of the merger agreement or the date of the merger. Sparta has committed to use commercially reasonable efforts consistent with past practices and policies:

    - To preserve intact the present business organization of Sparta

    - To keep available the services of its present officers and key employees

    - To preserve its relationships with customers, suppliers, distributors, licensors, licensees and others

    Sparta has also agreed to refrain from taking a variety of actions that could affect Sparta's business prior to the closing without SuperGen's prior consent. A complete list of these actions is set out at Section 4.1 of the merger agreement, which is included as Appendix A to this proxy statement-prospectus.

CONDITIONS TO THE MERGER

    There are numerous conditions that have to be satisfied or waived before the merger can be completed. These conditions are divided into three categories, and are summarized below.

    THE OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER AGREEMENT ARE SUBJECT TO THE FOLLOWING CONDITIONS:

    - Sparta stockholders shall have approved the merger;

    - The SEC shall have approved the effectiveness of the proxy statement-prospectus and shall not have taken any action to suspend the effectiveness prior to the merger;

    - No governmental entity shall have taken action to prohibit the merger or make it illegal;

    - SuperGen and Sparta shall have obtained all material consents;

    - SuperGen shall have received all necessary state securities law permits;
      and

    - The SuperGen common stock to be issued in connection with the merger shall have been listed on the Nasdaq National Market.

    THE OBLIGATIONS OF SPARTA TO EFFECT THE MERGER ARE SUBJECT TO THE FOLLOWING
CONDITIONS:

    - The representations and warranties of SuperGen and Royale Acquisition Corp. in the merger agreement shall be true and correct in all material respects;

    - SuperGen and Royale Acquisition Corp. shall have performed and complied in all material respects with all agreements and covenants in the merger agreement;

    - There shall not have been any change, event or effect that is materially adverse to the business and assets, financial condition, results of operations or prospects of SuperGen and its subsidiaries taken as a whole;

    - SuperGen shall have obtained all material consents, waivers, and approvals necessary in connection with the merger;

    - Sparta shall have obtained a written opinion from its tax counsel that the merger will constitute a tax free reorganization within the meaning of
      Section 368(a) of the Internal Revenue Code; and

    - Sparta shall have been provided with an officer's certificate of SuperGen to the effect that, as of the date of the merger, all representations and warranties made by SuperGen and Royale Acquisition Corp. in the merger agreement are true and correct in all material respects on and as of that date, and all agreements and covenants required to be performed by SuperGen and Royale Acquisition Corp. have been so performed in all material respects.

    Sparta may waive any of the above conditions.

   THE OBLIGATIONS OF SUPERGEN AND ROYALE ACQUISITION CORP. TO EFFECT THE MERGER ARE SUBJECT TO THE FOLLOWING CONDITIONS:

    - The representations and warranties of Sparta in the merger agreement shall be true and correct in all material respects;

    - Sparta shall have performed and complied in all material respects with all agreements and covenants in the merger agreement;

    - There shall not have been any change, event or effect that is materially adverse to the business and assets, financial condition, results of operations or prospects of Sparta and its subsidiaries other than specified changes in cash, liquidity and drug development activities;

    - Sparta shall have obtained all material consents, waivers, and approvals necessary in connection with the merger;

    - SuperGen shall have obtained a written opinion from its tax counsel that the merger will constitute a tax free reorganization within the meaning of
      Section 368(a) of the Internal Revenue Code;

    - The value of Sparta's cash and cash equivalents shall not be less than the amounts projected by Sparta; and

    - SuperGen shall have been provided with an officer's certificate to the effect that, as of the date of the merger, all representations and warranties made by Sparta in the merger agreement are true and correct in all material respects on and as of that date, and all agreements and covenants required to be performed or complied with by Sparta have been so performed in all material respects.

    SuperGen may waive any of the above conditions.

TERMINATION OF THE MERGER AGREEMENT

    The merger agreement may be terminated and the merger abandoned at any time prior to the merger by the mutual agreement of SuperGen and Sparta and in the circumstances that are described below:

BY SUPERGEN OR SPARTA IF:

    - The merger has not occurred by September 15, 1999 (or October 15, 1999 in the event that the SEC delays effectiveness of the registration statement of which this proxy statement-prospectus forms a part), unless the party seeking to terminate the merger agreement had acted or failed to act in a manner to be the principal cause of or resulted in the failure of the merger to occur on or before that date and that action or failure to act constitutes a breach of the merger agreement; or

    - There is a final nonappealable order of a federal or state court in effect preventing the merger; or

    - The required approvals of Sparta stockholders have not occurred at the Sparta special meeting; or

    - The Sparta board approves or recommends a superior proposal and Sparta pays SuperGen a termination fee.

BY SUPERGEN IF:

    - The Sparta board has withheld, withdrawn or modified its approval or recommendation of the merger and approval of the merger by Sparta stockholders; or

    - Sparta is in breach of a representation, warranty, covenant or agreement, and the breach, if curable, has not been cured within ten (10) days after the breach is discovered by SuperGen.

BY SPARTA IF:

    - SuperGen is in breach of a representation, warranty, covenant or agreement and the breach, if curable, has not been cured within ten (10) days after the breach is discovered by Sparta.

FEES AND EXPENSES

    Regardless of whether the merger is consummated, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the respective party incurring those fees and expenses, except that SuperGen and Sparta will share equally all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred in connection with the filing of this proxy statement-prospectus and registration statement.

    In the event of termination of the merger agreement because Sparta is pursuing a superior proposal (provided that SuperGen has not experienced a material adverse effect prior to that termination), Sparta will pay SuperGen a cash amount equal to 150% of documented out-of-pocket costs and expenses incurred by SuperGen in connection with the merger, including legal, accounting, investment banking and printing fees. Sparta will also pay that termination fee if SuperGen terminates the merger agreement due to breaches of the merger agreement by Sparta. Similarly, SuperGen shall pay Sparta a similar termination fee if Sparta terminates due to breaches of the merger agreement by SuperGen.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The merger agreement provides that from and after the merger, SuperGen will, and will cause Sparta to honor and fulfill its existing obligations to Sparta's directors and officers for change of control, severance and indemnification arrangements. For a period of six years from the date of the merger, SuperGen will maintain and pay the premiums for officers' and directors' liability insurance policies held by Sparta at the time of the merger. This obligation will cease if the total expenses for the payment of those premiums during that period exceed $72,900.

NO SOLICITATION BY SPARTA OF OTHER OFFERS

    Sparta has agreed that it will not (1) solicit or knowingly encourage submission of any proposal or offer relating to a merger with or acquisition of or investment in Sparta, or (2) participate in any negotiations or discussions with, or disclose any non-public information concerning Sparta, or otherwise assist or enter into any agreement or understanding with any person or entity in connection with any proposal or offer relating to a merger with or acquisition of or investment in Sparta; provided, however, that Sparta may participate in discussions or negotiate with and supply information to a third party who makes an unsolicited acquisition proposal that is financially superior to the terms of the merger, if the Sparta board determines that failing to take that action would result in breach of its fiduciary duties under applicable law. If Sparta receives an unsolicited acquisition proposal, Sparta has agreed to immediately notify SuperGen and disclose the identity of the offeror and the terms of that proposal.

OTHER COVENANTS

    The merger agreement also contains various other covenants and agreements that are customary in transactions of this nature, including:

    - SuperGen and Sparta agreed to prepare and cause to be filed with the SEC this proxy statement-prospectus for the solicitation and approval of the stockholders of Sparta of the merger agreement, the merger and the amendments to Sparta's certificate of incorporation and to register the sale of the shares of SuperGen common stock issuable in the merger;

    - Sparta agreed to notice, convene and hold a stockholders' meeting to vote on the merger agreement and related transactions within 45 days after the registration statement on Form S-4 is declared effective. Sparta has also agreed to use its reasonable best efforts to solicit from its stockholders proxies in favor the merger and related transactions;

    - SuperGen and Sparta confirmed that a confidentiality agreement between the parties relating to confidential information obtained in connection with the merger is in full force. In addition, SuperGen and Sparta have agreed to provide access and make available to each other business and other information in connection with the merger and related transactions;

    - SuperGen and Sparta agreed to not issue press releases relating to the merger without the written consent of the other unless the failure to do so would breach a law or stock exchange rule;

    - SuperGen and Sparta agreed to inform each other of events or other issues that have or would likely result in a breach of a material representation, warranty, covenant or condition relating to the merger; and

    - SuperGen agreed to authorize for listing on the Nasdaq National Market the shares of Common Stock issuable in connection with the merger not less than 15 days prior to the date of issuance.

AFFILIATE AGREEMENTS

    Under the terms of the merger agreement, Sparta delivered to SuperGen agreements executed by Sparta's affiliates. Sparta's affiliates include all of Sparta's directors and officers and any stockholder that owns 10% or more of Sparta's outstanding capital stock. The affiliate agreements provide, among other things, that each Sparta affiliate will not sell, transfer or otherwise dispose of the shares of SuperGen issued to the affiliate in connection with the merger other than in compliance with Rule 145 of the Securities Act unless the affiliate delivers to SuperGen a written opinion from counsel, reasonably acceptable to SuperGen, that the sale, transfer or disposition is exempt from registration under the Securities Act. Additionally, the affiliate agreements provide that SuperGen shall place legends on the stock certificates and give stop transfer orders to its transfer agent to ensure compliance with Rule 145.

VOTING AGREEMENTS

    Pursuant to the merger agreement, various affiliates and significant stockholders of Sparta executed voting agreements. Under the voting agreements, the stockholders have agreed to vote to approve the merger and the merger agreement. In addition, the stockholders have executed an irrevocable proxy appointing the SuperGen board as proxy to vote their shares in favor of the merger and approval of the merger agreement.

                              SUPERGEN AND SPARTA
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma combined financial statements give effect to the merger applying the purchase method of accounting. The unaudited pro forma combined balance sheet gives effect to the merger as if it had occurred on March 31, 1999, and reflects the allocation of the purchase price of the Sparta assets acquired, including in-process research and development and liabilities assumed. These pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of SuperGen incorporated by reference herein and of Sparta included herein.

    The unaudited pro forma combined statement of operations combines the historical statements of operations of SuperGen and Sparta as if the merger had occurred at the beginning of the earliest period presented. SuperGen's consolidated statement of operations for the fiscal year ended December 31, 1998 and the unaudited consolidated statement of operations for the three-month period ended March 31, 1999 have been combined with Sparta's consolidated statement of operations for the fiscal year ended December 31, 1998 and the unaudited consolidated statement of operations for the three-month period ended March 31, 1999.


    The SuperGen statement of operations for the period in which the merger occurs will include a significant charge for acquired in-process research and development, currently estimated to be approximately $7.2 million or 80% of the purchase price. This amount represents the values determined by management, using a discounted cash flow methodology, to be attributable to the in-process research and development programs of Sparta based on a preliminary valuation of such programs. Such amount is subject to significant change pending completion of the final valuation analysis related to specific on-going research and development programs. Assuming each of these research programs continues through all stages of clinical development, the projected future research and development expenditures related to these programs, excluding the cost of research and development which may be performed by corporate collaborators, is approximately $45 million. The programs are forecasted to be completed at various times between 2001 and 2008. If SuperGen would have allocated less of the purchase price to these programs, the value would have been recorded as goodwill on the balance sheets and amortized over the expected benefit period, resulting in increased amortization expense during that period.


    Management of SuperGen believes that the allocation of the purchase price to these programs is appropriate given the future potential of these programs to contribute to the operations of SuperGen. If, at a later date, management of SuperGen decides to no longer pursue one or all of these in-process programs, decides to indefinitely postpone the research effort related to one or more of the programs or determines that the discounted cash flows will no longer meet the projections underlying the valuations, it will disclose that fact to investors in the appropriate Annual Report on Form 10-K or Quarterly Report on Form 10-Q explaining why it will not pursue commercialization or why research has been postponed and when research is expected to resume. In addition, should SuperGen revise its estimate of the anticipated date of regulatory approval for a particular product, this fact will be disclosed in the appropriate Annual Report on Form 10-K or Quarterly Report on Form 10-Q and the reasons for, and potential implications of, the change in estimate will be explained.

    The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have actually been reported if the merger had been consummated as of the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

                              SUPERGEN AND SPARTA

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 MARCH 31, 1999

                             (DOLLARS IN THOUSANDS)


                                                            HISTORICAL
                                                      -----------------------   PRO FORMA   REFERENCES    PRO FORMA
                                                       SUPERGEN      SPARTA    ADJUSTMENTS   (NOTE 2)     COMBINED
                                                      -----------  ----------  -----------  -----------  -----------
                                                       ASSETS
Current assets:
  Cash and equivalents..............................   $   5,750   $    1,532   $      --                 $   7,282
  Marketable securities.............................       1,253           --          --                     1,253
  Accounts receivable, net..........................         876           --          --                       876
  Inventories.......................................       1,149           --          --                     1,149
  Due from related parties..........................         101           --          --                       101
  Prepaid loan commitment fees......................       1,957           --          --                     1,957
  Prepaid expenses and other current assets.........       1,908           71          --                     1,979
                                                      -----------  ----------  -----------               -----------
    Total current assets............................      12,994        1,603          --                    14,597
Property, plant and equipment, net..................       2,847          105          --                     2,952
Developed technology................................       1,208           --          --                     1,208
Investment in preferred stock of related party......         500           --          --                       500
Due from related parties............................         450                                                450
Intangible assets, net..............................          --           --         475            A          475
Other assets........................................         131          101          --                       232
                                                      -----------  ----------  -----------               -----------
  Total assets......................................   $  18,130   $    1,809   $     475                 $  20,414
                                                      -----------  ----------  -----------               -----------
                                                      -----------  ----------  -----------               -----------

                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities..........   $   3,259   $      556   $     250            B    $   4,065
  Accrued employee benefits.........................         519           --          --                       519
                                                      -----------  ----------  -----------               -----------
    Total current liabilities.......................       3,778          556         250                     4,584
Stockholders' equity:
  Preferred stock...................................          --            1          (1)           C           --
  Common stock......................................          21            4          (4)           C           21
  Additional paid in capital........................      75,180       28,682     (19,974)        C, D       83,888
  Stock subscription receivable.....................          --          (67)         67            C           --
  Deferred compensation.............................          --          (84)         84            C           --
  Accumulated other comprehensive loss..............         (89)          --          --                       (89)
  Accumulated deficit...............................     (60,760)     (27,283)     20,053         C, E      (67,990)
                                                      -----------  ----------  -----------               -----------
    Total stockholders' equity......................      14,352        1,253         225                    15,830
                                                      -----------  ----------  -----------               -----------
    Total liabilities and stockholders' equity......   $  18,130   $    1,809   $     475                 $  20,414
                                                      -----------  ----------  -----------               -----------
                                                      -----------  ----------  -----------               -----------


               See accompanying notes to the unaudited pro forma
                         combined financial statements

                              SUPERGEN AND SPARTA

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1998

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                        HISTORICAL
                                                                   ---------------------   PRO FORMA    PRO FORMA
                                                                    SUPERGEN    SPARTA    ADJUSTMENTS   COMBINED
                                                                   ----------  ---------  -----------  -----------
Net sales........................................................  $    3,004  $      --   $      --    $   3,004
Grant income and contract revenue................................          --        613          --          613
                                                                   ----------  ---------  -----------  -----------
Total revenues...................................................       3,004        613          --        3,617
Operating expenses:
  Cost of sales..................................................       1,925         --          --        1,925
  Research and development.......................................      10,511      3,663          --       14,174
  Sales and marketing............................................       3,232         --          --        3,232
  General and administrative.....................................       3,814      1,248          --        5,062
  Amortization expense...........................................          --         --         145          145
                                                                   ----------  ---------  -----------  -----------
Total operating expenses.........................................      19,482      4,911         145       24,538
                                                                   ----------  ---------  -----------  -----------
Loss from operations.............................................     (16,478)    (4,298)        145      (20,921)
Interest income..................................................         901        236          --        1,137
                                                                   ----------  ---------  -----------  -----------
Net loss.........................................................  $  (15,577) $  (4,062)  $     145    $ (19,784)
                                                                   ----------  ---------  -----------  -----------
                                                                   ----------  ---------  -----------  -----------
Basic and diluted net loss per share.............................  $    (0.77) $   (1.18)               $   (0.95)
                                                                   ----------  ---------               -----------
                                                                   ----------  ---------               -----------
Weighted average number of shares................................      20,353      3,446                   20,831
                                                                   ----------  ---------               -----------
                                                                   ----------  ---------               -----------


                 See accompanying notes to unaudited pro forma
                         combined financial statements

                              SUPERGEN AND SPARTA

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 1999

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                           HISTORICAL
                                                                     ----------------------     PRO FORMA      PRO FORMA
                                                                      SUPERGEN     SPARTA      ADJUSTMENTS     COMBINED
                                                                     -----------  ---------  ---------------  -----------
Net sales..........................................................   $     916   $      --     $      --      $     916
Grant income and contract revenue..................................          --         133            --            133
                                                                     -----------  ---------           ---     -----------
Total revenues.....................................................         916         133            --          1,049
Operating expenses:
  Cost of sales....................................................         708          --            --            708
  Research and development.........................................       3,120         802            --          3,922
  Sales and marketing..............................................       1,232          --            --          1,232
  General and administrative.......................................         863         330            --          1,193
  Amortization expense.............................................          --          --            21             21
                                                                     -----------  ---------           ---     -----------
Total operating expenses...........................................       5,923       1,132            21          7,076
                                                                     -----------  ---------           ---     -----------
Loss from operations...............................................      (5,007)       (999)           21         (6,027)
Interest income....................................................         140          23            --            163
                                                                     -----------  ---------           ---     -----------
Net loss...........................................................   $  (4,867)  $    (976)    $      21      $  (5,864)
                                                                     -----------  ---------           ---     -----------
                                                                     -----------  ---------           ---     -----------
Basic and diluted net loss per share...............................   $   (0.23)  $   (0.26)                   $   (0.27)
                                                                     -----------  ---------                   -----------
                                                                     -----------  ---------                   -----------
Weighted average number of shares..................................      21,063       3,688                       21,541
                                                                     -----------  ---------                   -----------
                                                                     -----------  ---------                   -----------


                 See accompanying notes to unaudited pro forma
                         combined financial statements

                              SUPERGEN AND SPARTA

                          NOTES TO UNAUDITED PRO FORMA

                         COMBINED FINANCIAL STATEMENTS

NOTE 1


    The unaudited pro forma combined consolidated financial statements reflect the conversion of all of the outstanding shares of Sparta common stock, including the conversion of preferred stock to common stock, into approximately 477,612 shares of SuperGen's common stock and 172,388 warrants exercisable for SuperGen common stock pursuant to the merger.



    Certain options and warrants to purchase 2,914,927 shares of Sparta common stock will be assumed by SuperGen pursuant to the merger and converted into options and warrants to purchase 110,343 shares of SuperGen common stock. The total cost of the proposed merger is estimated to be $8,958,000, determined as follows (in thousands):



Fair value of SuperGen shares (calculated using the 30 day average
  fair value per share as of June 25, 1999).........................  $   7,800
Value of warrants issued to acquire SuperGen common stock...........        896
Value of Sparta warrants and options assumed........................         12
SuperGen transactions costs, primarily financial advisory, legal and
  accounting fees...................................................        250
                                                                      ---------
                                                                      $   8,958
                                                                      ---------
                                                                      ---------


    Based upon a preliminary valuation of tangible and intangible assets acquired and liabilities assumed, SuperGen has allocated the total cost of the merger to the net assets of Sparta at March 31, 1999 as follows (in thousands):


Tangible assets acquired............................................  $   1,809
In-process research and development.................................      7,230
Other purchased intangible assets...................................        475
Liabilities assumed.................................................       (556)
                                                                      ---------
                                                                      $   8,958
                                                                      ---------
                                                                      ---------


    Sparta is engaged in the business of acquiring rights to, and developing for commercialization, technologies and drugs for the treatment of a number of life-threatening diseases including cancer, cardiovascular disorders, chronic metabolic diseases and inflammation. Sparta is in the development stage and its research and development programs in these areas are in various stages of early clinical trials. No products using Sparta's technologies have been approved for marketing to date. The Sparta research and development programs currently in process were valued as follows (in thousands):


Oral anticancer drug for the treatment of breast, colorectal and
  other cancers (5-FP, a prodrug of 5-FU)...........................  $   3,320
Chronic metabolic disease drug (PZG)................................      1,350
SPARTAJECT Technology for the delivery of certain anti-cancer
  compounds.........................................................      2,560
                                                                      ---------
                                                                      $   7,230
                                                                      ---------
                                                                      ---------


    The in-process research and development has been written off against the combined retained earnings. Because the charge is non-recurring, it has not been reflected in the pro forma combined

                              SUPERGEN AND SPARTA

                          NOTES TO UNAUDITED PRO FORMA

                   COMBINED FINANCIAL STATEMENTS (CONTINUED)

statements of operations. Such charge will be included in the SuperGen consolidated statement of operations in the quarter in which the merger is completed.

NOTE 2

    The unaudited pro forma combined balance sheet includes the adjustments necessary to give effect to the merger as if it had occurred on March 31, 1999 and to reflect the allocation of the proposed acquisition cost to the fair value of tangible and intangible assets acquired and liabilities assumed as noted above, including the charge to retained earnings for in-process technology acquired and the elimination of Sparta's equity accounts.

    Adjustments included in the unaudited pro forma consolidated balance sheet are summarized as follows (in thousands, except for share and per share amounts):

    (A) Valuation of acquired technology licenses and other intangible assets of approximately $475;

    (B) Accrual of transaction-related costs of approximately $250, principally for financial advisory, legal and accounting services;

    (C) Elimination of the Sparta equity accounts;


    (D) Issuance of SuperGen common stock, $0.001 par value, and assumption of options and warrants to purchase common stock, as discussed in Note 1. The value of SuperGen's common stock is equal to the product of 477,612 shares multiplied by $16.33 per share, the average closing price of SuperGen's common stock during the 30 trading days before the closing of the merger (designated as June 25, 1999 for the filing) and the issuance of 172,388 warrants to purchase shares of SuperGen's common stock. The fair value of the warrants issued, based on the Black-Scholes model, is $896. The assumed options and warrants have been assigned a valued of approximately $12.



    (E) Charge to operations for in-process research and development technology of approximately $7,230.


    Adjustments included in the pro forma combined statement of operations are related to the amortization of intangible assets.

NOTE 3

    The unaudited pro forma combined statements of operations includes the adjustments to give effect to the merger as if it had occurred on January 1, 1998. Adjustments consist of the amortization of intangible assets using an estimated useful life of 5 years.

NOTE 4


    Pro forma basic and diluted net loss per share amounts for the year ended December 31, 1998 and the three-month period ended March 31, 1999, are based upon the historical weighted average number of SuperGen common shares outstanding adjusted to reflect the issuance of 477,612 shares of SuperGen common stock, as if the shares had been outstanding for the period. The effect of stock options and warrants assumed in the merger was excluded from the calculation as their exercise price exceeded the market value of SuperGen common stock.

                              SUPERGEN AND SPARTA

                          NOTES TO UNAUDITED PRO FORMA

                   COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5

ACQUISITION OF SPARTA IN-PROCESS RESEARCH AND DEVELOPMENT

    SuperGen is acquiring three primary Sparta in-process research and development programs (IPR&D). SuperGen's management is primarily responsible for estimating the fair value of the purchased in-process research and development. The valuation model assumes for each program that clinical trials are successfully completed, regulatory approval to market the product is obtained and SuperGen is able to manufacture the product in commercial quantities. The resulting cash flows for each program are then valued based on a discounted probable future cash flow analysis using a discount rate of 30%, which management believes adequately reflects the risk of research and development. The percentage of completion was considered for each program acquired. Each of these programs is subject to significant risks as described in "Risk Factors" and elsewhere in this proxy statement-prospectus. The three IPR&D programs were valued as follows (in thousands):


Oral anticancer drug for the treatment of breast, colorectal and
  other cancers (5-FP, a prodrug of 5-FU)...........................  $   3,320
Chronic metabolic disease drug (PZG)................................      1,350
SPARTAJECT Technology for the delivery of certain anti-cancer
  compounds.........................................................      2,560
                                                                      ---------
                                                                      $   7,230
                                                                      ---------
                                                                      ---------


    Each of the programs and their relative stage of development, including key assumptions used in the valuation, are described below.

5-FP

    In 1998 Sparta accrued patients into its single-site clinical trial for 5-FP, an oral prodrug of 5-FU (5-Fluorouracil), widely used in the treatment of breast, colorectal and other cancers. The final patients have completed their treatment under the 5-FP protocol and a complete analysis of the results is underway. Based on a preliminary review of the currently available data, it appears that the trial will need to be expanded to vary some protocol parameters to maximize the pharmacokinetics of the dosing regimen.

    Management estimates that Sparta has incurred approximately $4 million in research and development expenses directly related to this program and expects that the remaining R&D efforts will total more than $6 million over the next four years. SuperGen currently estimates, and the valuation reflects, that activities necessary to obtain regulatory approval could be completed and revenues could begin to accrue to SuperGen with the projected introduction of a product in 2003.

PZG

    After the licensing of Pyrazinoylguanidine (PZG) from the Estate of Dr. Karl Beyer in 1997, a dedicated effort was undertaken to identify a contractor capable of producing quantities of PZG for use in clinical trials in compliance with current Good Manufacturing Practices. This effort and the resulting production of clinical grade materials took significantly longer than anticipated. Sparta believes it has designed a well-defined clinical trial to determine the potential of PZG. Sparta recently initiated a small Phase I clinical pharmacology study to further assess this drug candidate's potential to treat a variety of significant chronic metabolic diseases related to Type II diabetes.

                              SUPERGEN AND SPARTA

                          NOTES TO UNAUDITED PRO FORMA

                   COMBINED FINANCIAL STATEMENTS (CONTINUED)

    Management estimates that Sparta has incurred approximately $.5 million in research and development expenses directly related to this program and expects that the remaining R&D efforts will total more than $31 million over the next six years. SuperGen currently estimates, and the valuation reflects, that activities necessary to obtain regulatory approval could be completed and revenues could begin to accrue to SuperGen with the projected introduction of a product in 2005.

SPARTAJECT-TM- TECHNOLOGY

    Spartaject-TM- Technology is a drug delivery system that accommodates poorly water-soluble and water insoluble compounds by encapsulating them with a fatty (phospholipid) layer. In 1998, the Company completed a Phase I Clinical Trial of Spartaject-TM- busulfan at each of Johns Hopkins Oncology Center and Duke University Medical Center and subsequently agreed with the FDA to the clinical trial design necessary to obtain marketing approval for Spartaject busulfan. Additional Phase I clinical trials in pediatric bone marrow ablation and neoplastic meningitis were initiated at St. Jude's Children's Hospital and Duke University Medical Center, respectively.

    Sparta estimates that it has incurred approximately $4 million in research and development expenses directly related to this program and expects that the remaining R&D efforts will total more than $8 million over the next three years. SuperGen currently estimates, and the valuation reflects, that activities necessary to obtain regulatory approval could be completed and revenues could begin to accrue to SuperGen with the projected introduction of a product in 2001.

SUMMARY

    Over the past five years, Sparta has incurred approximately $15 million of R&D expenses in the development of its current programs, including $8.5 million on the programs mentioned above. Costs to complete these projects could aggregate in excess of $45 million over the next five years. Sparta currently expects that products that use its technologies will obtain FDA approval beginning at various times beginning in 2001 through 2008.

    The nature of the efforts required to develop any of the acquired IPR&D into technologically feasible and commercially viable products principally relates to the successful performance of additional clinical trials. Though we currently expect that the acquired IPR&D will be successfully developed, commercial viability of these proposed products may never be achieved. See "Risk Factors" for further information on the risks and uncertainties associated with the drug development and approval process, the consequences of failure to complete or untimely completion, and other risks associated with the completion of the above and other IPR&D programs.

                  ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE
                             OF SPARTA STOCKHOLDERS
               APPROVAL OF AMENDMENTS TO SPARTA'S CERTIFICATE OF
              INCORPORATION TO INCREASE THE CONVERSION RATE OF THE
               SERIES BC CONVERTIBLE PREFERRED STOCK IN EXCHANGE
                 FOR ELIMINATION OF THE LIQUIDATION PREFERENCE

    The Sparta board has approved amendments to the certificate of designation of the Series BC Convertible Preferred Stock forming a part of Sparta's certificate of incorporation. These amendments increase the conversion rate of that preferred stock in exchange for the elimination of the liquidation preference to which those preferred stockholders are entitled.

THE AMENDMENTS


    Sparta's certificate of incorporation provides that the holders of the Series BC Convertible Preferred Stock will be entitled to a liquidation preference in the event of a merger in which the shares of Sparta common stock constituting in excess of 50% of the voting power of Sparta are exchanged for other stock. In that case, the holders of the Series BC Convertible Preferred Stock will be entitled to receive stock in that merger with a value equal to $13.00 per share before any amount is distributed to the holders of Sparta common stock. Based on the number of shares of Series BC Convertible Preferred Stock outstanding on January 18, 1999, the date of execution of the merger agreement, and before giving effect to the amendments to Sparta's certificate of incorporation, the holders of those shares would be entitled to an aggregate liquidation preference equal to $10,708,633. Based on the closing price of SuperGen common stock on January 15, 1999 (the last trading day before the announcement of the merger), the aggregate merger value of the 650,000 shares of SuperGen common stock to be received by Sparta stockholders in the merger was approximately $6,864,000. This amount will be referred to as the "merger value." Because the value of the liquidation preference exceeds the merger value, under the current terms of Sparta's certificate of incorporation, the holders of the Series BC Convertible Preferred Stock would receive the entire merger value and the holders of the Sparta common stock would receive nothing. The merger requires the approval of holders of the Sparta common stock and Series BC Convertible Preferred Stock voting together as a single class. The common stockholders represent approximately 62.5% of the combined voting power of the two classes of stock. In light of the foregoing, the Sparta board determined it would be in the best interests of Sparta that its certificate of incorporation be amended to eliminate the liquidation preference and that, in exchange therefor, the conversion rate of the Series BC Convertible Preferred Stock would be increased to provide the maximum amount of value possible to the holders of the Series BC Convertible Preferred Stock, while at the same time providing some value to the holders of the Sparta common stock. The amendments to Sparta's certificate of incorporation will increase the conversion rate in effect for the Series BC Convertible Preferred Stock so that each full share of that preferred stock will be convertible into 16.4 shares of Sparta common stock (instead of 2.666667 shares of Sparta common stock). This increase in the conversion rate means that, based on the number of shares outstanding as of the record date, each share of Series BC Convertible Preferred Stock will represent the right to receive .62074 of a share of SuperGen common stock (or an aggregate of 510,719 shares of SuperGen common stock) and each share of Sparta common stock will represent the right to receive .03785 of a share of SuperGen common stock (or an aggregate of 139,281 shares of SuperGen common stock), assuming no adjustments based on the average closing price of SuperGen common stock on the Nasdaq National Market over the 30 consecutive trading days ending on the day before the closing of the merger.

VOTE REQUIRED

    - The affirmative vote of a majority of the outstanding shares of Sparta common stock and Sparta Series BC Convertible Preferred Stock on an as-converted basis as of the record date is required to approve the amendment to Sparta's certificate of incorporation.

    - In a separate class vote, the affirmative vote of the holders of at least a majority of the outstanding shares of Sparta Series BC Convertible Preferred Stock as of the record date is required to approve the amendments to Sparta's certificate of incorporation.

    - Even if affirmative votes required to approve the amendments to Sparta's certificate of incorporation are obtained, the amendments will not be effective unless the Sparta stockholders also approve and adopt the merger agreement and approve the merger. Conversely, even if the affirmative vote required to approve and adopt the merger agreement and approve the merger is obtained, the merger will not be effective unless the Sparta stockholders approve the amendments to Sparta's certificate of incorporation.

RECOMMENDATION

    THE SPARTA BOARD HAS UNANIMOUSLY APPROVED THE AMENDMENTS TO SPARTA'S CERTIFICATE OF INCORPORATION AND RECOMMENDS THAT THE SPARTA STOCKHOLDERS VOTE FOR THE AMENDMENTS.

                                SPARTA BUSINESS


    Sparta was incorporated in Delaware on June 12, 1990 under the name "MediRx Pharmaceuticals, Inc." and commenced operations in January 1991. It changed its name to Sparta Pharmaceuticals, Inc. on May 31, 1991. Sparta is a development stage pharmaceutical company engaged in the business of acquiring rights to, and developing for commercialization, technologies and drugs for the treatment of a number of life threatening diseases including cancer, cardiovascular disorders and inflammation. Sparta has not derived revenues from the sale of any products and expects to incur substantial operating losses for the next several years. As of March 31, 1999 Sparta's accumulated deficit was $27,283,591.


    During 1998, Sparta continued to advance its product candidates in clinical trials. Sparta successfully completed its Phase I clinical trial for SPARTAJECT-TM- busulfan and subsequently agreed with the FDA to the clinical trial design necessary to obtain marketing approval for SPARTAJECT-TM- busulfan. Although Sparta has identified clinicians with whom and trial sites at which to conduct these pivotal trials, due to the proposed merger, these trials will not be initiated until Sparta's portfolio of compounds in development has been integrated into SuperGen's portfolio and the priority for all the compounds has been established. During 1998, two additional clinical trials involving SPARTAJECT-TM- busulfan were initiated: the first involves use of the drug as a potential therapeutic for neoplastic meningitis in a trial at Duke University Medical Center, and the second involves use of the drug in a small pediatric bone marrow ablation trial at St. Jude Medical Center. In addition, Schering-Plough sublicensed the exclusive worldwide rights to apply the SPARTAJECT-TM- technology to its chemotherapeutic compound Temodal-Registered Trademark- in exchange for up-front payments, milestone payments and royalties on sales of the SPARTAJECT-TM- formulation of Temodal-Registered Trademark-, if and when approved.

    During 1998, Sparta continued its activities with three other compounds in clinical trials. It continued to accrue patients into its single-site clinical trial for 5-FP, an oral prodrug of 5-FU (5-Fluorouracil), widely used in the treatment of breast, colorectal and other cancers. The final patients have completed their treatment under the 5-FP trial protocol and a complete analysis of the results is underway. Based on a preliminary review of the currently available data, it appears that the trial would need to be expanded to vary some protocol parameters to maximize the pharmacokinetics of the dosing regimen. The RII retinamide trial continued throughout the year with Sparta accruing its final patients and completing the required 6-month treatment protocol. Results analysis is underway. Subsequent to the licensing of Pyrazinoylguanidine, or "PZG," in December 1997, a dedicated effort was undertaken to identify a contractor capable of producing quantities of PZG for use in clinical trials in compliance with current Good Manufacturing Practices. This effort and the resulting production of clinical grade materials took significantly longer than anticipated. Additionally, Sparta and its consultants invested a significant amount of time to design a well-defined clinical trial to elucidate the potential of PZG. Sparta recently initiated a small, well-defined and controlled Phase I clinical pharmacology study to further assess this drug candidate's potential to treat a variety of significant chronic metabolic diseases related to Type II diabetes.

    Sparta was awarded an $850,000 Phase I/II Fast-Track Small Business Innovative Research Grant from the National Cancer Institute to study IPdR, a radiation sensitizer and prodrug of IUdR. The funding provides the resources necessary to conduct, over a two and one half year period, the required toxicology studies and the first two years of clinical trials. Sparta also continued its NIH-funded efforts in support of LEX 032, a recombinant protease inhibitor demonstrating protective effects in animal models of stroke.

    Sparta also evaluated the clinical data related to asulacrine, an anti-cancer compound developed in the United Kingdom under the direction of the Cancer Research Campaign. Both the Cancer Research Campaign and Sparta agreed that further clinical development of the compound was unwarranted and therefore, Sparta declined to exercise its option to acquire a license to the drug.

                 SPARTA MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITIONS AND RESULTS OF OPERATION

    THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE SELECTED HISTORICAL FINANCIAL DATA, THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION AND THE HISTORICAL FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROXY STATEMENT-PROSPECTUS. ADDITIONALLY, THE FOLLOWING DISCUSSION AND ANALYSIS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. STATEMENTS OF SPARTA'S PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS ARE EXAMPLES OF THESE FORWARD-LOOKING STATEMENTS. THE CAUTIONARY STATEMENTS MADE IN THIS PROXY STATEMENT-PROSPECTUS SHOULD BE READ AS APPLICABLE TO ALL RELATED FORWARD-LOOKING STATEMENTS THAT APPEAR IN THIS PROXY STATEMENT-PROSPECTUS. SPARTA'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HERE. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO THESE DIFFERENCES INCLUDE THOSE RISKS DISCUSSED IN THIS SECTION AND THE SECTIONS ENTITLED "RISK FACTORS" AND "SPARTA BUSINESS" AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROXY STATEMENT-PROSPECTUS. SEE "STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS."

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1998 AND 1999

    Revenue decreased from $220,997 for the three months ended March 31, 1998 to $155,831 for the three months ended March 31, 1999 due primarily to a lower level of interest income. Sparta recorded grant income of $144,252 and $132,760 for the three months ended March 31, 1998 and 1999, respectively, under two Small Business Innovation Research grants awarded in 1997 and 1998. Interest income decreased from $76,745 in the first quarter of 1998 to $23,071 in the first quarter of 1999 due to a lower level of funds available for investment as Sparta has consumed funds for continuing operations. Interest income is likely to decrease in subsequent quarters unless Sparta is able to secure additional funding.

    Research and development expenses decreased from $931,577 in the first quarter of 1998 to $802,287 in the first quarter of 1999. This decrease is attributable to decreased (a) personnel expenses, (b) legal expenses, primarily for patent filings, (c) license agreement expenses, (d) office expenses, and (e) insurance expenses, partially offset by a small increase in clinical trial expenses. Due to (and assuming the closing of) the proposed merger with SuperGen, further clinical development will be minimized until such time as Sparta's portfolio of compounds has been integrated into SuperGen's portfolio and the priority for all compounds has been established.

    General and administrative expenses increased from $284,567 in the first quarter of 1998 to $330,328 in the first quarter of 1999. This increase is principally due to an increase in (a) costs associated with the proposed merger including legal expenses, and (b) personnel expenses, partially offset by decreases in (a) investor/public relations expense, (b) bank fees, (c) non-legal professional fees, (d) office expenses, and (e) insurance expenses.

YEARS ENDED DECEMBER 31, 1997 AND 1998

    Revenue increased from $600,812 in 1997 to $848,874 in 1998 due to a significant increase in grant revenue received pursuant to two SBIR grant awards in 1997 and 1998 and license fees received in 1998, partially offset by a decrease in interest income. Although Sparta earned interest income of $236,467 on its investments in 1998, this amount is expected to decrease over subsequent periods as investable funds are consumed by the operations of Sparta. Sparta earned $116,132 in 1997 and $612,407 in 1998 in revenues from two SBIR grants awarded in 1997 and 1998 and license fees received in 1998. Sparta expects to record additional revenue during 1999 from the SBIR grants. The amount of revenues, if any, may vary significantly from year-to-year and quarter-to-quarter and depend on, among other factors, the timing and amount of future grants and contracts, if any.

    Research and development expenses decreased from $3,748,216 in 1997 to $3,663,055 in 1998. The $85,161 decrease reflects decreased spending on personnel, consulting fees, legal fees including those associated with patents, facility related expenses and insurance, partially offset by increased spending on license fees and production of clinical trial materials to support the clinical trials of RII retinamide, SPARTAJECT-TM- busulfan and 5-FP.

    General and administrative expenses decreased from $1,497,006 in 1997 to $1,247,880 in 1998. The decrease resulted from decreased personnel, consulting, legal and other non-legal professional fees, insurance and facility related expenses, partially offset by costs incurred in 1998 related to Sparta's proposed merger with SuperGen.

    Sparta recorded a charge of $235,000 in the fourth quarter of 1997 for in-process research and development acquired in conjunction with the license to PZG, given the development stage nature of the related technology. As a result of the foregoing factors, net loss for 1998 decreased to $4,062,061 from $4,879,410 for 1997. The amount of net losses may vary significantly from year-to-year and quarter-to-quarter and depend on, among other factors, the timing of research and the progress of preclinical and clinical development programs.

YEARS ENDED DECEMBER 31, 1996 AND 1997

    Revenue increased from $296,730 in 1996 to $600,812 in 1997 due to a significant increase in both interest income earned on greater cash balances available for investment resulting from the private placements concluded during 1996 and grant revenue received pursuant to a Phase II SBIR award in 1997. Although Sparta earned interest income of $445,606 on its investments in 1997, this amount is expected to decrease over subsequent periods as investable funds are consumed by the operations of Sparta. Fees earned in connection with contracts under which Sparta provided pharmaceutical clients with drug formulations utilizing its SPARTAJECT-TM- technology increased from $0 in 1996 to $39,074 in 1997. Sparta also earned $116,132 in revenues from a Phase II SBIR Grant awarded in 1997.

    Research and development expenses increased from $3,176,742 in 1996, to $3,748,216 in 1997. The $571,474 increase reflects increased spending on personnel, legal fees associated with patents, license fees related to product candidates and clinical development costs.

    General and administrative expenses increased from $1,404,955 in 1996, to $1,497,006 in 1997. The $92,051 increase resulted from increased personnel and investor relations expenses offset by reductions in financial consulting and facility related expenses.

    Sparta recorded a charge of $235,000 in the fourth quarter of 1997 for in-process research and development acquired in conjunction with the license to PZG. In 1996, Sparta recorded a non-cash charge of $3,062,913 related to the Lexin acquisition of in-process research and development, given the development stage nature of the related technology.

LIQUIDITY AND CAPITAL RESOURCES

    Sparta has used $21,215,048 to fund operations from inception through March 31, 1999. Sparta has financed its operations to date from the proceeds of its private placements concluded in 1996, its initial public offering in 1994, prior placements of equity and convertible debt securities, grant income, contract revenue and investment income. In 1998, Sparta made minimum royalty payments and annual maintenance fee payments in the aggregate amount of $352,000 and is obligated to make payments of $177,000 in 1999. Under a collaboration and option agreement Sparta has agreed to pay 17,500 British pounds (or approximately U.S. $29,600) in 1999. Sparta is a party to several research agreements, clinical trial production contracts and agreements with clinical research organizations that require future payments. Sparta anticipates making payments of approximately $473,000 under the agreements that were in effect as of April 26, 1999. Provided that there is adequate financing to continue funding the development of Sparta's product candidates, Sparta expects that the amount of its obligations under research agreements would increase. In addition, Sparta was a party to employment agreements with two of its executive officers as well as some consulting agreements that provide for aggregate annual minimum payments of $346,000 and $130,000, respectively, in 1999. In 1997, Sparta entered into a sublease through July 1999 for approximately 75% of its Horsham facility. From time to time, Sparta contracts with outside firms for services paid for with a combination of cash and Sparta common stock.

    As of March 31, 1999, Sparta had 813,741 shares of Series BC Convertible Preferred Stock which are convertible into 2,169,976 shares of Sparta common stock. In the event of a liquidation event (as defined in the certificate of designation relating to the Series BC Convertible Preferred Stock), the holders of the Series BC Convertible Preferred Stock are entitled to be paid out of the assets of Sparta available for distribution to its stockholders an amount equal to $13.00 per share, plus an amount equal to all declared and unpaid dividends thereon, before any payment is made in respect of stock junior to the Series BC Convertible Preferred Stock, including Sparta common stock. The proposed amendments to Sparta's certificate of incorporation to be voted upon at the Sparta special meeting would eliminate this liquidation preference in exchange for an increase in the conversion rate so that thereafter each share of Series BC Convertible Preferred Stock would be convertible into 16.4 shares (instead of 2.666667 shares) of Sparta common stock. Holders of Series BC Convertible Preferred Stock are also entitled to dividends, if any, as shall be declared on Sparta common stock or on any other class of preferred stock, unless holders of at least 66 2/3% of the outstanding Series BC Convertible Preferred Stock consent otherwise. The Series BC Convertible Preferred Stock is subject to mandatory conversion at the option of Sparta if the closing price of the Sparta common stock exceeds 200% of the then applicable conversion price for at least 30 trading days in any 30 consecutive trading day period. Also, as of March 31, 1999, Sparta had a significant number of warrants and options outstanding with exercise prices significantly over the trading prices of Sparta common stock.

    As of March 31, 1999, Sparta had cash of $1,532,163, accounts payable and accrued expenses of $566,123, and working capital of $1,046,556.

    Sparta currently anticipates that the available cash, cash equivalents, and investments will be sufficient to fund operations through the third quarter of 1999. If the proposed merger with SuperGen is not consummated, Sparta will be left in a severely weakened financial position requiring the immediate infusion of additional capital to survive as a going concern. Sparta has no current commitment to obtain additional funding and is unable to state the amount or potential source of any additional funds. In that event, there can be no assurance that Sparta will be able to obtain additional funding when needed, or that any funding, if available, will be obtainable on reasonable terms. Any additional funding would be reasonably likely to result in significant dilution to existing stockholders. If adequate funds were not available, Sparta would need to significantly scale back or cease all operations.

IMPACT OF YEAR 2000

    The "Year 2000 issue" is the result of computer programs being written using two digits rather than four to define the applicable year. Some computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in systems failures or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions or engage in similar normal business activities.

    Based on a recent assessment, Sparta believes that the exposure of its internal systems to the Year 2000 issue is immaterial, as internal systems are Year 2000 compliant. Sparta continues to assess compliance of its significant contractors to determine the extent to which Sparta is vulnerable to those third parties' failure to remediate their own Year 2000 issues. To date, Sparta is unaware of any situations of noncompliance that would adversely affect its operations. However, if significant contractors' software applications prove to be non-compliant, Sparta may experience difficulties after January 1, 2000.

    Sparta has not yet clearly identified its most reasonably likely worst case Year 2000 scenario and therefore, a contingency plan has not yet been developed.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    Sparta does not have any material market risk sensitive financial instructions.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                              MANAGEMENT OF SPARTA


    The following table sets forth information as of June 25, 1999 concerning the beneficial ownership of Sparta common stock by each person known by Sparta to be the beneficial owner of more than 5% of the outstanding shares of Sparta common stock, each current member of the Sparta board, each current executive officer named in the Summary Compensation Table contained in Sparta's Annual Report on Form 10-K and all current directors and executive officers as a group. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.



    The number of shares of Sparta common stock issued and outstanding on June 25, 1999 was 3,691,841. The number of shares of Sparta common stock beneficially owned by each person on the table and listed in the first and third columns includes shares of Sparta common stock subject to Sparta options and warrants and/or issuable upon conversion of shares of Sparta Series BC Convertible Preferred Stock held by that person at June 25, 1999 and exercisable within 60 days from that date. The calculation of percentage ownership for each person listed in the second column is based upon the number of shares of Sparta common stock issued and outstanding at June 25, 1999, plus shares of Sparta common stock subject to Sparta options and warrants and issuable upon conversion of shares of Series BC Convertible Preferred Stock held by that person at June 25, 1999 and exercisable within 60 days from that date. Each share of Sparta Series BC Convertible Preferred Stock was convertible into 2.666667 shares of Sparta common stock at June 25, 1999 and that conversion rate is reflected in the first two columns of the table and footnotes set forth below. For purposes of the third and fourth columns of the table, each share of Sparta Series BC Convertible Preferred Stock was assumed to be convertible into 16.4 shares of Sparta common stock, since as a condition to the merger, Sparta stockholders will be asked to approve amendments to Sparta's certificate of incorporation which increase the conversion rate for the Sparta Series BC Convertible Preferred Stock to 16.4 from 2.666667 in exchange for the elimination of the liquidation preference for that preferred stock.


                                                                                                      SHARES OF
                                                                                                   SUPERGEN COMMON
                                                                                       SHARES           STOCK
                                                          SHARES      PERCENTAGE    BENEFICIALLY    BENEFICIALLY
         DIRECTORS, NAMED EXECUTIVE OFFICERS            BENEFICIALLY BENEFICIALLY   OWNED AFTER    OWNED AFTER THE
             AND PRINCIPAL STOCKHOLDERS**                  OWNED         OWNED       AMENDMENTS       MERGER***
------------------------------------------------------  -----------  -------------  ------------  -----------------
126736 Canada, Inc. (1)...............................     406,667           9.9%     1,780,000          67,373
  1310 Green Avenue, Suite 660
  Westmont, Quebec
  Canada H3Y 1J8

Lou Wiesbach (2)......................................     326,400           8.8%       326,400          12,354
  c/o Norman J. Gantz
  Neal, Gerber & Eisenberg
  Two North LaSalle Street
  Chicago, IL 60602

Lindsay A. Rosenwald, M.D. (3)........................     130,416           3.5%       130,416           4,936

Jerry B. Hook, Ph.D. (4)..............................     144,671           3.8%       282,004          10,673

Richard L. Sherman (5)................................       2,000             *          2,000              75

Ronald H. Spair (6)...................................      60,150           1.6%       128,817           4,875

William M. Sullivan (7)...............................      53,134           1.4%        53,134           2,011

Peter Barton Hutt (8).................................      17,334             *         17,334             656

Sir John Vane, FRS (8) (9)............................      17,334             *         17,334             656

Colin B. Bier, Ph.D. (10).............................       6,500             *          6,500             246

                                                                                                      SHARES OF
                                                                                                   SUPERGEN COMMON
                                                                                       SHARES           STOCK
                                                          SHARES      PERCENTAGE    BENEFICIALLY    BENEFICIALLY
         DIRECTORS, NAMED EXECUTIVE OFFICERS            BENEFICIALLY BENEFICIALLY   OWNED AFTER    OWNED AFTER THE
             AND PRINCIPAL STOCKHOLDERS**                  OWNED         OWNED       AMENDMENTS       MERGER***
------------------------------------------------------  -----------  -------------  ------------  -----------------
All directors and executive officers as a group
  (8 persons)(3)(4)(5)(6)(7)(8)(9)(11)................     431,539          10.9%       637,539          24,128

------------------------
   * Represents beneficial ownership of less than 1% of Sparta common stock.

  ** Addresses are given for beneficial owners of more than 5% of the outstanding Sparta common stock only.

 *** Determined by multiplying the number of shares in the third column by the estimated exchange ratio of .03785.

 (1) Includes shares of Sparta common stock issuable upon conversion of 100,000 shares of Series BC Convertible Preferred Stock (266,667 shares in the first column and 1,640,000 shares in the third column). Also includes 140,000 shares of Sparta common stock issuable upon the exercise of 140,000 Class C Warrants.

 (2) This information is based solely on information from a Schedule 13G/A filed with the SEC and dated February 5, 1999.

 (3) Includes an aggregate of 22,357 shares held by Dr. Rosenwald's spouse individually or as custodian for the benefit of his children as to which Dr. Rosenwald may be deemed to be the beneficial owner, but for which he disclaims beneficial ownership. Does not include 321,075 shares issuable upon the exercise of warrants to purchase Sparta common stock issued in connection with the private placements of Sparta's securities, which warrants have been relinquished in anticipation of the merger.


 (4) Includes 83,750 shares of Sparta common stock that Dr. Hook may acquire upon the exercise of options within 60 days of June 25, 1999. Also includes shares of Sparta common stock issuable upon conversion of 10,000 shares of Series BC Convertible Preferred Stock (26,667 shares in the first column and 164,000 shares in the third column) and 13,334 shares of Sparta common stock issuable upon the exercise of 13,334 Class C Warrants.



 (5) Includes 2,000 shares of Sparta common stock issuable upon exercise of options within 60 days of June 25, 1999.



 (6) Includes 30,250 shares of Sparta common stock that Mr. Spair may acquire upon the exercise of options within 60 days of June 25, 1999. Also includes shares of Sparta common stock issuable upon conversion of 5,000 shares of Series BC Convertible Preferred Stock (13,333 shares in the first column and 82,000 shares in the third column) and 6,667 shares of Sparta common stock issuable upon the exercise of 6,667 Class C Warrants.



 (7) Includes 53,000 shares of Sparta common stock that Mr. Sullivan may acquire upon the exercise of options within 60 days of June 25, 1999.



 (8) Includes 14,000 shares of Sparta common stock issuable upon the exercise of options within 60 days of June 25, 1999.


 (9) Includes 3,334 shares issued and outstanding which are owned by the Sir John Vane Trust, a trust for the benefit of Sir John Vane's children, for which Sir John Vane acts as one of three trustees, as to which he may be deemed to be a beneficial owner, but for which he disclaims beneficial ownership.


 (10) Includes 6,500 shares of Sparta common stock issuable upon the exercise of options within 60 days of June 25, 1999.



 (11) Includes 201,500 shares of Sparta common stock issuable upon exercise of options within 60 days of June 25, 1999. Also includes shares of Sparta common stock issuable upon conversion of 15,000 shares of Series BC Convertible Preferred Stock (40,000 shares in the first column and 246,000 shares in the third column) and 20,001 shares of Sparta common stock issuable upon exercise of outstanding warrants.

                          COMPARISON OF CAPITAL STOCK

DESCRIPTION OF SUPERGEN CAPITAL STOCK

    The authorized capital stock of SuperGen consists of 42,000,000 shares of capital stock, of which 40,000,000 shares are designated as common stock and 2,000,000 are designated as preferred stock.

SUPERGEN COMMON STOCK


    As of June 25, 1999, 22,392,199 shares of SuperGen common stock were outstanding. After giving effect to the transactions contemplated by the merger agreement, and assuming no other issuances of common stock after June 25, 1999, there will be approximately 23,042,199 shares of SuperGen common stock outstanding. The holders of SuperGen common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Stockholders may not cumulate votes in connection with the election of directors. SuperGen common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to SuperGen common stock. All outstanding shares of SuperGen common stock are fully paid and non-assessable, and the shares of SuperGen common stock to be outstanding upon completion of the merger will be fully paid and non-assessable.


SUPERGEN PREFERRED STOCK


    SuperGen has 2,000,000 shares of preferred stock authorized, of which, as of June 25, 1999, no shares were outstanding. The SuperGen board has the authority, subject to limitations prescribed by law, to issue these shares of SuperGen preferred stock in one or more series, to fix the rights, preferences, privileges and restrictions, qualifications and limitations (including, without limitation, dividend rates, conversion rights, voting rights, rights and terms of redemption, sinking fund provisions and liquidation preferences) granted to or imposed upon any unissued and undesignated shares of SuperGen preferred stock and to fix the number of shares constituting any series and the designations of those series, without any further vote or action by the stockholders (subject to applicable stock exchange rules).


TRANSFER AGENT AND REGISTRAR

    Chase Mellon Shareholder Services serves as the transfer agent and registrar of SuperGen common stock.

DESCRIPTION OF SPARTA CAPITAL STOCK

    The authorized capital stock of Sparta will consist, prior to the closing of the merger, of 83,000,000 shares of capital stock, of which 72,000,000 shares are designated as common stock, $.001 par value per share, and 11,000,000 shares are designated as preferred stock, $.001 par value per share.

SPARTA COMMON STOCK

    As of the record date, 3,691,841 shares of Sparta common stock were outstanding. The holders of Sparta common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Stockholders may not cumulate votes in connection with the election of directors. Subject to the preferential rights of the Sparta Preferred Stock, the holders of shares of Sparta common stock are entitled to receive:

    - dividends when and if declared by the Sparta board out of funds legally available therefor and

    - upon the dissolution or liquidation of Sparta, whether voluntary or involuntary, all assets of Sparta available for distribution to its stockholders.

    Sparta common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to Sparta common stock. All outstanding shares of Sparta common stock are fully paid and non-assessable.

SPARTA PREFERRED STOCK

    As of the record date, 813,741 shares of Sparta preferred stock were outstanding, all of which are designated as "Series BC Convertible Preferred Stock." The holders of Series BC Convertible Preferred Stock will be entitled to receive dividends and distributions, when and if declared by the Sparta board out of funds legally available for that purpose. No dividend or distribution will be declared or paid on any junior stock unless the dividend or distribution is also paid to holders of the Series BC Convertible Preferred Stock. If Sparta declares a dividend or distribution on the Sparta common stock, the holders of Series BC Convertible Preferred Stock shall be entitled to receive for each share of Series BC Convertible Preferred Stock a dividend or distribution in the amount of the dividend or distribution that would be received by a holder of the Sparta common stock into which that share of Series BC Convertible Preferred Stock is convertible.

    In the event of:

    - a liquidation, dissolution or winding up of Sparta, whether voluntary or involuntary;

    - any sale or other disposition of all or substantially all of the assets of Sparta; or

    - any consolidation, merger, combination, reorganization or other transaction in which Sparta is not the surviving entity or the shares of Sparta common stock constituting in excess of 50% of the voting power of Sparta are exchanged for or changed into other stock or securities, cash and/or property; and

    after payment of debts and other liabilities of Sparta, holders of Series BC Convertible Preferred Stock then outstanding will be entitled to be paid out of the assets of Sparta, before any payment to holders of stock junior to the Series BC Convertible Preferred Stock, an amount equal to $13.00 per share plus an amount equal to all declared and unpaid dividends. With regard to the liquidation events mentioned above, the Series BC Convertible Preferred Stock ranks senior to the Sparta common stock.

    Each share of Series BC Convertible Preferred Stock may be converted at the option of the holder at any time into 2.666667 shares of Sparta common stock. The conversion rate is subject to adjustment upon the occurrence of various events that will result in an increase or decrease in the number of shares of Sparta common stock outstanding.

    Sparta has the right to cause the Series BC Convertible Preferred Stock to be converted in whole or in part, on a pro rata basis, into shares of Sparta common stock if the closing price of the Sparta common stock exceeds $7.50 for at least 20 trading days in any 30 consecutive trading day period.

    Except as provided below or as required by applicable law, the holders of the Series BC Convertible Preferred Stock are entitled to vote together with the holders of the Sparta common stock as a single class on all matters submitted to a vote of Sparta stockholders. Each holder of the Series BC Convertible Preferred Stock has the right at all meetings of stockholders to the number of votes equal to the number of shares of Sparta common stock issuable upon conversion of the Series BC Convertible Preferred Stock at the record date for determination of the stockholders entitled to vote. So long as 50% of the shares of Series BC Convertible Preferred Stock (including those shares issuable upon exercise of the warrants issued to the placement agent for those shares) originally issued remain outstanding, Sparta may not take any of the following actions without the approval of the holders of at least 66 2/3% of the Series BC Convertible Preferred Stock then outstanding:

    - the authorization or issuance, or increase in the authorized amount of, any class or series of stock, or any security convertible into stock of that class or series, (1) ranking prior to, or on a parity with, the Series BC Convertible Preferred Stock upon liquidation, dissolution or winding up of Sparta or a sale of all or substantially all the assets of Sparta, or (2) providing for the payment of any dividends or distributions;

    - any alteration or change in the rights, preferences or privileges of the Series BC Convertible Preferred Stock; and

    - the declaration or payment of any dividend or distribution on any other class or series of stock or the repurchase of any securities of Sparta.

    The placement agent for the shares of Series BC Convertible Preferred Stock has agreed to relinquish all rights to the warrants issued to it and the shares underlying the warrants. As a result, the number of shares of Series BC Convertible Preferred Stock outstanding as of the record date is less than 50% of the Series BC Convertible Preferred Stock originally issued and therefore, the supermajority voting provisions described above no longer apply.

COMPARISON OF CAPITAL STOCK OF SUPERGEN AND SPARTA

    Both SuperGen and Sparta are incorporated in the State of Delaware. Following the effective time of the merger, SuperGen and Sparta will both be governed by the Delaware General Corporation Law. Sparta stockholders, however, will hold SuperGen common stock rather than Sparta common stock and/or Sparta Series BC Convertible Preferred Stock, as the case may be. The following is a summary description of some provisions of the Delaware General Corporation Law and a comparison of the certificates of incorporation and bylaws of the respective corporations. This summary does not purport to be complete and is qualified in its entirety by reference to the Delaware General Corporation Law and the certificates of incorporation and bylaws of SuperGen and Sparta.

POWER TO CALL SPECIAL MEETING OF STOCKHOLDERS

    Under the Delaware General Corporation Law, a special meeting of stockholders may be called by the board of directors or any other person as may be provided in the certificate of incorporation or bylaws. The SuperGen bylaws provide that special meetings of the stockholders may be called at any time by the SuperGen board, the chairman of the SuperGen board, the president of SuperGen or by one or more stockholders entitled to cast not less than ten percent of the votes at the meeting. The Sparta bylaws provide that a special meeting of stockholders may be called at any time by the chairman of the Sparta board, the chief executive officer of Sparta, if any, the president of Sparta, by the affirmative vote of a majority of the Sparta board, or by one or more stockholders holding not less than fifteen percent of the outstanding shares entitled to vote at the meeting; provided, however, that a special meeting for the purpose of electing directors may only be called by the Sparta board.

CUMULATIVE VOTING

    In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A stockholder may then cast all those votes for a single candidate or may allocate them among as many candidates as the stockholder may choose. Without cumulative voting, the holders of a majority of the shares present at an annual meeting or any special meeting held to elect directors would have the power to elect all the directors to be elected at that meeting, and no person could be elected without the support of holders of a majority of the shares voting at that meeting. Under the Delaware General Corporation Law, cumulative voting in the election of directors is not mandatory but is a permitted option. The SuperGen and Sparta certificates of incorporation do not permit cumulative voting.

STOCKHOLDER ACTION WITHOUT A MEETING

    Under the Delaware General Corporation Law, unless otherwise provided in the certificate of incorporation, any action which may be taken at a meeting of the stockholders may be taken without a meeting and without prior notice if a consent in writing is signed by the holders of outstanding shares having at least the minimum number of votes that would be necessary to take the action at a meeting at which all shares entitled to vote thereon were present and voted. The SuperGen and Sparta certificates of incorporation both eliminate the ability of stockholders to vote by written consent.

SIZE OF THE BOARD OF DIRECTORS

    Under the Delaware General Corporation Law, the number of directors is fixed by the bylaws, unless the certificate of incorporation fixes the number of directors. The SuperGen bylaws set the number of directors at five. The SuperGen board is currently comprised of five members. The Sparta bylaws provide that the Sparta board of Directors will designate the number of directors. The Sparta board is currently comprised of seven members.

CLASSIFICATION OF BOARD OF DIRECTORS

    A classified board is one on which a number of directors, but not necessarily all, are elected on a rotating basis each year. The Delaware General Corporation Law permits, but does not require, a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. The SuperGen certificate and bylaws do not provide for a classified board. The Sparta bylaws classify the Sparta board into three classes so that each director is elected for a three year term.

SPECIAL MEETINGS OF THE BOARD OF DIRECTORS

    Under the SuperGen bylaws, meetings of the SuperGen board may be called by the chairman of the SuperGen board, the president or secretary of SuperGen, or any two directors. The Sparta bylaws stipulate that special meetings of the Sparta board may be called by a majority of the directors or by the chairman of the Sparta board, or by the chief executive officer or president of Sparta, if that person is also a director of Sparta.

REMOVAL OF DIRECTORS

    Under the Delaware General Corporation Law, any director or the entire board of directors of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors. The directors of a classified board, however, may be removed only for cause. The SuperGen certificate of incorporation and bylaws do not provide for a classified board of directors or cumulative voting. As a result, any director of SuperGen or the entire SuperGen board may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors. Since the Sparta bylaws provide for a classified board of directors, Sparta directors may only be removed for cause.

LIMITATION OF LIABILITY OF DIRECTORS; INDEMNIFICATION

    Both the Sparta certificate of incorporation and the SuperGen certificate of incorporation eliminate the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under the Delaware General Corporation Law. Under the Delaware General Corporation Law, these provisions may not eliminate or limit director monetary liability for:

    - Breaches of the director's duty of loyalty to the corporation or its stockholders;

    - Acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

    - The payment of unlawful dividends or unlawful stock repurchases or redemptions; or

    - Transactions in which the director received an improper personal benefit.

    The limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve the company or its directors from the necessity of complying with federal or state securities laws, or affect the availability of nonmonetary remedies like injunctive relief or rescission.

    The Delaware General Corporation Law generally permits indemnification of expenses, including attorneys' fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of a disinterested quorum of the directors, by independent legal counsel or, if there are no disinterested directors, by a majority vote of a quorum of the stockholders, that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and, in the case of any criminal action, that the person seeking indemnification had no reasonable cause to believe that his or her conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action or action brought by the corporation in which that person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. The Delaware General Corporation Law requires indemnification of expenses to the extent the individual being indemnified has successfully defended any action, claim, issue or matter, on the merits or otherwise.

    Expenses incurred by an officer or director in defending any action may be paid in advance, under the Delaware General Corporation Law, if that director or officer undertakes to repay those amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the Delaware General Corporation Law authorizes a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

    The Delaware General Corporation Law also permits a Delaware corporation to provide indemnification in excess of that provided by statute. Limitations on indemnification may be imposed by a court based on principles of public policy.

DIVIDENDS AND REPURCHASES OF SHARES

    The Delaware General Corporation Law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. However, if the amount of capital of the corporation is less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the directors may not declare and pay out a dividend from the corporation's net profits. In addition, the Delaware General Corporation Law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and the redemption or repurchase would not impair the capital of the corporation.

APPROVAL OF CERTAIN CORPORATE TRANSACTIONS

    Under the Delaware General Corporation Law, with exceptions, any merger, consolidation or sale of all or substantially all of the assets of a corporation must be approved by the corporation's board of directors and a majority of the outstanding shares entitled to vote. Sparta's certificate of incorporation requires the affirmative vote of the holders of at least 70% of the outstanding voting stock of Sparta to amend or repeal specified provisions of Sparta's certificate of incorporation. A 70% vote is also required for any amendment to or repeal of Sparta's bylaws by the stockholders. A 70% stockholder vote would be in addition to any separate class vote that might be required pursuant to the terms of any preferred stock that is outstanding. No supermajority vote is required by SuperGen's certificate of incorporation of bylaws.

CLASS VOTING IN CERTAIN CORPORATE TRANSACTIONS

    As discussed under "Description of Sparta Capital Stock--Sparta Preferred Stock," some transactions had required the approval of the Series BC Convertible Preferred Stock voting as a separate class. No separate class vote is currently required. Also, no separate class vote is currently required by SuperGen's certificate of incorporation or bylaws. However, as discussed under "Description of SuperGen Capital Stock--SuperGen Preferred Stock," the SuperGen Board has the authority to issue up to 2,000,000 shares of preferred stock having voting rights as the SuperGen Board may determine.

BUSINESS COMBINATIONS/MERGERS

    Under Section 203 of the Delaware General Corporation Law, a Delaware corporation is prohibited from engaging in a business combination with an interested stockholder, as defined below, for three years following the date that person or entity becomes an interested stockholder. With some exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through other persons or entities, 15% or more of the corporation's outstanding voting stock, including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only. The three-year moratorium imposed by Section 203 on business combinations of Section 203 does not apply if one or more of the following applies:

    - Prior to the date on which that stockholder becomes an interested stockholder, the board of directors of the subject corporation approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder;

    - Upon consummation of the transaction that made him or her an interested stockholder, the interested stockholder owns at least 85% of the corporation's voting stock outstanding at the time the transaction commenced, excluding from the 85% calculation shares owned by directors who are also officers of the subject corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer; or

    - On or after the date that person or entity becomes an interested stockholder, the board of directors approves the business combination and it is also approved at a stockholder meeting by 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

    Although a Delaware corporation to which Section 203 applies may elect not to be governed by Section 203, neither SuperGen nor Sparta has made that election. SuperGen and Sparta believe that most Delaware corporations have availed themselves of this statute and have not opted out of Section 203, and, that Section 203 will encourage any potential acquiror to negotiate with the board of directors. Section 203 also might have the effect of limiting the ability of a potential acquiror to make a two-tiered bid for SuperGen in which all stockholders would not be treated equally. Stockholders should note, however, that the application of Section 203 to SuperGen will confer upon its board the power to reject a proposed business combination in some circumstances, even though a potential acquiror may be offering a substantial premium for SuperGen's shares over the then-current market price. Section 203 may also discourage potential acquirors unwilling to comply with its provisions.

                               DISSENTERS' RIGHTS

    If the merger is consummated and you are a dissenting holder of Sparta capital stock, you may be entitled to have the "fair value" (exclusive of any element of value arising from the accomplishment or expectation of the merger) of your Sparta capital stock at the effective time of the merger judicially determined and paid to you by complying with the provisions of Section 262 of the Delaware General Corporation Law.

    The following is a brief summary of Section 262, which sets forth the procedures for dissenting from the merger and demanding statutory appraisal rights. This summary is not a complete statement of the Delaware General Corporation Law provisions relating to appraisal rights shares and you are strongly encouraged to read the full text of Section 262, which is attached as Appendix E. Failure to follow these procedures exactly could result in the loss of appraisal rights. This proxy statement-prospectus constitutes notice to holders of Sparta capital stock concerning the availability of appraisal rights under Section 262. Under Section 262, a stockholder of record wishing to assert appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to those shares and must continuously hold those shares through the effective time of the merger.

    STOCKHOLDERS WHO DESIRE TO EXERCISE THEIR APPRAISAL RIGHTS MUST SATISFY ALL OF THE CONDITIONS OF SECTION 262. A WRITTEN DEMAND FOR APPRAISAL OF SHARES MUST BE FILED WITH SPARTA BEFORE THE TAKING OF THE VOTE ON THE MERGER. This written demand for appraisal of shares must be in addition to and separate from any vote abstaining from or voting against the merger. Any abstention or vote against the merger will not constitute a demand for appraisal within the meaning of Section 262.

    If you elect to exercise your appraisal rights under Section 262, you must not vote for the adoption and approval of the merger agreement and approval of the merger. If you return a signed proxy in favor of the merger agreement and approval of the merger, you will have effectively waived your appraisal rights.

    A demand for appraisal must be executed by or for the stockholder of record fully and correctly, as that stockholder's name appears on the share certificate. If the shares are owned of record in a fiduciary capacity, including by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demands, he is acting as agent for the record owner. A person having a beneficial interest in Sparta capital stock held of record in the name of another person, like a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

    A record owner, like a broker, who holds Sparta capital stock as a nominee for others may exercise his or her right of appraisal with respect to the shares for all or less than all of the beneficial owners of shares as to which he or she is the record owner. In that case, the written demand must set forth the number of shares covered by that demand. Where the number of shares is not expressly mentioned, the demand will be presumed to cover all shares outstanding in the name of that record owner.

    If you elect to exercise appraisal rights, you should mail or deliver your written demand to Sparta at 111 Rock Road, Horsham, Pennsylvania 19044,
Attention: Secretary. The written demand for appraisal should specify your name and mailing address, and that you are thereby demanding appraisal for your Sparta capital stock. Within ten days after the effective time of the merger, Sparta must provide notice of the effective time of the merger to all of its stockholders who have complied with Section 262 and have not voted for approval of the merger.

    Within 120 days after the effective time of the merger, if you have satisfied the requirements of Section 262, you may deliver to Sparta a written demand for a statement listing the aggregate number of shares of Sparta capital stock not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of those shares. That statement must be mailed within 10 days after the written request therefor has been received by Sparta or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.

    Within 120 days after the effective time of the merger (but not thereafter), either Sparta or any holder of Sparta capital stock who has complied with the required conditions of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Sparta capital stock. Sparta does not presently intend to file that petition if demand for appraisal is made.

    Upon the filing of any petition by a stockholder in accordance with Section 262, service of a copy will be made upon Sparta, which will, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all holders of Sparta capital stock who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by Sparta. If the petition is filed by Sparta, the petition will be accompanied by the verified list. The Register of Chancery, if so ordered by the Delaware Court of Chancery, will give notice of the time and place filed for the hearing of that petition by registered or certified mail to Sparta and to the stockholders shown on the list at the addresses stated on the list, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published by the City of Wilmington, Delaware, or other publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication must be approved by the Delaware Court of Chancery, and the costs shall be born by Sparta.

    If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In WEINBERGER V. UOP, INC. ET AL., the Delaware Supreme Court stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "fair price obviously requires consideration of all relevant factors involving the value of the company..." The Delaware Supreme Court stated that, in making a determination of fair value, the agency fixing the value must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger and which throw any light on future prospects of the merged corporation. In WEINBERGER, the Delaware Supreme Court held that the "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." In addition, the Delaware Supreme Court has determined that the statutory appraisal remedy, depending upon the factual circumstances, may or may not be a stockholders' exclusive remedy in connection with a merger.

    If you are considering seeking appraisal of your shares of Sparta capital stock, you should note that the fair value of your shares determined under
Section 262 could be more, the same or less than the consideration you would receive pursuant to the merger agreement if you did not seek appraisal of your shares. The costs of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed against the parties as that court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceedings, including reasonable attorney fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his or her own expenses.

    If you duly demand appraisal in compliance with Section 262, you will not, after the effective time of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on those shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

    At any time within 60 days after the effective time of the merger, you will have the right to withdraw your demand for appraisal and to accept the terms offered in the merger agreement. After this period, you may withdraw your demand for appraisal and receive payment for your shares as provided in the merger agreement only with the consent of Sparta. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective time of the merger, your rights to appraisal (if available) will cease and you will be entitled to receive shares of SuperGen common stock as provided in the merger agreement. Because Sparta has no obligation to file that petition, if you desire a petition to be filed, you are advised to file it on a timely basis. No petition timely filed in the Delaware Court of Chancery demanding appraisal may be dismissed as to any stockholder without the approval of that court, which approval may be conditional upon terms as that court deems just.

                                 LEGAL MATTERS

    The validity of the shares of SuperGen common stock to be issued pursuant to the merger and the federal income tax consequences of the merger will be passed upon for SuperGen by Wilson Sonsini Goodrich & Rosati Professional Corporation, Palo Alto, California. The federal income tax consequences of the merger will also be passed upon for Sparta by Dechert Price & Rhoads, Philadelphia, Pennsylvania.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited the SuperGen consolidated financial statements included in our Annual Report on Form 10K for the year ended December 31, 1998, as set forth in their report, which is incorporated in this proxy-statement prospectus by reference. The SuperGen consolidated financial statements are incorporated by reference in reliance on their report, given on their authority as experts in accounting and auditing

    The consolidated financial statements of Sparta included in this proxy statement-prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said report, which includes an explanatory paragraph with respect to the uncertainty regarding Sparta's ability to continue as a going concern as discussed in Note 1 to the financial statements.

                      WHERE YOU CAN FIND MORE INFORMATION

    SuperGen and Sparta file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these materials at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may also obtain copies of these materials from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549.

    Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. You can also find our SEC filings at the SEC's website at "http://www.sec.gov."

    SuperGen filed a registration statement on Form S-4 to register with the SEC the SuperGen common stock to be issued to Sparta stockholders in the merger. This proxy statement-prospectus is a part of that registration statement and constitutes a prospectus of SuperGen in addition to being a proxy statement of

Sparta. As permitted by the SEC's rules, this proxy statement-prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

    The SEC's rules and regulations allow SuperGen and Sparta to "incorporate by reference" information into this proxy statement-prospectus, which means that SuperGen and Sparta can disclose important information to you by referring you to other documents filed separately by each of them with the SEC. The information incorporated by reference is considered to be part of this proxy statement-prospectus. Information in this proxy statement-prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this proxy statement-prospectus, while information that we file later with the SEC will automatically update and, in some cases, supersede this information. This proxy statement-prospectus incorporates by reference the documents listed below and any future filings SuperGen and Sparta will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the date of the Sparta special meeting. These documents contain important information about our companies and their businesses and finances.

SUPERGEN SEC FILINGS (FILE NO. 0-27628)

1. The description of SuperGen common stock contained in the Registration Statement on Form 8-A filed with the SEC on January 18, 1996, including any amendment or report filed for the purpose of updating that description.

2. SuperGen's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1998.

3.  SuperGen's Quarterly Report on Form 10-Q for the quarter ended March 31,
    1999.

4.  SuperGen's Proxy Statement for the 1999 Annual Meeting of Stockholders.

5.  SuperGen's Current Report on Form 8-K filed with the SEC on January 28,
    1999.

6. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1998.

SPARTA SEC FILINGS (FILE NO. 0-23076)

1. Sparta's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

2.  Sparta's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

3.  Sparta's Current Report on Form 8-K filed with the SEC on January 20, 1999.

4. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1998.

    You may request a copy of these filings, at no cost to you, by writing or telephoning the appropriate parties:

FOR SUPERGEN DOCUMENTS                          FOR SPARTA DOCUMENTS
----------------------------------------------  ----------------------------------------------
SuperGen, Inc.                                  Sparta Pharmaceuticals, Inc.
Two Annabel Lane, Suite 220                     111 Rock Road
San Ramon, California 94583                     Horsham, Pennsylvania 19044
Attn: Investor Relations                        Attn: Investor Relations
Telephone: (925) 327-0200                       Telephone: (215) 442-1700

    Exhibits to these documents will not be sent unless those exhibits are specifically incorporated by reference in this proxy statement-prospectus.


    YOU SHOULD MAKE YOUR REQUEST BY AUGUST 3, 1999 TO ENSURE DELIVERY PRIOR TO THE SPARTA SPECIAL MEETING.

    YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT-PROSPECTUS. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROXY STATEMENT-PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT AND NEITHER THE MAILING OF THIS PROXY STATEMENT-PROSPECTUS NOR THE ISSUANCE OF SUPERGEN COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

    This proxy statement-prospectus and the documents incorporated by reference into this proxy statement-prospectus contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations and business and on the expected impact of the merger on SuperGen's financial performance. Statements as to the anticipated closing of the merger, the benefits expected to result from the merger, the future performance of the combined company and the analyses performed by the financial advisor to Sparta are examples of forward-looking statements. Any statements contained in this proxy statement-prospectus (including, without limitation, statements to the effect that SuperGen, Sparta or their respective management "believes," "expects," "anticipates," "plans," "may," "will," "projects," "continues," "estimates," "potential," "opportunity" or similar expressions) that are not statements of historical fact should be considered forward-looking statements. Actual results could differ materially and adversely from those anticipated in those forward-looking statements as a result of various factors, including those set forth in "Risk Factors" beginning at page 16, which you should carefully review.

                          SPARTA PHARMACEUTICALS, INC.

                         INDEX TO FINANCIAL STATEMENTS

Annual Financial Statements
Report of Independent Public Accountants--Arthur Andersen LLP..............................................  F-2
Report of Independent Auditors--Ernst & Young LLP..........................................................  F-3
Consolidated Balance Sheets as of December 31, 1997 and 1998...............................................  F-4
Consolidated Statements of Operations for the years ended December 31, 1996, 1997 and 1998, for the period from June 12, 1990 (Inception) to December 31, 1998......................................................  F-5
Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1996, 1997 and
  1998.....................................................................................................  F-6
Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1997 and 1998, for the period from June 12, 1990 (Inception) to December 31, 1998......................................................  F-8
Notes to Consolidated Financial Statements.................................................................  F-9

Interim Financial Statements (Unaudited)
Consolidated Balance Sheets as of March 31, 1999 and December 31, 1998.....................................  F-20
Consolidated Statements of Operations for the three-month periods ended March 31, 1999 and 1998 and for the period from June 12, 1990 (inception) to March 31, 1999..................................................  F-21
Consolidated Statements of Cash Flows for the three-month periods ended March 31, 1999 and 1998 and for the period from June 12, 1990 (inception) to March 31, 1999..................................................  F-22
Notes to Consolidated Financial Statements.................................................................  F-23

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Sparta Pharmaceuticals, Inc.:

    We have audited the accompanying consolidated balance sheets of Sparta Pharmaceuticals, Inc. (a Delaware corporation in the development stage) and Subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1998 and the related statements of operations and cash flows for the period from inception (June 12, 1990) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Sparta Pharmaceuticals, Inc. for the period from inception to December 31, 1995. Such statements are included in the period from inception to December 31, 1998 totals on the statements of operations and cash flows and reflect total revenues and net loss of 19 percent and 38 percent, respectively, of the related cumulative totals. Those statements were audited by other auditors, whose report has been furnished to us, and our opinion, insofar as it relates to amounts for the period from inception to December 31, 1995, included in the cumulative totals, is based solely upon the report of the other auditors.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sparta Pharmaceuticals, Inc. and Subsidiary, as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 and for the period from inception (June 12, 1990) to December 31, 1998, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred operating losses since inception and will require additional capital to continue operations which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

                                          /s/ ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
February 11, 1999

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Sparta Pharmaceuticals, Inc. (A Development Stage company)

    We have audited the accompanying statements of operations, stockholders' equity (deficit) and cash flows of Sparta Pharmaceuticals, Inc. (a development stage company) for the period from June 12, 1990 (inception) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Sparta Pharmaceuticals, Inc. (a developmental stage company) for the period from June 12, 1990 (inception) to December 31, 1995 in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that Sparta Pharmaceuticals, Inc. (a development stage company) will continue as a going concern. As more fully described in Note 1, the Company has incurred operating losses since inception and requires additional capital to continue operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of Sparta Pharmaceuticals, Inc. (a development stage company) to continue as a going concern.

                                          /s/ ERNST & YOUNG LLP

Raleigh, North Carolina
January 31, 1996

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS

                                                                                             DECEMBER 31,
                                                                                    ------------------------------
                                                                                         1997            1998
                                                                                    --------------  --------------
                                      ASSETS
Current assets:
  Cash and cash equivalents.......................................................  $    4,767,317  $    2,470,359
  Short-term investments..........................................................       1,473,275              --
  Prepaid expenses and other current assets.......................................          68,778          14,719
                                                                                    --------------  --------------
    Total current assets..........................................................       6,309,370       2,485,078
                                                                                    --------------  --------------
Fixed assets:
  Office equipment................................................................         189,962         194,308
  Leasehold improvements..........................................................         522,215         522,215
  Less: accumulated depreciation and amortization.................................        (375,482)       (563,987)
                                                                                    --------------  --------------
                                                                                           336,695         152,536
License agreements, net of amortization of $92,912 in 1997 and $105,870 in 1998...          21,876           8,918
Restricted cash...................................................................         148,310          94,448
                                                                                    --------------  --------------
                                                                                    $    6,816,251  $    2,740,980
                                                                                    --------------  --------------
                                                                                    --------------  --------------
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses...........................................  $      741,240  $      528,090
                                                                                    --------------  --------------
    Total current liabilities.....................................................         741,240         528,090
                                                                                    --------------  --------------
Commitments (Note 7)
Stockholders' equity:
  Preferred Stock, not designated, $.001 par value; authorized and unissued
    8,867,731 shares..............................................................              --              --
  Series BC Convertible Preferred Stock, $.001 par value; liquidation preference
    $13 per share; authorized 2,132,269 shares; issued and outstanding 1,020,747
    shares in 1997 and 828,741 in 1998............................................           1,021             829
  Common Stock, $.001 par value; authorized 72,000,000 shares; issued and
    outstanding 3,116,154 shares in 1997 and 3,651,843 shares in 1998.............           3,116           3,652
  Additional paid-in capital......................................................      28,616,607      28,682,326
  Stock subscription receivable...................................................        (133,333)        (66,667)
  Deferred compensation...........................................................        (167,654)       (100,443)
  Deficit accumulated during the development stage................................     (22,244,746)    (26,306,807)
                                                                                    --------------  --------------
    Total stockholders' equity....................................................       6,075,011       2,212,890
                                                                                    --------------  --------------
                                                                                    $    6,816,251  $    2,740,980
                                                                                    --------------  --------------
                                                                                    --------------  --------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                    PERIOD FROM
                                                                                                   JUNE 12, 1990
                                                                YEAR ENDED DECEMBER 31,            (INCEPTION) TO
                                                      -------------------------------------------   DECEMBER 31,
                                                          1996           1997           1998            1998
                                                      -------------  -------------  -------------  --------------
Revenue:
  Interest income...................................  $     296,730  $     445,606  $     236,467  $    1,270,465
  Grant income and contract revenue.................             --        155,206        612,407         895,483
                                                      -------------  -------------  -------------  --------------
    Total revenue...................................        296,730        600,812        848,874       2,165,948
                                                      -------------  -------------  -------------  --------------
Operating expenses:
  Research and development..........................      3,176,742      3,748,216      3,663,055      16,592,418
  General and administrative........................      1,404,955      1,497,006      1,247,880       8,582,424
  Charge for acquired research and development......      3,062,913        235,000             --       3,297,913
                                                      -------------  -------------  -------------  --------------
    Total operating expenses........................      7,644,610      5,480,222      4,910,935      28,472,755
                                                      -------------  -------------  -------------  --------------
Net loss............................................  $  (7,347,880) $  (4,879,410) $  (4,062,061) $  (26,306,807)
                                                      -------------  -------------  -------------  --------------
                                                      -------------  -------------  -------------  --------------
Basic and diluted net loss per share................  $       (4.64) $       (2.16) $       (1.18)
                                                      -------------  -------------  -------------
                                                      -------------  -------------  -------------
Basic and diluted weighted average number of shares
  outstanding.......................................      1,582,414      2,260,261      3,446,252
                                                      -------------  -------------  -------------
                                                      -------------  -------------  -------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                         CONVERTIBLE
                                                                                                       PREFERRED STOCK
                                                                              DATE OF       -------------------------------------
                                                                            TRANSACTION      SERIES A     SERIES B     SERIES C
                                                                         -----------------  -----------  -----------  -----------
BALANCE AT JUNE 12, 1990...............................................                      $            $            $
Issuance of 289,666 shares at $.015 per share..........................  June 1990                  --           --           --
                                                                                                 -----   -----------       -----
BALANCE AT DECEMBER 31, 1990...........................................                             --           --           --
                                                                         February through
$.015 per share for services...........................................  December 1991              --           --           --
Issuance of 325,815 shares at $3.99 per share net of issuance costs....  December 1991             326           --           --
Net loss for 1991......................................................                             --           --           --
                                                                                                 -----   -----------       -----
BALANCE AT DECEMBER 31, 1991...........................................                            326           --           --
Issuance of 50,125 shares at $3.99 per share in exchange for
  cancellation of notes payable........................................  January 1992               50           --           --
                                                                         January through
Issuance of 18,184 shares at $.015 per share...........................  December 1992              --           --           --
Conversion of Series A Convertible Preferred Stock, into 75,188 shares
  of Common Stock at $19.95 per share..................................  December 1992            (376)          --           --
Net loss for 1992......................................................                             --           --           --
                                                                                                 -----   -----------       -----
BALANCE AT DECEMBER 31, 1992...........................................                             --           --           --
Repurchase of 2,500 shares at $.015 per share..........................  January 1993               --           --           --
Issuance of 125,000 shares at $2.00 per share..........................  September 1993             --          125           --
Exchange of 125,000 shares of Series B Convertible Preferred Stock
  125,000 shares of Series C Convertible Preferred Stock...............  December 1993              --         (125)         125
                                                                         July through
Issuance of 3,731 shares at $14.45 per share...........................  December 1993              --           --           --
Issuance of options to purchase 33,333 shares Common Stock net of
  issuance costs (see Note 4)..........................................                             --           --           --
Net loss for 1993......................................................                             --           --           --
                                                                                                 -----   -----------       -----
BALANCE AT DECEMBER 31, 1993...........................................                             --           --          125
Issuance of 11,800 warrants............................................  May 1994                   --           --           --
Issuance of 2,692 shares upon conversion of Convertible Notes and
  Preferred Stock......................................................  June 1994                  --           --           --
Conversion of Convertible Notes and Preferred Stock....................  June 1994                  --           --         (125)
Proceeds of initial public offering net of offering costs of
  $1,335,521...........................................................  June 1994                  --           --           --
                                                                         March through
Issuance of 1,700 shares upon option exercise..........................  July 1994                  --           --           --
Issuance of 33,000 units to underwriter upon over allotment exercise...  July 1994                  --           --           --
Repurchase of 500 shares...............................................  July 1994                  --           --           --
                                                                         January through
Issuance of 1,961 shares at $20.20 for services........................  December 1994              --           --           --
Unrealized loss on available-for-sale investments......................                             --           --           --
Net loss for 1994......................................................                             --           --           --
                                                                                                 -----   -----------       -----
BALANCE AT DECEMBER 31, 1994...........................................                             --           --           --
Issuance of 5,000 shares upon option exercise..........................  April 1995                 --           --           --
                                                                         January through
Issuance of 4,303 shares at $17.80 per share for services..............  September 1995             --           --           --
Net Loss for 1995......................................................                             --           --           --
Loss on available-for-sale investments.................................                             --           --           --
                                                                                                 -----   -----------       -----


                                                                           COMMON     ADDITIONAL                    STOCK
                                                                            STOCK      PAID IN     UNREALIZED    SUBSCRIPTION
                                                                          PAR VALUE    CAPITAL     GAIN/(LOSS)    RECEIVABLE
                                                                         -----------  ----------  -------------  ------------
BALANCE AT JUNE 12, 1990...............................................   $           $             $             $
Issuance of 289,666 shares at $.015 per share..........................         289        4,056           --             --
                                                                         -----------  ----------  -------------  ------------
BALANCE AT DECEMBER 31, 1990...........................................         289        4,056           --             --

$.015 per share for services...........................................         173        2,420           --             --
Issuance of 325,815 shares at $3.99 per share net of issuance costs....          --    1,274,874           --             --
Net loss for 1991......................................................          --           --           --             --
                                                                         -----------  ----------  -------------  ------------
BALANCE AT DECEMBER 31, 1991...........................................         462    1,281,350           --             --
Issuance of 50,125 shares at $3.99 per share in exchange for
  cancellation of notes payable........................................          --      199,950           --             --

Issuance of 18,184 shares at $.015 per share...........................          18          255           --             --
Conversion of Series A Convertible Preferred Stock, into 75,188 shares
  of Common Stock at $19.95 per share..................................          75          301           --             --
Net loss for 1992......................................................          --           --           --             --
                                                                         -----------  ----------  -------------  ------------
BALANCE AT DECEMBER 31, 1992...........................................         555    1,481,856           --             --
Repurchase of 2,500 shares at $.015 per share..........................          (2)         (36)          --             --
Issuance of 125,000 shares at $2.00 per share..........................          --      249,875           --             --
Exchange of 125,000 shares of Series B Convertible Preferred Stock
  125,000 shares of Series C Convertible Preferred Stock...............          --           --           --             --

Issuance of 3,731 shares at $14.45 per share...........................           4       53,875           --             --
Issuance of options to purchase 33,333 shares Common Stock net of
  issuance costs (see Note 4)..........................................          --      167,500           --             --
Net loss for 1993......................................................          --           --           --             --
                                                                         -----------  ----------  -------------  ------------
BALANCE AT DECEMBER 31, 1993...........................................         557    1,953,070           --             --
Issuance of 11,800 warrants............................................          --           59           --             --
Issuance of 2,692 shares upon conversion of Convertible Notes and
  Preferred Stock......................................................           3           (3)          --             --
Conversion of Convertible Notes and Preferred Stock....................         412    3,868,837           --             --
Proceeds of initial public offering net of offering costs of
  $1,335,521...........................................................         220    4,164,259           --             --

Issuance of 1,700 shares upon option exercise..........................           2        2,549           --             --
Issuance of 33,000 units to underwriter upon over allotment exercise...          33      717,717           --             --
Repurchase of 500 shares...............................................          (1)          (6)          --             --

Issuance of 1,961 shares at $20.20 for services........................           2       39,659           --             --
Unrealized loss on available-for-sale investments......................          --           --       (3,316)            --
Net loss for 1994......................................................          --           --           --             --
                                                                         -----------  ----------  -------------  ------------
BALANCE AT DECEMBER 31, 1994...........................................       1,228   10,746,141       (3,316)            --
Issuance of 5,000 shares upon option exercise..........................           5        7,495           --             --

Issuance of 4,303 shares at $17.80 per share for services..............           4       76,688           --             --
Net Loss for 1995......................................................          --           --           --             --
Loss on available-for-sale investments.................................          --           --        3,316             --
                                                                         -----------  ----------  -------------  ------------

                                                                                          DEFICIT
                                                                                        ACCUMULATED      TOTAL
                                                                                         DURING THE   STOCKHOLDERS'
                                                                           DEFERRED     DEVELOPMENT      EQUITY
                                                                         COMPENSATION      STAGE       (DEFICIT)
                                                                         -------------  ------------  ------------
BALANCE AT JUNE 12, 1990...............................................    $             $             $
Issuance of 289,666 shares at $.015 per share..........................           --             --         4,345
                                                                         -------------  ------------  ------------
BALANCE AT DECEMBER 31, 1990...........................................           --             --         4,345

$.015 per share for services...........................................           --             --         2,593
Issuance of 325,815 shares at $3.99 per share net of issuance costs....           --             --     1,275,200
Net loss for 1991......................................................           --       (358,234)     (358,234)
                                                                         -------------  ------------  ------------
BALANCE AT DECEMBER 31, 1991...........................................           --       (358,234)      923,904
Issuance of 50,125 shares at $3.99 per share in exchange for
  cancellation of notes payable........................................           --             --       200,000

Issuance of 18,184 shares at $.015 per share...........................           --             --           273
Conversion of Series A Convertible Preferred Stock, into 75,188 shares
  of Common Stock at $19.95 per share..................................           --             --            --
Net loss for 1992......................................................           --     (1,217,933)   (1,217,933)
                                                                         -------------  ------------  ------------
BALANCE AT DECEMBER 31, 1992...........................................           --     (1,576,167)      (93,756)
Repurchase of 2,500 shares at $.015 per share..........................           --             --           (38)
Issuance of 125,000 shares at $2.00 per share..........................           --             --       250,000
Exchange of 125,000 shares of Series B Convertible Preferred Stock
  125,000 shares of Series C Convertible Preferred Stock...............           --             --            --

Issuance of 3,731 shares at $14.45 per share...........................           --             --        53,879
Issuance of options to purchase 33,333 shares Common Stock net of
  issuance costs (see Note 4)..........................................           --             --       167,500
Net loss for 1993......................................................           --     (2,649,224)   (2,649,224)
                                                                         -------------  ------------  ------------
BALANCE AT DECEMBER 31, 1993...........................................           --     (4,225,391)   (2,271,639)
Issuance of 11,800 warrants............................................           --             --            59
Issuance of 2,692 shares upon conversion of Convertible Notes and
  Preferred Stock......................................................           --             --            --
Conversion of Convertible Notes and Preferred Stock....................           --             --     3,869,124
Proceeds of initial public offering net of offering costs of
  $1,335,521...........................................................           --             --     4,164,479

Issuance of 1,700 shares upon option exercise..........................           --             --         2,551
Issuance of 33,000 units to underwriter upon over allotment exercise...           --             --       717,750
Repurchase of 500 shares...............................................           --             --            (7)

Issuance of 1,961 shares at $20.20 for services........................           --             --        39,661
Unrealized loss on available-for-sale investments......................           --             --        (3,316)
Net loss for 1994......................................................           --     (3,149,658)   (3,149,658)
                                                                         -------------  ------------  ------------
BALANCE AT DECEMBER 31, 1994...........................................           --     (7,375,049)    3,369,004
Issuance of 5,000 shares upon option exercise..........................           --             --         7,500

Issuance of 4,303 shares at $17.80 per share for services..............           --             --        76,692
Net Loss for 1995......................................................           --     (2,642,407)   (2,642,407)
Loss on available-for-sale investments.................................           --             --         3,316
                                                                         -------------  ------------  ------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

                                                                                                         CONVERTIBLE
                                                                                                       PREFERRED STOCK
                                                                              DATE OF       -------------------------------------
                                                                            TRANSACTION      SERIES A     SERIES B     SERIES C
                                                                         -----------------  -----------  -----------  -----------
BALANCE AT DECEMBER 31, 1995...........................................                             --           --           --
Extension of exercise period for options of former employees...........  January 1996               --           --           --
Proceeds of private placement net of commissions and expenses of
  $428,571.............................................................  February 1996             300           --           --
Stock issued for acquisition of Lexin Pharmaceuticals (see Note 2).....  March 1996                 --           --           --
Deferred compensation related to acquisition (see Note 4)..............  March 1996                 --           --           --
Issuance of 1,000 shares pursuant to license agreement.................  April 1996                 --           --           --
                                                                         June through July
Issuance of 258 shares for services....................................  1996                       --           --           --
Proceeds of private placement net of commissions and expenses of         July through
  $2,029,091 (see Note 4)..............................................  August 1996                --        1,297           --
Conversion of Series A to Series BC....................................  August 1996              (300)         400           --
Issuance of 7,000 warrants for services................................  December 1996              --           --           --
                                                                         November through
Conversion of Preferred Stock to Common Stock..........................  December 1996              --         (210)          --
Amortization of Deferred Compensation for 1996.........................                             --           --           --
Net Loss for 1996......................................................                             --           --           --
                                                                                                 -----   -----------       -----
BALANCE AT DECEMBER 31, 1996...........................................                             --        1,487           --
Issuance of 10,000 options for services................................  January 1997               --           --           --
Forgiveness of one-third of common stock subscriptions.................  July 1997                  --           --           --
Issuance of 53,333 shares upon option exercise.........................  September 1997             --           --           --
                                                                         August through
Issuance of 7,101 shares for services..................................  September 1997             --           --           --
Issuance of 100,000 warrants for grant of license agreement............  December 1997              --           --           --
Issuance of 20,000 options for services................................  December 1997              --           --           --
                                                                         May through
Issuance of 107,000 warrants for services..............................  December 1997              --           --           --
                                                                         January through
Conversion of Preferred Stock to Common Stock..........................  December 1997              --         (466)          --
Amortization of Deferred Compensation for 1997.........................                             --           --           --
Net Loss for 1997......................................................                             --           --           --
                                                                                                 -----   -----------       -----
BALANCE AT DECEMBER 31, 1997...........................................                             --        1,021           --
Forgiveness of common stock subscriptions..............................  July 1998                  --           --           --
Repayment of common stock subscriptions................................  July 1998                  --           --           --
                                                                         March through
Issuance of 23,601 shares for services.................................  December 1998              --           --           --
                                                                         January through
Conversion of Preferred Stock to Common Stock..........................  December 1998              --         (192)          --
Amortization of Deferred Compensation for 1998.........................                             --           --           --
Net Loss for 1998......................................................                             --           --           --
                                                                                                 -----   -----------       -----
BALANCE AT DECEMBER 31, 1998...........................................                      $      --    $     829    $      --
                                                                                                 -----   -----------       -----
                                                                                                 -----   -----------       -----


                                                                           COMMON     ADDITIONAL                    STOCK
                                                                            STOCK      PAID IN     UNREALIZED    SUBSCRIPTION
                                                                          PAR VALUE    CAPITAL     GAIN/(LOSS)    RECEIVABLE
                                                                         -----------  ----------  -------------  ------------
BALANCE AT DECEMBER 31, 1995...........................................       1,237   10,830,324           --             --
Extension of exercise period for options of former employees...........          --       18,738           --             --
Proceeds of private placement net of commissions and expenses of
  $428,571.............................................................          --    2,571,129           --             --
Stock issued for acquisition of Lexin Pharmaceuticals (see Note 2).....         400    3,599,600           --             --
Deferred compensation related to acquisition (see Note 4)..............          --      206,100           --             --
Issuance of 1,000 shares pursuant to license agreement.................           1           14           --             --

Issuance of 258 shares for services....................................           1        3,678           --             --
Proceeds of private placement net of commissions and expenses of
  $2,029,091 (see Note 4)..............................................          --   10,934,612           --       (200,000)
Conversion of Series A to Series BC....................................          --         (100)          --             --
Issuance of 7,000 warrants for services................................          --       20,000           --             --

Conversion of Preferred Stock to Common Stock..........................         279          (69)          --             --
Amortization of Deferred Compensation for 1996.........................          --           --           --             --
Net Loss for 1996......................................................          --           --           --             --
                                                                         -----------  ----------  -------------  ------------
BALANCE AT DECEMBER 31, 1996...........................................       1,918   28,184,026           --       (200,000)
Issuance of 10,000 options for services................................          --       33,750           --             --
Forgiveness of one-third of common stock subscriptions.................          --           --           --         66,667
Issuance of 53,333 shares upon option exercise.........................          53       79,947           --             --

Issuance of 7,101 shares for services..................................           7       60,506           --             --
Issuance of 100,000 warrants for grant of license agreement............          --      135,000           --             --
Issuance of 20,000 options for services................................          --       29,000           --             --

Issuance of 107,000 warrants for services..............................          --       95,050           --             --

Conversion of Preferred Stock to Common Stock..........................       1,138         (672)          --             --
Amortization of Deferred Compensation for 1997.........................          --           --           --             --
Net Loss for 1997......................................................          --           --           --             --
                                                                         -----------  ----------  -------------  ------------
BALANCE AT DECEMBER 31, 1997...........................................       3,116   28,616,607           --       (133,333)
Forgiveness of common stock subscriptions..............................          --           --           --         50,000
Repayment of common stock subscriptions................................          --           --           --         16,666

Issuance of 23,601 shares for services.................................          24       66,039           --             --

Conversion of Preferred Stock to Common Stock..........................         512         (320)          --             --
Amortization of Deferred Compensation for 1998.........................          --           --           --             --
Net Loss for 1998......................................................          --           --           --             --
                                                                         -----------  ----------  -------------  ------------
BALANCE AT DECEMBER 31, 1998...........................................   $   3,652   $28,682,326   $      --     $  (66,667)
                                                                         -----------  ----------  -------------  ------------
                                                                         -----------  ----------  -------------  ------------

                                                                                          DEFICIT
                                                                                        ACCUMULATED      TOTAL
                                                                                         DURING THE   STOCKHOLDERS'
                                                                           DEFERRED     DEVELOPMENT      EQUITY
                                                                         COMPENSATION      STAGE       (DEFICIT)
                                                                         -------------  ------------  ------------
BALANCE AT DECEMBER 31, 1995...........................................           --    (10,017,456)      814,105
Extension of exercise period for options of former employees...........           --             --        18,738
Proceeds of private placement net of commissions and expenses of
  $428,571.............................................................           --             --     2,571,429
Stock issued for acquisition of Lexin Pharmaceuticals (see Note 2).....           --             --     3,600,000
Deferred compensation related to acquisition (see Note 4)..............     (206,100)            --            --
Issuance of 1,000 shares pursuant to license agreement.................           --             --            15

Issuance of 258 shares for services....................................           --             --         3,679
Proceeds of private placement net of commissions and expenses of
  $2,029,091 (see Note 4)..............................................           --             --    10,735,909
Conversion of Series A to Series BC....................................           --             --            --
Issuance of 7,000 warrants for services................................           --             --        20,000

Conversion of Preferred Stock to Common Stock..........................           --             --            --
Amortization of Deferred Compensation for 1996.........................       40,791             --        40,791
Net Loss for 1996......................................................           --     (7,347,880)   (7,347,880)
                                                                         -------------  ------------  ------------
BALANCE AT DECEMBER 31, 1996...........................................     (165,309)   (17,365,336)   10,456,786
Issuance of 10,000 options for services................................      (33,750)            --            --
Forgiveness of one-third of common stock subscriptions.................           --             --        66,667
Issuance of 53,333 shares upon option exercise.........................           --             --        80,000

Issuance of 7,101 shares for services..................................           --             --        60,513
Issuance of 100,000 warrants for grant of license agreement............           --             --       135,000
Issuance of 20,000 options for services................................      (29,000)            --            --

Issuance of 107,000 warrants for services..............................           --             --        95,050

Conversion of Preferred Stock to Common Stock..........................           --             --            --
Amortization of Deferred Compensation for 1997.........................       60,405             --        60,405
Net Loss for 1997......................................................           --     (4,879,410)   (4,879,410)
                                                                         -------------  ------------  ------------
BALANCE AT DECEMBER 31, 1997...........................................     (167,654)   (22,244,746)    6,075,011
Forgiveness of common stock subscriptions..............................           --             --        49,999
Repayment of common stock subscriptions................................           --             --        16,667

Issuance of 23,601 shares for services.................................           --             --        66,063

Conversion of Preferred Stock to Common Stock..........................           --             --            --
Amortization of Deferred Compensation for 1998.........................       67,211             --        67,211
Net Loss for 1998......................................................           --     (4,062,061)   (4,062,061)
                                                                         -------------  ------------  ------------
BALANCE AT DECEMBER 31, 1998...........................................    $(100,443)   ($26,306,807)  $2,212,890
                                                                         -------------  ------------  ------------
                                                                         -------------  ------------  ------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                              PERIOD FROM JUNE
                                                                                                     12,
                                                              YEAR ENDED DECEMBER 31,         1990 (INCEPTION)
                                                         ----------------------------------    TO DECEMBER 31,
                                                            1996        1997        1998            1998
                                                         ----------  ----------  ----------  -------------------
OPERATING ACTIVITIES
Net loss...............................................  $(7,347,880) $(4,879,410) $(4,062,061)    $ (26,306,807)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Loss on investments..................................          --          --          --             3,316
  Depreciation and amortization........................     170,611     213,674     201,463         1,139,897
  Acquired research and development....................   3,062,913     135,000          --         3,197,913
  Write down of license agreement......................          --          --          --            45,200
  Issuance of convertible notes for services...........          --          --          --           220,474
  Issuance of stock for services.......................       3,694      60,514      66,063           288,022
  Compensation expense related to stock options
    granted............................................      79,529     155,454      67,211           502,194
  Compensation expense related to forgiveness of stock
    subscriptions receivable...........................          --      66,667      50,000           116,667
  Changes in operating assets and liabilities, net of
    effect from acquisition:
    Prepaid expenses and other assets..................      97,374      13,973      54,059           (14,719)
    Accounts payable and accrued expenses..............     293,636     111,743    (213,150)          378,090
    Restricted cash....................................      50,507      48,532      53,862           152,901
                                                         ----------  ----------  ----------  -------------------
      Net cash used in operating activities............  (3,589,616) (4,073,853) (3,782,553)      (20,276,852)
                                                         ----------  ----------  ----------  -------------------
INVESTING ACTIVITIES
Payment of acquisition related fees and expenses.......    (128,842)         --          --          (128,842)
Purchases of short-term investments....................          --  (1,473,275)         --        (2,576,468)
Sale of short-term investments.........................          --          --   1,473,275         2,573,152
Purchases of fixed assets..............................     (76,364)    (12,367)     (4,346)         (147,943)
Acquisition of license agreements......................          --          --          --          (160,078)
                                                         ----------  ----------  ----------  -------------------
      Net cash (used in) provided by investing
        activities.....................................    (205,206) (1,485,642)  1,468,929          (440,179)
                                                         ----------  ----------  ----------  -------------------
FINANCING ACTIVITIES
Proceeds from issuance of convertible notes and notes
  payable..............................................          --          --          --         4,488,650
Repayment of notes payable.............................          --          --          --          (640,000)
Proceeds from issuance of Common Stock.................          --      80,000          --         4,992,031
Repurchase of Common Stock.............................          --          --          --               (45)
Proceeds from issuance of Preferred Stock..............  13,307,338          --      16,666        14,816,704
Increase in debt issuance costs........................          --          --          --          (469,950)
                                                         ----------  ----------  ----------  -------------------
      Net cash provided by financing activities........  13,307,338      80,000      16,666        23,187,390
                                                         ----------  ----------  ----------  -------------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.......   9,512,516  (5,479,495) (2,296,958)        2,470,359
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD.......     734,296  10,246,812   4,767,317                --
                                                         ----------  ----------  ----------  -------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD.............  $10,246,812 $4,767,317  $2,470,359     $   2,470,359
                                                         ----------  ----------  ----------  -------------------
                                                         ----------  ----------  ----------  -------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest.................  $       --  $       --  $       --     $     196,972
                                                         ----------  ----------  ----------  -------------------
                                                         ----------  ----------  ----------  -------------------
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES
Conversion of Convertible Notes and Series C
  Convertible Preferred Stock into Common Stock........  $       --  $       --  $       --     $   4,086,624
                                                         ----------  ----------  ----------  -------------------
                                                         ----------  ----------  ----------  -------------------
Issuance of Series A Convertible Preferred Stock for
  cancellation of notes payable........................  $       --  $       --  $       --     $     200,000
                                                         ----------  ----------  ----------  -------------------
                                                         ----------  ----------  ----------  -------------------
Conversion of Series BC Convertible Preferred Stock
  into Common Stock....................................  $      279  $    1,138  $      512     $       1,929
                                                         ----------  ----------  ----------  -------------------
                                                         ----------  ----------  ----------  -------------------
Issuance of Common Stock for acquisition of Lexin......  $3,600,000  $       --  $       --     $   3,600,000
                                                         ----------  ----------  ----------  -------------------
                                                         ----------  ----------  ----------  -------------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. COMPANY ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

    Sparta Pharmaceuticals, Inc. and Subsidiary (together the "Company"), a development stage biopharmaceutical company incorporated in 1990, is engaged in the business of acquiring rights to, and developing for commercialization, technologies and drugs for the treatment of a number of life-threatening diseases including cancer, cardiovascular disorders, chronic metabolic diseases and inflammation.

    The Company has generated no product revenues to date and has incurred losses since its inception. Should the Company continue to function independently, it anticipates incurring additional losses over at least the next several years and such losses are expected to increase as the Company expands its research and development activities. Substantial financing will be needed by the Company to fund its operations and to commercially develop its products. There is no assurance that such financing will be available when needed. Operations of the Company are subject to certain risks and uncertainties including, among others, uncertainty of product development, technological uncertainty, dependence on collaborative partners, uncertainty regarding patents and proprietary rights, comprehensive government regulations, marketing, or sales capability or experience, limited clinical trial experience, and dependence on key personnel.

    In January 1999, the Company entered into an agreement providing for the purchase of the Company by Supergen, Inc. See Note 9 "Proposed Acquisition of the Company."

BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of Sparta Pharmaceuticals, Inc. and Orizon Pharmaceuticals, Inc., a 95%-owned subsidiary. The Company recognizes 100% of Orizon's net loss in its consolidated results of operations. All intercompany balances and transactions have been eliminated.

    On May 13, 1998, the Company effected a one-for-five reverse stock split of its Common Stock. The financial statements and related notes have been retroactively restated to reflect the effect of the reverse stock split. Cash and Cash Equivalents

    The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

SHORT-TERM INVESTMENTS

    At December 31, 1997, short-term investments represented government mortgage-backed bonds maturing in less than a year and each was classified as available-for-sale.

FIXED ASSETS

    Office equipment and leasehold improvements are recorded at cost. Depreciation and amortization are computed by using the straight-line method over the estimated useful lives of the assets.

LICENSE AGREEMENTS

    Certain costs incurred to acquire exclusive licenses of patentable technology were capitalized and amortized using the straight-line method over a five-year period or the term of the license, whichever was shorter.

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. COMPANY ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) ACCOUNTS PAYABLE AND ACCRUED EXPENSES

    At December 31, accounts payable and accrued expenses consisted of the following:

                                                                                     1997        1998
                                                                                  ----------  ----------
Accrued professional fees.......................................................  $  112,159  $  117,527
Accrued research and license agreement fees.....................................     405,563     219,139
Deferred revenue................................................................          --      50,000
Accounts payable and other accrued expenses.....................................     223,518     141,424
                                                                                  ----------  ----------
                                                                                  $  741,240  $  528,090
                                                                                  ----------  ----------
                                                                                  ----------  ----------

IMPAIRMENT OF LONG-LIVED ASSETS

    In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"), which required impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The adoption of SFAS 121 in 1996 had no impact on the Company's financial position or results of operations.

STOCK-BASED COMPENSATION

    In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 encourages companies to adopt the fair value method for expense recognition of employee stock options. SFAS 123 also allows companies to continue to account for stock options and stock based awards using the intrinsic value method as outlined under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and to make pro forma disclosures of net income and net income per share as if the fair value method had been applied. The Company uses APB 25 in accounting for its stock options and stock based awards, and will continue to apply APB 25 for future stock options and stock based awards. The Company adopted the disclosure requirements of SFAS 123 in 1996.

INCOME TAXES

    The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under SFAS 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

REVENUE RECOGNITION

    Grant revenues are recognized as the related expenses are incurred. Contract revenues are recognized when all obligations of the agreement are satisfied.

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. COMPANY ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) RESEARCH AND DEVELOPMENT COSTS

    Research and development costs are charged to operations when incurred.

USE OF ESTIMATES

    Presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

NET LOSS PER SHARE

    The Company has adopted SFAS No. 128 ("SFAS 128"), "Earnings per Share," which supersedes APB Opinion No. 15 ("APB 15"), "Earnings per Share," and which is effective for all periods ending after December 15, 1997. SFAS 128 requires dual presentation of basic and diluted earnings per share ("EPS") for complex capital structures on the face of the Statements of Operations. Basic EPS is computed by dividing net income by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution from the exercise or conversion of securities into common stock. For all years presented, the effects of the (i) exercise of outstanding stock options and warrants and
(ii) conversion of the outstanding shares of convertible preferred stock (as if converted on their dates of issuance) were excluded from the calculation of diluted EPS because their effect was antidilutive.

NEW ACCOUNTING PRONOUNCEMENTS

    SFAS No. 130, "Reporting Comprehensive Income," ("SFAS 130") and SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS 131"), were issued in June 1997. SFAS 130 and SFAS 131 are effective for fiscal years beginning subsequent to December 15, 1997, and, therefore, were adopted by the Company on January 1, 1998. The adoption of SFAS 130 and SFAS 131 did not result in any substantive changes in the Company's disclosure.

2. ACQUISITION OF THE BUSINESS AND ASSETS OF LEXIN PHARMACEUTICAL CORPORATION

    On March 15, 1996, the Company acquired the business and assets, and assumed certain liabilities of Lexin Pharmaceutical Corporation ("Lexin"), for a payment of 400,000 shares of the Company's Common Stock. The acquisition was accounted for using the purchase method of accounting. In connection with the acquisition, the Company performed an analysis of all identifiable assets acquired. The Company has recorded a total charge to the 1996 Statement of Operations of $3,062,913 for acquired research and development, given the development stage nature of the related technology.

3. ACQUISITION OF TECHNOLOGY RIGHTS

    In December 1997, the Company entered into an agreement to license Pyrazinoylguanidine ("PZG") from the Estate of Karl H. Beyer, Jr. (the "Beyer Estate") for a payment of $100,000 and the issuance of a warrant to purchase 60,000 shares of common stock at an exercise price of $2.1875. In addition, the Company issued to Paramount Capital Investments, LLC ("Paramount") warrants to purchase up to 100,000 shares of common stock at an exercise price of $2.1875 and reimbursed Paramount for certain due diligence expenditures for its efforts in negotiating the transaction with the Beyer Estate. Vesting on

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. ACQUISITION OF TECHNOLOGY RIGHTS (CONTINUED) warrants to purchase 60,000 of the shares issued to Paramount is based on the successful completion of future clinical trials for PZG. In connection with the license, the Company has recorded a total charge to the 1997 Statement of Operations of $235,000 for acquired research and development, given the development stage nature of the related technology.

4. STOCKHOLDERS' EQUITY

PREFERRED STOCK

    As of December 31, 1998, the Company has 828,741 shares of Series BC Convertible Preferred Stock ("Series BC Preferred Stock") which are convertible into 2,209,970 shares of Common Stock. In the event of a liquidation event (as defined in the Certificate of Designation relating to the Series BC Preferred Stock), the holders of the Series BC Preferred Stock are entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount equal to $13.00 per share, plus an amount equal to all declared and unpaid dividends thereon, before any payment is made in respect of stock junior to the Series BC Preferred Stock, including Common Stock (see Note 9). Holders of Series BC Preferred Stock are also entitled to dividends, if any, as shall be declared on the Company's Common Stock or on any other class of preferred stock, unless holders of at least 66 2/3% of the outstanding Series BC Preferred Stock consent otherwise. The Series BC Preferred Stock is subject to mandatory conversion at the option of the Company if the closing price of the Common Stock shall have exceeded 200% of the then applicable conversion price for at least 20 trading days in any 30 consecutive trading day period.

STOCK OPTIONS

    In November 1991, the Company adopted a stock plan that provides for the issuance of non-qualified and incentive stock options and the granting of "stock purchase opportunities" to employees, directors and consultants. Non-qualified options are to be granted at a price approved by the Board of Directors. Options are exercisable as prescribed by the administrator of the plan and expire ten years from the grant date, or earlier as specified by the administrator of the plan.

    In accordance with the provisions of APB Opinion 25 and related Interpretations, the Company does not recognize compensation cost for options granted with an exercise price at or above the fair market value of the Company's Common Stock on the date of grant. The Company has adopted the disclosure requirements of SFAS No. 123 in 1996. If the Company had elected to recognize compensation cost based on the fair value of the options granted at grant date as prescribed by SFAS No. 123, net loss and net loss per share would have been increased to the pro forma amounts indicated in the table below:

                                                                 1996           1997           1998
                                                             -------------  -------------  -------------
Net loss--as reported......................................  $  (7,347,880) $  (4,879,410) $  (4,062,061)
Net loss--pro forma........................................     (7,654,170)    (5,137,196)    (4,306,491)
Basic and diluted net loss per share--as reported..........          (4.64)         (2.16)         (1.18)
Basic and diluted net loss per share--pro forma............          (4.84)         (2.27)         (1.25)

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model assuming an expected dividend yield of 0%, an expected stock price volatility of 70%, an

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. STOCKHOLDERS' EQUITY (CONTINUED)
expected life of option of 6.5 years and a risk-free interest rate based on the
6.5 year average treasury bond yield on the date of grant.

    The Black-Scholes option valuation model was intended for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility and expected life of the options. Because the Company's stock options granted under this Stock Plan have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of the Company's stock options.

    Because SFAS 123 has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

    Set forth below is a table summarizing option activity through December 31, 1998:

                                                                                                 WEIGHTED
                                                               OPTION PRICE                       AVERAGE
                                                 NUMBER           RANGE           EXPIRATION     EXERCISE
DESCRIPTION                                     OF SHARES       PER SHARE            DATE          PRICE
---------------------------------------------  -----------  ------------------  --------------  -----------
Options outstanding at 12/31/95..............     178,500      $1.50 to $30.00  2001 to 2005     $   15.70
Options granted..............................     222,400      $5.63 to $15.00  2005 to 2006     $    5.90
Options canceled.............................      (6,000)    $15.00 to $30.00                   $   25.00
                                               -----------
Options outstanding at 12/31/96..............     394,900      $1.50 to $30.00  1998 to 2006     $   10.05
Options granted..............................     126,000       $2.23 to $4.06  2007             $    2.55
Options exercised............................     (53,334)               $1.50                   $    1.50
Options canceled.............................     (36,333)     $5.63 to $26.90                   $   16.80
                                               -----------
Options outstanding at 12/31/97..............     431,233      $2.23 to $30.00  1998 to 2007     $    8.30
Options granted..............................      10,000                $2.50  2008             $    2.50
Options canceled.............................     (29,583)     $2.23 to $27.60                   $   11.87
                                               -----------
Options outstanding at 12/31/98..............     411,650      $2.23 to $30.00  2003 to 2008     $    7.92

    The weighted average fair value of options granted under the plan was $4.00, $1.60 and $1.74 in the years ended December 31, 1996, 1997 and 1998, respectively.

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. STOCKHOLDERS' EQUITY (CONTINUED)
    Set forth below are the outstanding options at December 31, 1998, summarized by range of exercise price:

                                                                      WEIGHTED        NUMBER       WEIGHTED
                                    NUMBER          WEIGHTED           AVERAGE      EXERCISABLE     AVERAGE
                                  OUTSTANDING        AVERAGE          EXERCISE          AT         EXERCISE
    RANGE OF EXERCISE PRICES      AT 12/31/98    REMAINING LIFE         PRICE        12/31/98        PRICE
--------------------------------  -----------  -------------------  -------------  -------------  -----------
$2.23 to $4.06                       131,000              8.9         $    2.54         34,750     $    2.74
$5.63 to $12.50                      212,650              6.6         $    5.84        123,950     $    5.91
$15.00 to $30.00                      68,000              5.4         $   24.83         68,000     $   24.83
                                                           --
                                  -----------                            ------    -------------  -----------
                                     411,650              7.1         $    7.92        226,700     $   11.10
                                                           --
                                                           --
                                  -----------                            ------    -------------  -----------
                                  -----------                            ------    -------------  -----------

    In 1997, the Company issued options to purchase 30,000 shares of Common Stock at current fair market value to a consultant and the members of the Scientific Advisory Board of the Company. The Company recorded deferred compensation of $62,750 in connection with the grant of these non-qualified stock options which represents the fair value of the options on the date of grant. The Company is amortizing this deferred compensation over the vesting period of the options. The Company recognized $8,881 and $15,686 in compensation expense related to these options for 1997 and 1998.

    In March 1996, the Company issued options to purchase 137,400 shares of Common Stock at $13.50 per share. The Company recorded deferred compensation expense of $206,100 in connection with the grant of these non-qualified stock options which represents the excess of the fair market value over exercise price on the date of grant. The Company is amortizing this deferred compensation over the four-year vesting period of the options. The Company recognized $40,791, $51,525 and $51,525 in compensation expense related to these options for 1996, 1997 and 1998, respectively. On December 5, 1996 these options were repriced from $13.50 per share exercise price to $5.63, the fair market value on that date.

    "Stock purchase opportunities" represent rights to purchase Common Stock at specified prices. The purchase price of shares offered in stock purchase opportunities cannot be less than 50% of the fair market value. At December 31, 1998, the Company has issued 23,999 shares of Common Stock at $.015 per share and 1,667 shares of Common Stock at $7.50 per share in connection with this stock plan.

    As of December 31, 1998, a total of 600,000 shares of Common Stock were authorized for issuance under the stock plan, of which 102,651 shares were available for grant. The Company has reserved 514,301 shares of its Common Stock as of December 31, 1998 for future issuance in connection with the stock plan.

WARRANTS

    In connection with its initial public offering in 1994, the Company sold 1,265,000 units ("IPO Units") each consisting of one-fifth of one share of Common Stock, one redeemable Class A Warrant to purchase .24 shares of Common Stock, and one redeemable Class B Warrant to purchase .24 shares of Common Stock for $5.00 per IPO Unit, before expenses and commissions.

    In connection with the 1996 private placements of Preferred Stock, the Company issued 2,261,944 redeemable Class C Warrants to purchase one share of Common Stock at an exercise price of $7.50 per share. The Class C Warrants are exercisable until August 23, 2001, unless sooner redeemed. In addition to

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. STOCKHOLDERS' EQUITY (CONTINUED)
the Class C Warrants, the Company also issued 226,200 warrants to purchase Common Stock at an exercise price of $9.00 per share and 169,650 warrants to purchase Series BC Preferred Stock at an exercise price of $11.00 per share to the Placement Agent for the private placement.

    The Class A, B and C warrants contain provisions that provide the holders thereof certain protections by adjustment of the exercise price and shares issuable upon exercise in certain events, such as certain stock dividends, stock splits, mergers, sales of all or substantially all of the Company's assets, sales of stock at below market price and other unusual events.

    In connection with the Company's acquisition of PZG (see Note 3), the Company issued 160,000 warrants to purchase Common Stock at $2.1875 per share. Of these warrants, 100,000 were issued to the company which served as Placement Agent for the 1996 private placements of Preferred Stock. The vesting of 40,000 warrants issued to the Placement Agent is based upon public announcement or written notice from the Company that Phase II clinical trials with the compound have been completed and that the Company or a third party intends to initiate Phase III clinical trials, and the vesting of 20,000 of the warrants is based upon the announcement of a filing of a New Drug Application with the Food and Drug Administration.

    In connection with the Company's retention of two investor relations firms, the Company issued 7,000 warrants in 1996 to purchase common stock at $5.625 per share and 107,000 warrants during 1997 to purchase common stock at exercise prices ranging from $2.10 per share to $10.00 per share. In connection with the issuance of these warrants, the Company recognized $20,000 and $95,050 of expense in 1996 and 1997, respectively.

    Total warrants outstanding at December 31, 1998 were as follows:

                                                               UNDERLYING
                                                                 NUMBER       WARRANT      EXPIRATION
DESCRIPTION                                                    OF SHARES       PRICE          DATE
-------------------------------------------------------------  ----------  --------------  -----------
Class A Warrants.............................................     303,600  $20.80          1999
Class B Warrants.............................................     303,600  $34.40          1999
Class C Warrants.............................................   2,261,944  $7.50           2001
Placement Agent Warrants.....................................     762,420  $4.15-$34.40    1999-2002
Other Warrants...............................................     274,000  $2.10-$10.00    2001-2002

5. INCOME TAXES

    At December 31, 1998, the Company had net operating loss carryforwards of approximately $19,439,000 and research and experimental credit carryforwards of $483,700 for income tax purposes that expire in years 2006 through 2013 of which approximately $4,865,000 of net operating loss carryforwards relate to the acquisition of Lexin. For financial reporting purposes, a valuation allowance of $10,671,000 has been recognized to offset the deferred tax assets related to those carryforwards at December 31, 1998. When, and if, recognized, the tax benefit for those items will be reflected in current operations of the

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. INCOME TAXES (CONTINUED)
period when the benefit is recognized as a reduction of income tax expense. Significant components of the Company's deferred tax liabilities and assets at December 31 are as follows:

                                                                                 1997          1998
                                                                             ------------  -------------
Deferred tax assets:
  Net operating loss carryforwards.........................................  $  5,355,300  $   6,609,200
  Capitalized research and development.....................................     3,134,000      3,372,000
  Research and experimental credit carryforwards...........................       343,900        483,700
  Contribution carryforward................................................        83,300         83,300
  Depreciation.............................................................        80,800        122,800
                                                                             ------------  -------------
Total deferred tax assets..................................................     8,997,300     10,671,000
Valuation allowance for deferred tax assets................................    (8,997,300)   (10,671,000)
                                                                             ------------  -------------
Net deferred tax assets....................................................  $         --  $          --
                                                                             ------------  -------------
                                                                             ------------  -------------

    No current income taxes have been provided for the period ended December 31, 1998, as the Company had a loss for both financial reporting and tax purposes.

    Based on the number of shares of Common Stock, Convertible Notes and Preferred Stock issued in 1993 and March of 1996, the Company exceeded the limits allowable under the Tax Reform Act of 1986 related to changes in ownership percentage governing future utilization of net operating loss carryforwards. Net operating loss carry forwards at the time of the change were limited to approximately $225,000 per year for losses incurred through August 23, 1993 and approximately $1,198,000 per year for losses incurred between August 24, 1993 and March 15, 1996. In addition, future net operating loss carry forwards related to Lexin are limited to approximately $191,000 per year. The proposed merger (see Note 9) will result in an ownership change and a potential additional limitation of net operating loss carry forwards.

6. EMPLOYEE BENEFIT PLAN

    The Company previously maintained a Salary Reduction Simplified Employee Pension Plan, which was funded by elective salary deferrals by employees. Additionally, the Company made mandatory contributions of $5,029 for 1996.

    As of January 1, 1997, the Company initiated a 401(k) plan covering all current employees, which is funded by elective salary deferrals by employees. The Company was not required to make a mandatory contribution for 1997 or 1998.

7. COMMITMENTS

    CONSULTING AGREEMENTS: The Company is a party to several consulting agreements with terms ranging from one to two years which commit the Company to future stock sales upon exercise of outstanding options and specified fees upon the occurrence of certain events. The Company is obligated to pay consulting fees of $130,000 per year. Consulting fees paid totaled approximately $268,000, $154,000 and $297,000 in 1996, 1997 and 1998, respectively.

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7. COMMITMENTS (CONTINUED)
    LICENSE, OPTION AND RESEARCH AGREEMENTS: The Company is a party to several license agreements for inventions, compounds, and technologies that obligate the Company to pay certain royalties on net sales and certain fees, upon the occurrence of certain events. These agreements are subject to termination by the Company. Unless the agreements are terminated, the Company must pay minimum royalties and maintenance fees as follows:

                                                                                                AMOUNT
                                                                                              ----------
1999........................................................................................  $  177,000
2000........................................................................................  $  177,000
2002........................................................................................  $  177,000
2002........................................................................................  $  227,000
2003........................................................................................  $  227,000

    Payments under these agreements to licensors totaled approximately $157,000, $107,000 and $352,000 in 1996, 1997, and 1998, respectively.

    The Company has a remaining obligation of L17,500, pursuant to a collaboration and option agreement that was terminated by the Company.

    RESEARCH AGREEMENTS: The Company has entered into various other research contracts for certain research activities. Payments under these agreements totaled approximately $737,000, $1,128,000 and $1,187,000 in 1996, 1997 and
1998, respectively. Included in accounts payable and accrued expenses at December 31, 1998, is approximately $156,000 relating to these contracts. Under terms of these agreements, the Company may be obligated to make further payments of approximately $863,000 in 1999.

    MINIMUM LEASE PAYMENTS: The Company has a lease agreement for its office space in Horsham, Pennsylvania that terminates in July 1999. Contingent rentals are payable under the lease based upon operating, maintenance, management, and repair expenses incurred by the lessor. In addition, the Company must maintain a cash balance in escrow that represents the deposit on the leased facility which is refundable at the termination of the lease. At December 31, 1998, the cash balance restricted in escrow was $94,448. Future minimum lease payments are as follows:

                                                                                                AMOUNT
                                                                                               ---------
1999.........................................................................................    $65,000

    The Company entered into a sublease agreement for a portion of its facility in April, 1997, which payments were offset against rent expense. Net rent expense for 1997 was $6,795 and net rent income for 1998 was $54,374.

8. RELATED PARTY TRANSACTIONS

    In connection with the private placement of its Series A Preferred Stock (see Note 4), the Company issued a warrant to purchase 30,000 shares of Series A Preferred Stock at an aggregate purchase price of $375,000 and paid commissions totaling $390,000 to Paramount Capital, LLC (the "Placement Agent"), a firm controlled by Lindsay A. Rosenwald, M.D., a principal stockholder and director of the Company.

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8. RELATED PARTY TRANSACTIONS (CONTINUED)
    In connection with the private placement of its Series BC Preferred Stock (see Note 4), the Company paid commissions of $1,166,850 and non-accountable expense allowances of $518,600 to the Placement Agent in connection with such private placement. In addition, the Company will (i) pay the Placement Agent a commission of 6% upon the exercise of any Class C Warrant and (ii) reimburse the Placement Agent for out-of-pocket costs, not to exceed $5,000 incurred in the connection with the solicitation of Class C Warrant exercise or the redemption of Class C Warrants. In addition, the Company issued to the Placement Agent certain preferred stock warrants in respect to the Series BC Preferred Stock and common stock warrants.

    On August 23, 1996, the Company made loans of $100,000, $50,000 and $50,000 to Jerry B. Hook, Ph.D., the Company's President and Chief Executive Officer, Dr. William McCulloch, the former Senior Vice President, Research and Development of the Company and Ronald H. Spair, Senior Vice President, Chief Financial Officer and Secretary of the Company, respectively (the "Officers"). Proceeds of such loans were used by the Officers to purchase a Unit, or fraction thereof, sold by the Company in its Series BC Preferred Stock private placement. Such loans are evidenced by promissory notes bearing interest at the rate of 8% per annum with maturity dates of July 30, 1999. Principal of the loans is payable in three equal installments plus accrued interest on each of July 30, 1997, 1998, and 1999. On each scheduled repayment date, the amount then due (including accrued interest) will be forgiven by the Company provided that on such date the respective Officer continues to be employed by the Company. One-third of the principal of the loans to Dr. Hook and Mr. Spair was forgiven on both July 30, 1997 and 1998. One-third of the principal of the loan to Dr. McCulloch was forgiven on July 30, 1997. Dr. McCulloch repaid one-third of the principal of the loan and accrued interest in July, 1998. Dr. William McCulloch is no longer employed by the Company. The outstanding balance of the loans (plus all accrued interest) will be forgiven in full in the event that one of the following occurs: (i) the death or disability of the Officer (within the meaning of the respective Officer's employment agreement with the Company); (ii) the operations of the Company are terminated; (iii) the Company is liquidated; or
(iv) the Company undergoes a change of control.

    In 1995, the Company and the underwriter for the Company's initial public offering entered into a financial advisory agreement with a one-year term. Under the terms of the agreement, the Company recognized financial advisory fee expense of $150,000 in 1996.

    In connection with the execution of the definitive PZG licensing agreement between the Company and the Beyer Estate (see Note 3), a warrant to purchase 100,000 shares of the Company's Common Stock was issued to Paramount Capital Investments, LLC, an affiliate of the Placement Agent.

    In 1998, the Company awarded contingent bonuses of $35,000 each to Dr. Rose and Mr. Spair to be paid in the event that they continue to be employed on the earlier of (i) a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) a sale or other disposition of all or substantially all of the assets of the Company, (iii) any consolidation, merger, combination, reorganization or other transaction in which the Company is not the surviving entity or the shares of Common Stock constituting in excess of 50% of the voting power of the Company are exchanged for or changed into other stock or securities, cash and/or any other property, or (iv) March 31, 1999.

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9. PROPOSED ACQUISITION OF THE COMPANY

    The Company and SuperGen, Inc. ("SuperGen") entered into an Agreement and Plan of Reorganization dated as of January 18, 1999 ("Reorganization Agreement"). Under the terms of the Reorganization Agreement, SuperGen will issue to Sparta stockholders 650,000 shares of SuperGen common stock (subject to adjustment) in exchange for all outstanding shares of Sparta Common and Preferred Stock. After the merger, Sparta will operate as a wholly-owned subsidiary of SuperGen.

    The Company expects a special meeting of the Company's stockholders to vote on certain matters will occur in the second quarter of 1999. At the Special Meeting, stockholders will be asked to adopt and approve the Reorganization Agreement and approve the merger. In addition, the Company's stockholders will be asked to approve amendments to the Company's Certificate of Incorporation ("Amendments"). The Amendments will increase the conversion rate in effect for the Sparta Series BC Preferred Stock and will eliminate the liquidation preference to which the holders of Sparta Series BC Preferred Stock are currently entitled. In addition to the approval of the Sparta stockholders, these transactions also remain subject to, among other things, the effectiveness of a registration statement and proxy statement and other customary closing conditions.

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS

                                  (Unaudited)

                                                                                      MARCH 31,      DECEMBER 31,
                                                                                         1999            1998
                                                                                    --------------  --------------
ASSETS
Current assets:
  Cash and cash equivalents.......................................................  $    1,532,163  $    2,470,359
  Prepaid expenses and other assets...............................................          70,516          14,719
                                                                                    --------------  --------------
    Total current assets..........................................................       1,602,679       2,485,078

Fixed assets, net.................................................................         105,553         152,536
Other assets:
  License agreements, net of amortization of $109,109 in 1999 and $105,870 in
    1998..........................................................................           5,679           8,918
  Restricted Cash.................................................................          95 120          94,448
                                                                                    --------------  --------------
                                                                                    $    1,809,031  $    2,740,980
                                                                                    --------------  --------------
                                                                                    --------------  --------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses...........................................  $      556,123  $      528,090
                                                                                    --------------  --------------
    Total current liabilities.....................................................         556,123         528,090
                                                                                    --------------  --------------
Stockholders' equity:
  Preferred Stock, not designated, $.001 par value; authorized and unissued
    8,882,731 shares..............................................................              --              --
  Series BC Convertible Preferred Stock, $.001 par value; authorized 2,117,269 shares; issued and outstanding 813,741 shares in 1999 and 828,741 shares in
    1998..........................................................................             814             829
  Common Stock, $.001 par value; authorized 72,000,000 shares; issued and
    outstanding 3,691,841 shares in 1999 and 3,651,843 shares in 1998.............           3,692           3,652
  Additional paid-in capital                                                            28,682,301      28,682,326
  Stock subscriptions receivable..................................................         (66,667)        (66,667)
  Deferred compensation...........................................................         (83,641)       (100,443)
  Deficit accumulated during the development stage................................     (27,283,591)    (26,306,807)
                                                                                    --------------  --------------
    Total stockholders' equity....................................................       1,252,908       2,212,890
                                                                                    --------------  --------------
                                                                                    $    1,809,031  $    2,740,980
                                                                                    --------------  --------------
                                                                                    --------------  --------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                                                         THREE MONTHS ENDED MARCH   PERIOD FROM
                                                                                   31,             JUNE 12, 1990
                                                                         ------------------------  (INCEPTION) TO
                                                                            1999         1998      MARCH 31, 1999
                                                                         -----------  -----------  --------------
Revenue:
  Grant income and contract revenue....................................  $   132,760  $   144,252  $    1,028,243
  Interest income......................................................       23,071       76,745       1,293,536
                                                                         -----------  -----------  --------------
    Total revenue......................................................      155,831      220,997       2,321,779
                                                                         -----------  -----------  --------------
Operating expenses:
  Research and development.............................................      802,287      931,577      17,394,705
  General and administrative...........................................      330,328      284,567       8,912,752
  Charge for acquired research and development.........................           --           --       3,297,913
                                                                         -----------  -----------  --------------
Net loss...............................................................  $  (976,784) $  (995,147) $  (27,283,591)
                                                                         -----------  -----------  --------------
                                                                         -----------  -----------  --------------
Basic and diluted net loss per share...................................  $      (.26) $      (.31)
                                                                         -----------  -----------
                                                                         -----------  -----------
Basic and diluted weighted average number of shares outstanding (Note
  2)...................................................................    3,688,360    3,189,207
                                                                         -----------  -----------
                                                                         -----------  -----------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                  SPARTA PHARMACEUTICALS, INC. AND SUBSIDIARY

                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                                              THREE MONTHS           PERIOD FROM
                                                                             ENDED MARCH 31,        JUNE 12, 1990
                                                                       ---------------------------  (INCEPTION) TO
                                                                           1999          1998       MARCH 31, 1999
                                                                       ------------  -------------  --------------
Operating activities:
Net loss.............................................................  $   (976,784) $    (995,147) $  (27,283,591)
Adjustments to reconcile net loss to net cash used in operating activities:
  Loss on investments................................................            --             --           3,316
  Depreciation and amortization......................................        50,222         50,937       1,190,119
  Write down of license agreement....................................            --             --              --
  Acquired research & development....................................            --         45,200       3,197,913
  Issuance of convertible notes for services.........................            --             --         220,474
  Issuance of stock for services.....................................            --         45,431         288,022
  Compensation expense related to stock options and warrants
    granted..........................................................        16,802         16,803         518,996
  Compensation expense related to forgiveness of stock subscriptions
    receivable.......................................................            --             --         116,667
  Changes in operating assets and liabilities, net of effect from acquisition:
    Prepaid expenses and other assets................................       (55,797)      (153,571)        (70,516)
    Restricted cash..................................................          (672)        (1,209)        152,229
    Accounts payable and accrued expenses............................        28,033       (111,585)        406,123
                                                                       ------------  -------------  --------------
      Net cash used in operating activities..........................      (938,196)    (1,148,341)    (21,215,048)
                                                                       ------------  -------------  --------------
INVESTING ACTIVITIES:
Payment of acquisition related fees & expenses.......................            --             --              --
Purchases of available-for-sale securities...........................            --       (128,842)     (2,576,468)
Maturities of available-for-sale securities..........................            --      1,473,275       2,573,152
Purchases of fixed assets............................................            --         (4,346)       (147,943)
Acquisition of license agreements....................................            --             --        (160,078)
                                                                       ------------  -------------  --------------
      Net cash provided by (used in) investing activities............            --      1,468,929        (440,179)
                                                                       ------------  -------------  --------------
FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes and notes payable........            --             --       4,488,650
Repayment of notes payable...........................................            --             --        (640,000)
Proceeds from issuance of Common Stock...............................            --             --       4,992,031
Repurchase of Common Stock...........................................            --             --             (45)
Proceeds from issuance of Preferred Stock............................            --             --      14,816,704
Increase in debt issuance costs......................................            --             --        (469,950)
                                                                       ------------  -------------  --------------
      Net cash provided by financing activities......................            --             --      23,187,390
                                                                       ------------  -------------  --------------
Increase (Decrease) in cash and cash equivalents.....................      (938,196)       320,588       1,532,163
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD.....................     2,470,359      4,767,317              --
                                                                       ------------  -------------  --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD...........................  $  1,532,163  $   5,087,905  $    1,532,163
                                                                       ------------  -------------  --------------
                                                                       ------------  -------------  --------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                          SPARTA PHARMACEUTICALS, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. COMPANY BACKGROUND

    Sparta Pharmaceuticals, Inc. (and together with its subsidiary, the "Company"), a development stage biopharmaceutical company incorporated in 1990, is engaged in the business of acquiring rights to, and developing for commercialization, technologies and drugs for the treatment of a number of life threatening diseases, including cancer, cardiovascular disorders, chronic metabolic diseases and inflammation.

    In January 1999, the Company and SuperGen, Inc. ("SuperGen") entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") pursuant to which a subsidiary of SuperGen will merge with and into the Company (the "Merger"). If the Merger and related amendments to Sparta's Certificate of Incorporation are approved by Sparta's stockholders, after the Merger, Sparta will operate as a wholly owned subsidiary of SuperGen.

    Due to the proposed merger with SuperGen, further clinical development will be minimized until such time as the Company's portfolio of compounds has been integrated into SuperGen's portfolio and the priority for all compounds has been established.

2. BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of Sparta Pharmaceuticals, Inc. and Orizon Pharmaceuticals, Inc., a 95% owned subsidiary. The Company recognizes 100% of Orizon's net loss in its consolidated results of operations. All intercompany balances and transactions have been eliminated.

    The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

    The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring accruals, considered necessary for a fair presentation, have been included in the accompanying unaudited financial statements. For more complete financial information, these financial statements should be read in conjunction with the audited financial statements and notes thereto contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998. Results for the interim periods are not necessarily indicative of the results for any other interim period or for the full fiscal year. All common stock and per share amounts in the accompanying Consolidated Financial Statements, for periods prior to May 13, 1998, have been retroactively restated to reflect the one-for-five reverse stock split of its common stock.

    Basic EPS is computed by dividing net income by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution from the exercise or conversion of securities into common stock. For the three months ended March 31, 1999 and 1998, the effects of the (i) exercise of outstanding stock options and warrants and (ii) conversion of the outstanding shares of convertible preferred stock (as if converted on their dates of issuance) were excluded from the calculation of diluted EPS because their effect was antidilutive.

                                                                      APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION
                                  BY AND AMONG
                                 SUPERGEN, INC.
                            ROYALE ACQUISITION CORP.
                                      AND
                          SPARTA PHARMACEUTICALS, INC.
                          DATED AS OF JANUARY 18, 1999

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
ARTICLE I THE MERGER.......................................................................................        A-1
  1.1      The Merger......................................................................................        A-1
  1.2      Effective Time; Closing.........................................................................        A-1
  1.3      Effect of the Merger............................................................................        A-1
  1.4      Certificate of Incorporation; Bylaws............................................................        A-2
  1.5      Directors and Officers..........................................................................        A-2
  1.6      Effect on Capital Stock.........................................................................        A-2
  1.7      Unvested SPI Capital Stock......................................................................        A-3
  1.8      Dissenting Shares...............................................................................        A-3
  1.9      Surrender of Certificates.......................................................................        A-4
  1.10     No Further Ownership Rights in SPI Capital Stock................................................        A-5
  1.11     Lost, Stolen or Destroyed Certificates..........................................................        A-5
  1.12     Tax and Accounting Consequences.................................................................        A-5
  1.13     Taking of Necessary Action; Further Action......................................................        A-6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SPI...........................................................        A-6
  2.1      Organization of SPI.............................................................................        A-6
  2.2      SPI Capital Structure...........................................................................        A-6
  2.3      Obligations With Respect to Capital Stock.......................................................        A-7
  2.4      Authority.......................................................................................        A-7
  2.5      SEC Filings; SPI Financial Statements...........................................................        A-8
  2.6      Absence of Certain Changes or Events............................................................        A-9
  2.7      Tax.............................................................................................        A-9
  2.8      Title to Properties; Absence of Liens and Encumbrances..........................................       A-10
  2.9      Intellectual Property...........................................................................       A-11
  2.10     Compliance; Permits; Restrictions...............................................................       A-11
  2.11     Litigation......................................................................................       A-12
  2.12     Brokers' and Finders' Fees......................................................................       A-12
  2.13     Employee Benefit Plans..........................................................................       A-12
  2.14     Employees; Labor Matters........................................................................       A-12
  2.15     Environmental Matters...........................................................................       A-13
  2.16     Agreements, Contracts and Commitments...........................................................       A-13
  2.17     Change of Control Payments......................................................................       A-14
  2.18     Statements; Proxy Statement/Prospectus..........................................................       A-14
  2.19     Board Approval..................................................................................       A-15
  2.20     Fairness Opinion................................................................................       A-15
  2.21     Section 203 of the Delaware General Corporation Law Not Applicable..............................       A-15

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SG AND MERGER SUB............................................       A-15
  3.1      Organization of SG..............................................................................       A-15
  3.2      SG and Merger Sub Capital Structure.............................................................       A-15
  3.3      Authority.......................................................................................       A-16
  3.4      SEC Filings; SG Financial Statements............................................................       A-15
  3.5      Absence of Certain Changes or Events............................................................       A-17
  3.6      Statements; Proxy Statement/Prospectus..........................................................       A-17

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.............................................................       A-17
  4.1      Conduct of SPI's Business.......................................................................       A-17

                                                                                                               PAGE
                                                                                                             ---------
ARTICLE V ADDITIONAL AGREEMENTS............................................................................       A-19
  5.1      Proxy Statement/Prospectus; Registration Statement; Other Filings; Board Recommendations........       A-19
  5.2      Meeting of Stockholders.........................................................................       A-20
  5.3      Confidentiality; Access to Information..........................................................       A-20
  5.4      No Solicitation.................................................................................       A-20
  5.5      Public Disclosure...............................................................................       A-21
  5.6      Legal Requirements..............................................................................       A-22
  5.7      Third Party Consents............................................................................       A-22
  5.8      Notification of Certain Matters.................................................................       A-22
  5.9      Reasonable Best Efforts and Further Assurances..................................................       A-22
  5.10     Stock Options and Warrants and Employee Benefits................................................       A-23
  5.11     Form S-8........................................................................................       A-23
  5.12     Indemnification.................................................................................       A-23
  5.13     NASDAQ National Market Listing..................................................................       A-24
  5.14     SPI Affiliate Agreement.........................................................................       A-24
  5.15     Regulatory Filings; Reasonable Efforts..........................................................       A-24
  5.16     Tax-Free Reorganization.........................................................................       A-24
  5.17     SPI Rights Plan.................................................................................       A-24
  5.18     Voting Agreement................................................................................       A-24

ARTICLE VI CONDITIONS TO THE MERGER........................................................................       A-25
  6.1      Conditions to Obligations of Each Party to Effect the Merger....................................       A-25
  6.2      Additional Conditions to Obligations of SPI.....................................................       A-25
  6.3      Additional Conditions to the Obligations of SG and Merger Sub...................................       A-26

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER..............................................................       A-27
  7.1      Termination.....................................................................................       A-27
  7.2      Notice of Termination; Effect of Termination....................................................       A-28
  7.3      Fees and Expenses...............................................................................       A-28
  7.4      Amendment.......................................................................................       A-28
  7.5      Extension; Waiver...............................................................................       A-28

ARTICLE VIII GENERAL PROVISIONS............................................................................       A-29
  8.1      Non-Survival of Representations and Warranties..................................................       A-29
  8.2      Notices.........................................................................................       A-29
  8.3      Interpretation; Knowledge.......................................................................       A-29
  8.4      Counterparts....................................................................................       A-30
  8.5      Entire Agreement; Third Party Beneficiaries.....................................................       A-30
  8.6      Severability....................................................................................       A-30
  8.7      Other Remedies; Specific Performance............................................................       A-30
  8.8      Governing Law...................................................................................       A-30
  8.9      Rules of Construction...........................................................................       A-30
  8.10     Assignment......................................................................................       A-31

                      AGREEMENT AND PLAN OF REORGANIZATION

    This AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of January 18, 1999, among SuperGen, Inc., a Delaware corporation ("SG"), Royale Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of SG ("MERGER SUB"), and Sparta Pharmaceuticals, Inc., a Delaware corporation ("SPI").

                                    RECITALS

    A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2 below) and in accordance with the Delaware General Corporation Law ("DELAWARE LAW"), SG and SPI intend to enter into a business combination transaction.

    B. The Board of Directors of SPI (i) has determined that the Merger (as defined in Section 1.1) is consistent with and in furtherance of the long-term business strategy of SPI and fair to, and in the best interests of, SPI and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and
       (iii) has determined to recommend that the stockholders of SPI adopt and approve this Agreement and approve the Merger.

    C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

    D. It is also intended by the parties hereto that the Merger shall be accounted for under the purchase method of accounting.

    NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into SPI (the "MERGER"), the separate corporate existence of Merger Sub shall cease and SPI shall continue as the surviving corporation. SPI as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

    1.2 EFFECTIVE TIME; CLOSING. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "CERTIFICATE OF MERGER") (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger) being the "EFFECTIVE TIME") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "AGREEMENT" as used herein refers collectively to this Agreement and Plan of Reorganization and the Certificate of Merger. The closing of the Merger (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

    1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of SPI and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of SPI and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    1.4  CERTIFICATE OF INCORPORATION; BYLAWS.

        (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation; PROVIDED, HOWEVER, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be Sparta Pharmaceuticals, Inc.

        (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

    1.5 DIRECTORS AND OFFICERS. The initial directors and officers of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified.

    1.6 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, SPI or the holders of any of the following securities:

        (a)  CONVERSION OF SPI COMMON AND PREFERRED STOCK.

            (i) Each share of common stock and preferred stock of SPI ("SPI CAPITAL STOCK") issued and outstanding immediately prior to the Effective Time, (other than any shares of SPI Capital Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as defined in and to the extent provided in Section 1.8(a)) will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive a number of shares (the "EXCHANGE RATIO") of Common Stock of SG (the "SG COMMON STOCK") equal to the Total Number of SG Shares (as defined below) divided by the aggregate number of shares of Common Stock, par value $.001 per share, of SPI (the "SPI COMMON STOCK") outstanding as of the Effective Time and issuable upon conversion of all shares of Series BC Convertible Preferred Stock, par value $.001 per share, of SPI (the "SERIES BC PREFERRED STOCK") outstanding as of the Effective Time upon surrender of the certificate representing such share of SPI Capital Stock in the manner provided in Section 1.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.11); PROVIDED, HOWEVER, that each share of Series BC Preferred Stock shall have the right to receive a number of shares of SG Common Stock that is equal to the Exchange Ratio multiplied by the SPI Common Stock conversion rate for such share of Series BC Preferred Stock applicable as of the Effective Time. Notwithstanding anything in this Agreement to the contrary, in no event shall more than 650,000 shares of SG Common Stock be issued in respect of the SPI Capital Stock, except for adjustments set forth in Sections 1.6(a)(ii) and (e) hereof. For purposes of this Agreement, "STOCK RIGHTS" means options, warrants, purchase rights, subscription rights, exchange rights and other rights that could require SPI to issue, sell or otherwise cause to become outstanding any of its capital stock. Stock Rights shall be treated in accordance with Sections 1.6(c) and 5.10 hereof.

            (ii) The "TOTAL NUMBER OF SG SHARES" shall mean:

               (A) If the Average Share Price (as defined below) is between $5.00 and $12.00 (inclusive), the Total Number of SG Shares shall be 650,000.

               (B) If the Average Share Price is greater than $12.00, the Total Number of SG Shares shall be the number (rounded to three decimal places) determined by dividing $7,800,000 by the Average Share Price; provided, however, to the extent that the Total Number of SG Shares decreases below 650,000 pursuant to this Section 1.6(a)(ii)(B), SG shall issue to the holders of SPI Capital Stock their pro rata portion of warrants exercisable for SG Common Stock in the amount of the difference between 650,000 and such Total Number of SG Shares, such warrants to have the terms set forth on EXHIBIT B attached hereto.

               (C) If the Average Share Price is less than $5.00, the Total Numberof SG Shares shall be the number (rounded to three decimal places) determined by dividing $3,250,000 by the Average Share Price.

    For purposes of this Section 1.6(a), the "AVERAGE SHARE PRICE" shall mean the average closing price per share of the SG Common Stock on the Nasdaq National Market over the thirty (30) consecutive trading days ending on the trading day immediately preceding the Closing Date.

        (b) CANCELLATION OF SG-OWNED STOCK AND SPI-OWNED STOCK. Each share of SPI Capital Stock held by SPI or owned by Merger Sub, SG or any direct or indirect wholly owned subsidiary of SPI or of SG immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

        (c) STOCK OPTIONS AND WARRANTS. At the Effective Time, each of the then outstanding options (including each outstanding option granted under 1991 Stock Plan) (collectively, the "SPI STOCK OPTION PLANS") and warrants (including each redeemable Class A Warrant, redeemable Class B Warrant and redeemable Class C Warrant) (all such options and warrants being more fully described on SPI Schedule 2.2) to purchase SPI Common Stock whether vested or unvested (collectively, "SPI STOCK OPTIONS/WARRANTS") shall be assumed by SG in accordance with Section 5.10 hereof.

        (d) CAPITAL STOCK OF MERGER SUB. Each share of Common Stock, $.01, of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $.01, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

        (e) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into SG Common Stock or SPI Common Stock), reorganization, recapitalization or other like change with respect to SG Common Stock or SPI Common Stock occurring on or after the date hereof and prior to the Effective Time.

        (f) FRACTIONAL SHARES. No fraction of a share of SG Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of SPI Capital Stock who would otherwise be entitled to a fraction of a share of SG Common Stock (after aggregating all fractional shares of SG Common Stock to be received by such holder) shall receive from SG an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of one share of SG Common Stock for the ten (10) most recent days that SG Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the NASDAQ National Market.

    1.7 UNVESTED SPI CAPITAL STOCK. To the extent that shares of SPI Capital Stock issued prior to the Merger are subject to vesting arrangements under which shares that are unvested as of a date of termination of employment would be subject to repurchase by SPI, SG shall issue SG Common Stock, which upon issuance, will be subject to equivalent contractual vesting and repurchase provisions on the same schedules and subject to the same terms, shares to be repurchased and the repurchase price thereof shall be adjusted as provided in
Section 5.10.

    1.8  DISSENTING SHARES.

        (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of SPI Capital Stock who has demanded and perfected appraisal rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive SG Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

        (b) Notwithstanding the foregoing, if any holder of shares of SPI Capital Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive SG Common Stock and cash in lieu of fractional shares of SG Common Stock in accordance with
    Section 1.6 hereof, without interest thereon, upon surrender of the certificate representing such shares of SPI Capital Stock in the manner provided in Section 1.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.11).

        (c) SPI shall give SG (i) prompt notice of any written demands for appraisal of any shares of SPI Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by SPI which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under Delaware Law. SPI shall not, except with the prior written consent of SG or as may be required by applicable law, voluntarily make any payment with respect to any demands for appraisal of SPI Capital Stock or offer to settle or settle any such demands. Any payments made in respect of Dissenting Shares shall be made by SPI or the Surviving Corporation, as the case may be.

    1.9  SURRENDER OF CERTIFICATES.

        (a) EXCHANGE AGENT. SG shall select its transfer agent or such other person reasonably satisfactory to SG to act as the exchange agent (the "EXCHANGE AGENT") in the Merger.

        (b) SG TO PROVIDE COMMON STOCK. Promptly after the Effective Time, SG shall make available to the Exchange Agent for exchange in accordance with this Article I, the shares of SG Capital Stock issuable pursuant to Section
    1.6 in exchange for outstanding shares of SPI Capital Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to
    Section 1.6(f) and any dividends or distributions to which holders of shares of SPI Capital Stock may be entitled pursuant to Section 1.9(d).

        (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, SG shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "CERTIFICATES"), which immediately prior to the Effective Time represented outstanding shares of SPI Capital Stock whose shares were converted into the right to receive shares of SG Capital Stock pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.9(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as SG may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of SG Common Stock, cash in lieu of any fractional shares pursuant to
    Section 1.6(f) and any dividends or other distributions pursuant to Section 1.9(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by SG, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of SG Common Stock to which such holder is entitled under Section 1.6(a), payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.9(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.9(d) as to the payment of dividends, to evidence the ownership of the number of full shares of SG Common Stock into which such shares of SPI

    Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.9(d).

        (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the date of this Agreement with respect to SG Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of SG Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of SG Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(f) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of SG Common Stock.

        (e) TRANSFERS OF OWNERSHIP. If certificates for shares of SG Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to SG or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of SG Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of SG or any agent designated by it that such tax has been paid or is not payable.

        (f) NO LIABILITY. Notwithstanding anything to the contrary in this
    Section 1.9, neither the Exchange Agent, SG, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of SG Common Stock or SPI Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    1.10 NO FURTHER OWNERSHIP RIGHTS IN SPI CAPITAL STOCK. All shares of SG Common Stock issued upon the surrender for exchange of shares of SPI Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(f) and 1.9(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of SPI Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of SPI Capital Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

    1.11 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of SG Common Stock, cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.9(d); provided, however, that SG may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against SG, SPI or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

    1.12  TAX AND ACCOUNTING CONSEQUENCES.

        (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

        (b) It is intended by the parties hereto that the Merger shall be accounted for under the purchase method of accounting.

    1.13 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of SPI and Merger Sub, the officers and directors of SPI and Merger Sub will take all such lawful and necessary action.

                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF SPI

    SPI represents, warrants and covenants to SG and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure letter (indicating the relevant section of this Agreement) supplied by SPI to SG dated as of the date hereof and certified by a duly authorized officer of SPI (the "SPI SCHEDULES"), as follows:

    2.1  ORGANIZATION OF SPI.

        (a) SPI and each of its subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below) on SPI.

        (b) SPI has delivered to SG a true and complete list of all of SPI's subsidiaries, indicating the jurisdiction of incorporation of each subsidiary and SPI's equity interest therein.

        (c) SPI has delivered or made available to SG a true and correct copy of the Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION") and Bylaws of SPI and similar governing instruments of each of its subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither SPI nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

        (d) When used in connection with SPI, the term "MATERIAL ADVERSE EFFECT" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition, results of operations or prospects of SPI and its subsidiaries taken as a whole; provided, however, that with respect to SPI, any change, event or effect that reflects, results from or relates to SPI's lack of liquidity or consumption of available cash and cash equivalents, including any delay, suspension or termination of the development of its product candidates, shall be disregarded.

    2.2  SPI CAPITAL STRUCTURE.  The authorized capital stock of SPI consists of
(a) 72,000,000 shares of Common Stock, $.001 par value, of which there were 3,665,175 shares issued and outstanding as of January 6, 1999, and (b) 11,000,000 shares of Preferred Stock, $.001 par value, of which shares are designated and issued and outstanding as set forth on SPI Schedule 2.2. All outstanding shares of SPI are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of SPI or any agreement or document to which SPI is a party or by which it is bound. As of January 6, 1999, SPI had reserved (a) 2,649,043 shares of SPI Common Stock for issuance upon conversion of the Preferred Stock, (b) 2,869,144 shares of SPI Common Stock for issuance upon exercise of redeemable Class A Warrants, redeemable Class B Warrants and redeemable Class C Warrants, (c) 514,302 shares of SPI Common Stock for issuance to employees, consultants and non-employee directors pursuant to the SPI Stock Option Plans,
(d) 83,820 shares of SPI Common Stock for issuance upon exercise of certain outstanding unit purchase options (including shares of SPI Common Stock for issuance upon exercise of Class A Warrants and Class B Warrants included within such unit purchase options) and (e) 513,083 shares of SPI Common Stock for issuance upon exercise of certain outstanding warrants. As of January 6, 1999, there were outstanding (i) 110,000 unit purchase options (consisting of one share of SPI Common Stock, one redeemable Class A Warrant and one redeemable Class B Warrant) and (ii) options to purchase an aggregate of 411,650 shares of SPI Common Stock, issued to employees, consultants and non-employee directors pursuant to the SPI Stock Option Plans. All shares of SPI Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. The SPI Schedules list for each person who held options to acquire shares of SPI Common Stock as of January 6, 1999, the name of the holder of such option, the exercise price of such option, the number of shares as to which such option will have vested at such date, the vesting schedule for such option and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement, and indicate the extent of acceleration, if any. As a result of the Merger, SG will be the record and beneficial owner of all Stock Rights and outstanding capital stock of SPI, other than the SPI Stock Options/Warrants being assumed by SG pursuant to Sections 1.6(c) and 5.10 hereof. After the Effective Time, such SPI Stock Options/Warrants shall only be exercisable for or convertible into SG Common Stock.

    2.3  OBLIGATIONS WITH RESPECT TO CAPITAL STOCK.  Except as set forth in
Section 2.2 (including SPI Schedule 2.2), there are no equity securities, partnership interests or similar ownership interests of any class of SPI, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities SPI owns, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of SPI, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2 (including SPI Schedule 2.2), there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which SPI or any of its subsidiaries is a party or by which it is bound obligating SPI or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock, partnership interests or similar ownership interests of SPI or any of its subsidiaries or obligating SPI or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of SPI, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of SPI or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

    2.4  AUTHORITY.

        (a) SPI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SPI, subject only to the approval and adoption of this Agreement and the approval of the Merger by SPI's common and preferred stockholders and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. The affirmative vote of the holders of at least a majority of the outstanding shares of the SPI Common Stock and Series BC Preferred Stock (on an as-if converted basis) voting together as a single class, is required for SPI's stockholders to approve and adopt the amendment to the Certificate of Incorporation described in the proviso at the end of this sentence and this Agreement and to approve the Merger; PROVIDED, HOWEVER, that in addition to such specified vote, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Series BC Preferred Stock (or, in the event the number of shares of Series BC Preferred Stock outstanding falls below 50% of the number of such shares originally issued (including those shares of Series BC Preferred Stock issued or issuable upon exercise of certain warrants issued to the placement agent for the offering of the Series BC Preferred Stock), the affirmative vote of the holders of a majority of the outstanding shares of Series BC Preferred Stock entitled to vote thereon) voting separately as a class is required to amend the Certificate of Incorporation so as to adversely affect the relative rights, preferences and qualifications of the Series BC Preferred Stock, to the extent such an amendment is necessary if the Exchange Ratio is inconsistent with the liquidation preference of the Series BC Preferred Stock (the "AMENDMENT VOTE"). This Agreement has been duly executed and delivered by SPI and, assuming the due authorization, execution and delivery hereof by SG and Merger Sub, constitutes valid and binding obligations of SPI, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy or other laws relating to or affecting creditors' rights generally or general principles of equity. The execution and delivery of this Agreement by SPI does not, and the performance of this Agreement by SPI will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of SPI or the equivalent organizational documents of any of its subsidiaries, subject to obtaining the Amendment Vote, the approval and adoption of this Agreement and the approval of the Merger by SPI's stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 2.4(b) below, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to SPI or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair SPI's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of SPI or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which SPI or any of its subsidiaries is a party or by which SPI or any of its subsidiaries or its or any of their respective properties are bound or affected. The SPI Schedules list all consents, waivers and approvals under any of SPI's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

        (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("GOVERNMENTAL ENTITY"), is required by or with respect to SPI in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of the Proxy Statement (as defined in Section 2.18) with the Securities and Exchange Commission ("SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the securities or antitrust laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to SPI or have a material adverse effect on the ability of SPI to consummate the Merger.

    2.5  SEC FILINGS; SPI FINANCIAL STATEMENTS.

        (a) SPI has filed all forms, reports and documents required to be filed with the SEC since its initial public offering of securities and has made available to SG such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that SPI may file subsequent to the date hereof) are referred to herein as the "SPI SEC REPORTS." As of their respective dates, the SPI SEC Reports (i) were (or will be) prepared in accordance and complied with (or will comply with) in all material respects the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SPI SEC Reports and
    (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of SPI's subsidiaries is required to file any forms, reports or other documents with the SEC.

        (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in SPI SEC Reports (the "SPI FINANCIALS"), including any SPI SEC Reports filed after the date hereof until the Closing, as of their respective dates, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented in all material respects the consolidated financial position of SPI and its subsidiaries as at the respective dates thereof and the consolidated results of SPI's operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The balance sheet of SPI contained in SPI's Form 10-K for the year ended December 31, 1997 is hereinafter referred to as the "SPI BALANCE SHEET." Except as disclosed in the SPI Financials, since the date of the SPI Balance Sheet neither SPI nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of SPI and its subsidiaries taken as a whole, except liabilities (i) provided for in the SPI Balance Sheet, (ii) incurred since the date of the SPI Balance Sheet in the ordinary course of business consistent with past practices, or (iii) described in this Agreement or the SPI Schedules.

        (c) SPI has heretofore furnished to SG a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by SPI with the SEC pursuant to the Securities Act or the Exchange Act.

    2.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the SPI Balance Sheet there has not been: (i) any Material Adverse Effect on SPI, except as disclosed in the SPI SEC Reports, (ii) any material change by SPI in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (iii) any material revaluation by SPI of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

    2.7  TAXES.

        (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or "TAXES" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

        (b) TAX RETURNS AND AUDITS.

            (i) SPI and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to Taxes required to be filed by SPI and each of its subsidiaries, except such Returns which are not material to SPI, and have paid all Taxes shown to be due on such Returns.

            (ii) SPI and each of its subsidiaries have withheld with respect to their employees all federal and state income taxes, Federal Insurance Contribution Act ("FICA") taxes, Federal Unemployment Tax Act ("FUTA") taxes and other Taxes required to be withheld.

           (iii) Neither SPI nor any of its subsidiaries has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, or to SPI's knowledge, proposed or assessed against SPI or any of its subsidiaries, nor has SPI or any of its subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (iv) No audit or other examination of any Return of SPI or any of its subsidiaries is presently in progress, nor has SPI or any of its subsidiaries been notified of any request for such an audit or other examination.

            (v) No adjustment relating to any Returns filed by SPI or any of its subsidiaries has been proposed formally or informally by any Tax authority to SPI or any of its subsidiaries or any representative thereof.

            (vi) Neither SPI nor any of its subsidiaries has any liability for unpaid Taxes which has not been accrued for or reserved in the ordinary course of business, whether asserted or unasserted, contingent or otherwise, which is material to SPI.

           (vii) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of SPI or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

          (viii) Neither SPI nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by SPI.

            (ix) Neither SPI nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

            (x) Except as may be required as a result of the Merger, SPI and its subsidiaries have not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

            (xi) None of the assets are tax exempt use property within the meaning of Section 168(h) of the Code.

           (xii) The SPI Schedules list (A) any foreign Tax holidays, (B) any intercompany transfer pricing agreements, or other arrangements that have been established by SPI or any of its subsidiaries with any Taxing authority and (C) any expatriate programs or policies affecting SPI or any of its subsidiaries.

    2.8  TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

        (a) The SPI Schedules list the real property owned by SPI or any of its subsidiaries. The SPI Schedules list all real property leases to which SPI or any of its subsidiaries is a party and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default. SPI has not exercised its option to extend the term of its lease with Pennsylvania Business Campus Delaware, Inc. ("PBCD") pursuant to Section 48 of its lease with PBCD as identified in the SPI Schedules.

        (b) Each of SPI and its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS"), except as reflected in SPI Financials or in the SPI Schedules and except for
    (i) Liens for taxes not yet due and payable, (ii) Liens that have arisen pursuant to licensing of SPI IP Rights (as defined below) in the ordinary course of business and (iii) such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

    2.9  INTELLECTUAL PROPERTY.

        (a) SPI and its subsidiaries either own, or have a valid license with respect to, all patents, copyrights, mask works, trademarks, trade secrets and other intellectual property used in, by, or necessary to, the operation or conduct of their respective businesses (such intellectual property and the rights thereto are collectively referred to herein as the "SPI IP RIGHTS").

        (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any patent, copyright, trademark, trade secret or other intellectual property rights licensed by, or to, SPI or any of its subsidiaries, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any SPI IP Rights or materially impair the right of SPI or any of its subsidiaries, or the Surviving Corporation in or to use, sell, enforce, license or otherwise exploit any SPI IP Rights or portion thereof.

        (c) Neither the operation of SPI's nor any of its subsidiaries' respective businesses nor the manufacture, marketing, license, sale or intended use of any product, service or technology currently licensed, manufactured, created, distributed, authored, used, sold or under development by SPI or any of its subsidiaries (i) violates in any material respect any license or agreement between SPI or any of its subsidiaries and any third party or (ii) to the knowledge of SPI, infringes any patents, copyright, trademark, trade secret or other intellectual property right of any other party; and there is no pending or, to the knowledge of SPI, threatened claim or litigation contesting the validity, ownership or right to use, sell, enforce, license or dispose of any SPI IP Rights, nor has SPI received any written notice asserting that any SPI IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party.

        (d) SPI has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all SPI IP Rights.

        (e) No other party, to the knowledge of SPI, is infringing or misappropriating any SPI IP rights.

    2.10  COMPLIANCE; PERMITS; RESTRICTIONS.

        (a) Neither SPI nor any of its subsidiaries is, in any material respect, in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to SPI or any of its subsidiaries or by which SPI or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which SPI or any of its subsidiaries is a party or by which SPI or any of its subsidiaries or its or any of their respective properties is bound or affected. No investigation or review by any Governmental Entity is pending or to the knowledge of SPI, threatened against SPI or any of its subsidiaries. There is no material agreement, judgment, injunction, order or decree binding upon SPI or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of SPI or any of its subsidiaries, any acquisition of material property by SPI or any of its subsidiaries or the conduct of business by SPI or any of its subsidiaries as currently conducted.

        (b) SPI and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to the operation of the business of SPI as presently conducted (collectively, the "SPI PERMITS"). SPI and its subsidiaries are in compliance in all material respects with the terms of the SPI Permits.

    2.11 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which SPI or any of its subsidiaries has received any notice of assertion nor, to SPI's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against SPI or any of its subsidiaries which, if adversely decided, would have a Material Adverse Effect on SPI. To SPI's knowledge, there is no basis for any action, suit, proceeding, claim, arbitration or proceeding of the type described in the preceding sentence. No Governmental Entity has at any time challenged or questioned in writing the legal right of SPI or any of its subsidiaries to manufacture, offer or sell any of its products in the present manner or style thereof.

    2.12 BROKERS' AND FINDERS' FEES. SPI has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

    2.13  EMPLOYEE BENEFIT PLANS.

        (a) With respect to each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained or contributed to by SPI or any trade or business which is under common control with SPI within the meaning of Section 414 of the Code (the "SPI EMPLOYEE PLANS"), SPI has made available to SG a true and complete copy of, to the extent applicable, (i) such SPI Employee Plan, (ii) the most recent annual report (Form 5500), (iii) each trust agreement related to such SPI Employee Plan,
    (iv) the most recent summary plan description for each SPI Employee Plan for which such a description is required, (v) the most recent actuarial report relating to any SPI Employee Plan subject to Title IV of ERISA and (vi) the most recent IRS determination letter issued with respect to any SPI Employee Plan.

        (b) Each SPI Employee Plan which is intended to be qualified under
    Section 401(a) of the Code has received a favorable determination from the IRS covering the provisions of the Tax Reform Act of 1986 stating that such SPI Employee Plan is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan. Each SPI Employee Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law. Neither SPI nor any ERISA Affiliate of SPI has incurred or is reasonably expected to incur any material liability under Title IV of ERISA in connection with any SPI Employee Plan.

    2.14 EMPLOYEES; LABOR MATTERS. To SPI's knowledge after due inquiry, no employee of SPI or any of its subsidiaries (i) is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by SPI or any of its subsidiaries because of the nature of the business conducted or presently proposed to be conducted by SPI or any of its subsidiaries or to the use of trade secrets or proprietary information of others and (ii) has given notice to SPI or any of its subsidiaries, nor is SPI otherwise aware, that any employee intends to terminate his or her employment with SPI or any of its subsidiaries except for terminations of a nature and number that are consistent with SPI's prior experience.

To SPI's knowledge, there are no activities or proceedings of any labor union to organize any employees of SPI or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of SPI or any of its subsidiaries. Neither SPI nor any of its subsidiaries is, or has ever been, a party to any collective bargaining agreement. SPI and its subsidiaries are and have been in compliance in all material respects with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law).

    2.15  ENVIRONMENTAL MATTERS.

        (a) HAZARDOUS MATERIAL. Except as would not be likely to result in a material liability to SPI or any of its subsidiaries, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "HAZARDOUS MATERIAL"), but excluding office and janitorial supplies, are present, as a result of the actions of SPI or any of its subsidiaries or any affiliate of SPI, or, to SPI's knowledge, as a result of any actions of any third party, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that SPI or any of its subsidiaries has at any time owned, operated, occupied or leased.

        (b) HAZARDOUS MATERIALS ACTIVITIES. Except as reasonably would not be likely to result in a material liability to SPI or any of its subsidiaries, neither SPI nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation of any law in effect at the time of such transportation, storage, use, manufacture, disposal, release or exposure.

        (c) PERMITS. SPI and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "SPI ENVIRONMENTAL PERMITS") necessary for the conduct of SPI's and its subsidiaries' Hazardous Material Activities and other businesses of SPI and its subsidiaries as such activities and businesses are currently being conducted.

        (d) ENVIRONMENTAL LIABILITIES. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to SPI's knowledge, threatened concerning any SPI Environmental Permit, Hazardous Material or any Hazardous Materials Activity of SPI or any of its subsidiaries. SPI is not aware of any fact or circumstance which could involve SPI or any of its subsidiaries in any material environmental litigation or impose upon SPI any material environmental liability.

    2.16 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as set forth in the SPI Schedules, neither SPI nor any of its subsidiaries is a party to or is bound by:

        (a) any employment or consulting agreement, contract or commitment with any officer or director level employee or member of SPI's Board of Directors, other than those that are terminable by SPI or any of its subsidiaries on no more than thirty days notice without liability or financial obligation, except to the extent general principles of wrongful termination law may limit SPI's or any of its subsidiaries' ability to terminate employees at will;

        (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

        (c) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between SPI or any of its subsidiaries and any of its officers or directors;

        (d) any agreement, contract or commitment containing any covenant limiting the freedom of SPI or any of its subsidiaries to engage in any line of business (except for license agreements entered into in the ordinary course of business with SPI as the licensee, which limit SPI's activities thereunder to the scope of the license) or compete with any person or granting any exclusive distribution rights to a third party;

        (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

        (f) any material joint marketing or development agreement;

        (g) any agreement, contract or commitment currently in force to provide or receive source code for any product, service or technology except for maintenance purposes;

        (h) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any SPI product, service or technology except as a distributor in the normal course of business.

    Neither SPI nor any of its subsidiaries, nor to SPI's knowledge any other party to an SPI Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which SPI or any of its subsidiaries is a party or by which it is bound of the type described in clauses (a) through (h) above (any such agreement, contract or commitment, an "SPI CONTRACT") in such a manner as would permit any other party to seek damages, which would be reasonably likely to be material to SPI, or would permit any other party to cancel or terminate any such SPI Contract.

    2.17 CHANGE OF CONTROL PAYMENTS. The SPI Schedules set forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers and directors of SPI as a result of or in connection with the Merger (the "CHANGE OF CONTROL PAYMENTS").

    2.18 STATEMENTS; PROXY STATEMENT/PROSPECTUS. The information supplied by SPI for inclusion in the Registration Statement (as defined in Section 3.3(b)) shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by SPI for inclusion in the proxy statement/prospectus to be sent to the stockholders of SPI in connection with the meeting of SPI's stockholders to consider the Amendment Vote and the approval and adoption of this Agreement and the approval of the Merger (the "SPI STOCKHOLDERS' MEETING") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "PROXY STATEMENT") shall not, on the date the Proxy Statement is first mailed to SPI's stockholders, at the time of the SPI Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the SPI Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to SPI or any of its affiliates, officers or directors should be discovered by SPI which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, SPI shall promptly inform SG. Notwithstanding the foregoing, SPI makes no representation or warranty with respect to any information supplied by SG or Merger Sub which is contained in any of the foregoing documents.

    2.19 BOARD APPROVAL. The Board of Directors of SPI has, as of the date of this Agreement, determined (i) that the Merger is fair to, and in the best interests of SPI and its stockholders, and (ii) to recommend that the stockholders of SPI approve and adopt this Agreement and approve the Merger.

    2.20 FAIRNESS OPINION. SPI's Board of Directors has received a written opinion from Spencer Trask Securities Incorporated dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to SPI's stockholders from a financial point of view and has delivered to SG a copy of such opinion.

    2.21  SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW NOT
APPLICABLE. The restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a "business combination" (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

                                  ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF SG AND MERGER SUB

    SG and Merger Sub represent and warrant to SPI, subject to the exceptions specifically disclosed in writing in the disclosure letter (indicating the relevant section of this Agreement) supplied by SG to SPI dated as of the date hereof and certified by a duly authorized officer of SG (the "SG SCHEDULES"), as follows:

    3.1  ORGANIZATION OF SG.

        (a) Each of SG and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below) on SG.

        (b) SG has delivered or made available to SPI a true and correct copy of the Articles of Incorporation and Bylaws of SG, each as amended to date, and each such instrument is in full force and effect. SG is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

        (c) When used in connection with SG, the term "MATERIAL ADVERSE EFFECT" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of SG and its subsidiaries taken as a whole.

    3.2 SG AND MERGER SUB CAPITAL STRUCTURE. The authorized capital stock of SG consists of 40,000,000 shares of Common Stock, of which there were 20,862,620 shares issued and outstanding as of January 6, 1999, and 2,000,000 shares of Preferred Stock, of which no shares are issued or outstanding. The authorized capital stock of Merger Sub consists of 100 shares of Common Stock, $.01 par value, all of which, as of the date hereof, are issued and outstanding and are held by SG. Merger Sub was formed on December 18, 1998, for the purpose of consummating a merger and has no material assets or liabilities except as necessary for such purpose. All outstanding shares of SG Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of SG or any agreement or document to which SG is a party or by which it is bound. The SG Common Stock issuable and deliverable pursuant to Section 1.6 will, when so issued and delivered, be duly authorized, validly issued, fully-paid and non-assessable and be issued pursuant to the Registration Statement (as defined herein) or the Form S-8 (as defined herein) declared effective by the SEC.

    3.3  AUTHORITY.

        (a) Each of SG and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SG and, in the case of this Agreement, Merger Sub, subject only to the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by each of SG and Merger Sub and, assuming the due authorization, execution and delivery by SPI, constitutes the valid and binding obligation of SG and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by each of SG and Merger Sub does not, and the performance of this Agreement by each of SG and Merger Sub will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of SG or the Certificate of Incorporation or Bylaws of Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to SG or Merger Sub or by which any of their respective properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair SG's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of SG or Merger Sub pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which SG or Merger Sub is a party or by which SG or Merger Sub or any of their respective properties are bound or affected.

        (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to SG or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of a Form S-4 Registration Statement (the "REGISTRATION STATEMENT") with the SEC in accordance with the Securities Act to register the shares of SG Common Stock to be issued or issuable in connection with the Merger, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the HSR Act and the securities or antitrust laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to SG or SPI or have a material adverse effect on the ability of the parties to consummate the Merger.

    3.4  SEC FILINGS; SG FINANCIAL STATEMENTS.

        (a) SG has filed all forms, reports and documents required to be filed with the SEC since its initial public offering, and has made available to SPI such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that SG may file subsequent to the date hereof) are referred to herein as the "SG SEC REPORTS." As of their respective dates, the SG SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SG SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of SG's subsidiaries is required to file any forms, reports or other documents with the SEC.

        (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in SG SEC Reports (the "SG FINANCIALS"), including any SG SEC Reports filed after the date hereof until the Closing, as of their respective dates (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented in all material respects the consolidated financial position of SG and its subsidiaries as at the respective dates thereof and the consolidated results of SG's operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The balance sheet of SG contained in SG SEC Reports as of December 31, 1997 is hereinafter referred to as the "SG BALANCE SHEET."

    3.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the SG Balance Sheet, there has not been any Material Adverse Effect on SG, except as may be disclosed on SG SEC Reports, (ii) any material change by SG in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (iii) any material revaluation by SG of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

    3.6 STATEMENTS; PROXY STATEMENT/PROSPECTUS. The information supplied by SG for inclusion in the Registration Statement shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by SG for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to SPI's stockholders, at the time of the SPI Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the SPI Stockholders' Meeting which has become false or misleading. The Registration Statement (including the Proxy Statement contained therein) will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder. If at any time prior to the Effective Time, any event relating to SG or any of its affiliates, officers or directors should be discovered by SG which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, SG shall promptly inform SPI. Notwithstanding the foregoing, SG makes no representation or warranty with respect to any information supplied by SPI which is contained in any of the foregoing documents.

                                   ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

    4.1 CONDUCT OF SPI'S BUSINESS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time (the "PRE-CLOSING PERIOD"), SPI, (which for the purposes of this Article 4 shall include SPI and each of its subsidiaries) shall, except to the extent that SG shall otherwise consent in writing, carry on its business diligently and in accordance with good commercial practice and in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In addition, SPI will promptly notify SG of any material event involving its business or operations.

    In addition, except as permitted by the terms of this Agreement, and except as provided in Article 4 of the SPI Schedules, without the prior written consent of SG, SPI shall not do any of the following and shall not permit its subsidiaries to do any of the following during the Pre-Closing Period:

        (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock (except in accordance with the change of control provisions of the SPI Stock Option Plans), or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

        (b) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as disclosed to SG herein or in the SPI Schedules, or adopt any new severance plan;

        (c) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the SPI IP Rights, or enter into grants to future patent rights, other than non-exclusive licenses in the ordinary course of business and consistent with past practice;

        (d) Declare or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

        (e) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock, or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to repurchase any such shares, warrants, options or convertible securities, except for the repurchase at cost of unvested shares held by SPI employees on the termination of their employment;

        (f) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance (i) of shares of capital stock and other securities pursuant to the exercise of stock options, unit purchase options or warrants, or the conversion of preferred stock therefor outstanding as of the date of this Agreement, (ii) securities issuable to participants in the SPI Stock Option Plans consistent with past practice and the terms thereof and (iii) warrants to acquire any shares of capital stock issued upon exercise of unit purchase option agreements outstanding on the date hereof;

        (g) Cause, permit or propose any amendments to any charter document or Bylaw (or similar governing instruments of any subsidiaries) other than such amendments contemplated by the Amendment Vote;

        (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of SPI or enter into any material joint ventures, strategic partnerships or alliances;

        (i) Sell, lease (or extend the term of a lease), license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of SPI, except in the ordinary course of business consistent with past practice; provided that, extension of the SPI lease with PBCD shall be deemed material and not in the ordinary course of business;

        (j) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of SPI or guarantee any debt securities of others;

        (k) Adopt or amend any employee benefit or employee stock purchase or employee option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee (except pursuant to written agreements outstanding on the date hereof and as disclosed to SG herein or in the SPI Schedules), or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures;

        (l) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

        (m) Make any grant of exclusive rights to any third party;

        (n) Enter into any material partnership agreements, joint development agreements or strategic alliances, agreements to create standards or agreements with "standards" bodies; or

        (o) Agree in writing or otherwise to take any of the actions described in Article 4 (a) through (n) above.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    5.1 PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT; OTHER FILINGS; BOARD RECOMMENDATIONS.

        (a) As promptly as practicable after the execution of this Agreement, SPI and SG will cooperate to prepare and file with the SEC, the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of SPI and SG will respond to any comments of the SEC, will use its respective reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and will cause the Proxy Statement to be mailed to the SPI stockholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, SPI and SG will cooperate to prepare and file any other filings required under the Exchange Act and the Securities Act relating to the Merger and the transactions contemplated by this Agreement (the "OTHER FILINGS"). Each of SPI and SG will notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, SPI or SG, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of SPI, such amendment or supplement.

        (b) The Proxy Statement will include the recommendation of the Board of Directors of SPI in favor of adoption and approval of this Agreement and approval of the Merger (except that the Board of Directors of SPI may withdraw, modify or refrain from making such recommendation to the extent

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
    that the Board determines, in good faith, after consultation with outside legal counsel, that compliance with the Board's fiduciary duties under applicable law would require it to do so).

    5.2 MEETING OF STOCKHOLDERS. Promptly after the date hereof, SPI will take all action necessary in accordance with the Delaware General Corporation Law and its Certificate of Incorporation and Bylaws to convene the SPI Stockholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon the Amendment Vote and this Agreement and the Merger. Subject to the provisions of
Section 5.4(b) hereof, SPI will use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger.

    5.3  CONFIDENTIALITY; ACCESS TO INFORMATION.

        (a) The parties acknowledge that SPI and SG have previously executed a Confidential Disclosure Agreement, dated as of August 7, 1997 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

        (b) ACCESS TO INFORMATION. Subject to the terms of the Confidentiality Agreement, each party will afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of such party during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of such party, as the other party may reasonably request. No information or knowledge obtained by SG or SPI in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

    5.4  NO SOLICITATION.

        (a) Subject to the provisions of paragraph (b) hereof, from and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, SPI and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any Acquisition Proposal (as defined below) by any person, entity or group (other than SG and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning SPI or any of its subsidiaries to, or afford any access to the properties, books or records of SPI or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than SG and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to SPI. For the purposes of this Agreement, an "ACQUISITION PROPOSAL" means any proposal or offer relating to (i) any merger, consolidation, sale of substantially all of the assets or similar transactions involving SPI or any of its subsidiaries (other than sales of assets or inventory in the ordinary course of business or as permitted under the terms of this Agreement), (ii) sale by SPI of any shares of capital stock of SPI (including without limitation by way of a tender offer or an exchange offer) except as may be permitted pursuant to Article 4, (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock of SPI (except for acquisitions for passive investment purposes of not more than 15% of the then outstanding shares of capital stock of SPI only in circumstances where the person or group qualifies for and files a Schedule 13G with respect thereto and does not become obligated to file a Schedule 13D); or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. SPI will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. SPI will (i) notify SG as promptly as practicable if it receives any proposal or written inquiry or any written request for information or access in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify SG of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this Section 5.4, from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, SPI and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than SG); PROVIDED, HOWEVER, that nothing herein shall prohibit SPI's Board of Directors from taking and disclosing to SPI's stockholders a position with respect to a tender or exchange offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

        (b) Notwithstanding the provisions of paragraph (a) above, prior to the Effective Time, SPI may, to the extent the Board of Directors of SPI determines, in good faith, after consultation with outside legal counsel, that failing to take such action would result in a substantial likelihood of liability for breach of the Board's fiduciary duties under applicable law, participate in discussions or negotiations with, and, subject to the requirements of paragraph (c), below, furnish information to any person, entity or group after such person, entity or group has delivered to SPI in writing, an unsolicited bona fide Acquisition Proposal which the Board of Directors of SPI in its good faith reasonable judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable than the Merger to the stockholders of SPI from a financial point of view (a "SPI SUPERIOR PROPOSAL"). In addition, notwithstanding the provisions of paragraph (a) above, in connection with a possible Acquisition Proposal, SPI may refer any third party to this Section
    5.4 or make a copy of this Section 5.4 available to a third party. In the event SPI receives a SPI Superior Proposal, nothing contained in this Agreement (but subject to the terms hereof) will prevent the Board of Directors of SPI from recommending such SPI Superior Proposal to its Stockholders, if the Board determines, in good faith, after consultation with outside legal counsel, that failing to take such action would result in a substantial likelihood of liability for breach of its fiduciary duties under applicable law; in such case, the Board of Directors of SPI may withdraw, modify or refrain from making its recommendation set forth in
    Section 5.1(b), and, to the extent it does so, SPI may refrain from soliciting proxies to secure the vote of its stockholders as may be required by Section 5.2; PROVIDED, HOWEVER, that SPI shall (i) provide SG at least forty eight (48) hours prior notice of any SPI Board meeting at which it is reasonably expected to contemplate a Superior Proposal and (ii) not recommend to its stockholders a SPI Superior Proposal for a period of not less than 2 business days after SG's receipt of a copy of such SPI Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing); and PROVIDED FURTHER, that nothing contained in this Section shall limit SPI's obligation to hold and convene the SPI Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of SPI shall have been withdrawn, modified or not yet made) or to provide the SPI stockholders with material information relating to such meeting.

        (c) Notwithstanding anything to the contrary in this Section 5.4, SPI will not provide any non-public information to a third party unless SPI provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement.

    5.5 PUBLIC DISCLOSURE. No party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of SG and SPI, which consent will not be unreasonably withheld; PROVIDED, HOWEVER, that nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by law or by the rules of any stock exchange applicable to it, in which event the party making such determination will, if practicable in the circumstances, use all reasonable efforts to allow the other party hereto reasonable time to comment on such release or announcement in advance of its issuance. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

    5.6 LEGAL REQUIREMENTS. Each of SG, Merger Sub and SPI will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals by or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such filings with or investigations by any Governmental Entity, and any other such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. Each party shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the other parties, and any of their respective subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement and the Merger. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. SG will use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of SG Common Stock pursuant hereto. SPI will use its commercially reasonable efforts to assist SG as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of SG Common Stock pursuant hereto.

    5.7 THIRD PARTY CONSENTS. As soon as practicable following the date hereof, SG and SPI will each use its commercially reasonable efforts to obtain all consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

    5.8 NOTIFICATION OF CERTAIN MATTERS. SG and Merger Sub will give prompt notice to SPI, and SPI will give prompt notice to SG, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (a) any representation or warranty contained in this Agreement and made by it to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time such that the conditions set forth in Section 6.2(a) or 6.3(a), as the case may be, would not be satisfied as a result thereof or (b) any material failure of SG and Merger Sub or SPI, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    5.9 REASONABLE BEST EFFORTS AND FURTHER ASSURANCES. Subject to the respective rights and obligations of SG and SPI under this Agreement, each of the parties to this Agreement will use its reasonable best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement; provided that neither SG nor SPI nor any subsidiary or affiliate thereof will be required to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock. Subject to the foregoing, each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary for effecting completely the consummation of the transactions contemplated hereby.

    5.10  STOCK OPTIONS AND WARRANTS AND EMPLOYEE BENEFITS.

        (a) At the Effective Time, each SPI Stock Option/Warrant, whether or not exercisable, will be assumed by SG. The term, exercisability, vesting schedule, vesting commencement date, status as an incentive stock option under Section 422 of the Code, if applicable, and all other terms and conditions of each SPI Stock Option/Warrant (including, without limitation, any repurchase rights) so assumed by SG under their Agreement will remain unchanged, except that (i) each SPI Stock Option/Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of SG Common Stock equal to the product of the number of shares of SPI Common Stock that were issuable upon exercise of such SPI Stock Option/Warrant (whether or not then exercisable) immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest whole number of shares of SG Common Stock and (ii) the per share exercise price for the shares of SG Common Stock issuable upon exercise of such assumed SPI Stock Option/Warrant will be equal to the quotient determined by dividing the exercise price per share of SPI Common Stock at which such SPI Stock Option/Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded to the nearest whole cent. As soon as reasonably practicable after the Effective Time, SG will issue to each holder of an outstanding SPI Stock Option/Warrant a notice describing the foregoing assumption of such SPI Stock Option/Warrant by SG.

        (b) It is intended that the options constituting the SPI Stock Options/Warrants assumed by SG shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such SPI Stock Options/Warrants qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section
    5.10 shall be applied consistent with such intent.

        (c) SG will reserve sufficient shares of SG Common Stock for issuance under Section 5.10(a) and under Section 1.6(c) hereof.

        (d) If requested by SG, at least three (3) days prior to the Effective Time, SPI hereby agrees to terminate, prior to the Effective Time, any and all SPI Employee Plans subject to Section 401(k) of the Code.

    5.11 FORM S-8. SG agrees to file a registration statement on Form S-8 (the "FORM S-8") for the shares of SG Common Stock issuable with respect to assumed SPI Stock Options/Warrants (other than warrants so assumed) as soon as reasonably practical after the Effective Time. The Registration Statement shall register shares of SG Common Stock issuable upon exercise of the assumed warrants included within the assumed SPI Stock Options/Warrants.

    5.12  INDEMNIFICATION.

        (a) From and after the Effective Time, SG shall, and shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of SPI pursuant to any (i) Change of Control Payments and (ii) indemnification agreements between SPI and its directors and officers or indemnification provisions under SPI's Certificate of Incorporation or Bylaws existing prior to the date hereof. The Certificate of Incorporation and By-laws of the Surviving Corporation will contain appropriate provisions with respect to indemnification, which provisions will not be amended, repealed or otherwise modified from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of SPI, unless such modification is required by law.

        (b) From and after the Effective Time for a period of six years, SG shall cause to be maintained the current policies of the officers' and directors' liability insurance maintained by SPI covering persons who are presently covered by SPI's officers' and directors' liability insurance policies with respect to actions and omissions occurring prior to the Effective Time; PROVIDED, that policies with third party insurers of similar or better A.M. Best rating of at least the same coverage containing terms and conditions that are not less advantageous to the insured may be substituted therefor. SG shall bear and pay, and shall reimburse the indemnified parties for, all costs and expenses, including attorneys' fees, that may be incurred by the indemnified parties in seeking to enforce their rights against SG and the Surviving Corporation under this Section 5.12. Notwithstanding anything herein to the contrary, SG shall have no obligation to maintain such liability insurance or pay or reimburse such indemnified parties if the out-of-pocket expense to SG for the payment of premiums in connection with such liability insurance exceeds $72,900 (less the pro rata premium credit received by SPI in respect of cancellation of existing policies as of the Effective Time).

        (c) This Section 5.12 will survive any termination of this Agreement and the consummation of the Merger at the Effective Time, is intended to benefit SPI, the Surviving Corporation and the indemnified parties, and will be binding on SG and on all successors and assigns of SG and the Surviving Corporation.

    5.13 NASDAQ NATIONAL MARKET LISTING. SG agrees to authorize for listing on the NASDAQ National Market the shares of SG Common Stock issuable, and those required to be reserved for issuance (including those issuable upon exercise of the SPI Stock Options/Warrants), in connection with the Merger, upon official notice of issuance filed with NASDAQ by SG not less than 15 days prior to the date of issuance (or such other time period as may be specified in the NASDAQ National Market Notification Form for Listing of Additional Shares).

    5.14 SPI AFFILIATE AGREEMENT. Set forth on the SPI Schedules is a list of those persons who may be deemed to be, in SPI's reasonable judgment, affiliates of SPI within the meaning of Rule 145 promulgated under the Securities Act (each a "SPI AFFILIATE"). SPI will provide SG with such information and documents as SG reasonably requests for purposes of reviewing such list. SPI will use its reasonable best efforts to deliver or cause to be delivered to SG, as promptly as practicable on or following the date hereof, from each SPI Affiliate an executed affiliate agreement in substantially the form attached hereto as EXHIBIT A (the "SPI AFFILIATE AGREEMENT"), each of which will be in full force and effect as of the Effective Time. SG will be entitled to place appropriate legends on the certificates evidencing any SG Common Stock to be received by a SPI Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the SG Common Stock, consistent with the terms of the SPI Affiliate Agreement.

    5.15 REGULATORY FILINGS; REASONABLE EFFORTS. To the extent necessary under applicable law, as soon as may be reasonably practicable, SPI and SG each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Each of SPI and SG shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

    5.16 TAX-FREE REORGANIZATION. No party shall take any action either prior to or after the Effective Time that could reasonably be expected to cause the merger to fail to qualify as a "reorganization" under Section 368(a) of the Code.

    5.17 SPI RIGHTS PLAN. Prior to the Effective Time, without the prior written consent of SG, SPI shall not adopt a stockholders rights plan.

    5.18 VOTING AGREEMENT. Prior to or within twenty (20) business days after the execution of this Agreement, SPI shall use its reasonable best efforts to cause the persons specified on Schedule 1 to the form of Voting Agreement attached hereto as Exhibit C to enter into such Voting Agreement.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

    6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) SPI STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, and the Amendment Vote obtained by the requisite vote under applicable law, by the stockholders of SPI.

        (b) REGISTRATION STATEMENT EFFECTIVE; PROXY STATEMENT. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC.

        (c) NO ORDER; HSR ACT. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early.

        (d) CONSENTS. Other than the filing of the merger documents as required by Delaware Law, all authorizations, consents, waivers, orders and approvals required to be obtained, and all filings, notices and declarations required to be made, by SG and SPI prior to the consummation of the Merger and the transactions contemplated hereunder shall have been obtained from, and made with, all required Governmental Entities and all other third parties except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations which would not have a Material Adverse Effect on SG or a Material Adverse Effect on SPI at or after the Effective Time.

        (e) SECURITIES LAWS. SG shall have received all state securities and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated by this Agreement.

        (f) NASDAQ NATIONAL MARKET LISTING. The shares of SG Common Stock issuable to stockholders of SPI pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NASDAQ National Market upon official notice of issuance filed with NASDAQ by SG not less than 15 days prior to the date of issuance (or such other time period as may be specified in the NASDAQ National Market Notification Form for Listing of Additional Shares).

    6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF SPI. The obligation of SPI to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by SPI:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of SG and Merger Sub contained in this Agreement shall have been true and correct in all material respects on and as of the date of this Agreement. In addition, the representations and warranties of SG and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representation in Section 3.2) where the failure to be so true and correct would not have a Material Adverse Effect on SG. SPI shall have received a certificate with respect to the foregoing signed on behalf of SG by an authorized officer of SG;

        (b) AGREEMENTS AND COVENANTS. SG and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Time, and SPI shall have received a certificate to such effect signed on behalf of SG by an authorized officer of SG; and

        (c) MATERIAL ADVERSE EFFECT. No Material Adverse Effect with respect to SG shall have occurred since the date of this Agreement.

        (d) CONSENTS. SG shall have obtained all material consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby under the agreements, contracts, licenses or leases contemplated by Section 3.3.

        (e) TAX OPINION. SPI shall have received a written opinion from its legal counsel, Dechert Price & Rhoads, in form and substance reasonably satisfactory to it, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn; provided, however, that if the counsel to SPI does not render such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to SG renders such opinion and SPI determines to rely upon such opinion. SPI agrees to make reasonable representations as requested by counsel for the purpose of rendering such opinion.

    6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF SG AND MERGER SUB. The obligations of SG and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by SG:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of SPI contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement. In addition, the representations and warranties of SPI contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time. SG shall have received a certificate with respect to the foregoing signed on behalf of SPI by the Chief Executive Officer and the Chief Financial Officer of SPI;

        (b) AGREEMENTS AND COVENANTS. SPI shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time, and SG shall have received a certificate to such effect signed on behalf of SPI by the Chief Executive Officer and the Chief Financial Officer of SPI; and

        (c) MATERIAL ADVERSE EFFECT. No Material Adverse Effect with respect to SPI shall have occurred since the date of this Agreement.

        (d)  [INTENTIONALLY DELETED.]

        (e) CONSENTS. SPI shall have obtained all material consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby under the agreements, contracts, licenses or leases set forth on Schedule 2.4.

        (f) TAX OPINION. SG shall have received a written opinion from its legal counsel, Wilson Sonsini Goodrich & Rosati, in form and substance reasonably satisfactory to it, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn; PROVIDED, HOWEVER, that if the counsel to SG does not render such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to SPI renders such opinion and SG determines to rely upon such opinion. SG agrees to make reasonable representations as requested by counsel for the purpose of rendering such opinion.

        (g) FINANCIAL CONDITION. Depending on the date of the Closing, the value of the cash and cash equivalents of SPI as correctly reflected on SPI's books and records as of the Closing shall be no less than the amounts (for the month in which the Closing occurs) set forth on SPI Schedule 6.3(g) hereto, with such amounts subject to amendment or waiver by the mutual written consent of the parties hereto.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of SPI:

        (a) by mutual written consent duly authorized by the Boards of Directors of SG and SPI;

        (b) by either SPI or SG if the Merger shall not have been consummated by May 15, 1999 for any reason; PROVIDED, HOWEVER, that if the Merger shall not have been consummated by reason of delay in the effectiveness of the Registration Statement, then such date shall be extended to June 15, 1999; and PROVIDED, FURTHER, that the right to terminate this Agreement under this
    Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

        (c) by either SPI or SG if a Governmental Entity shall have issued an order, decree or ruling or taken any other action (an "ORDER"), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

        (d) by either SPI or SG if the required approvals of the stockholders of SPI contemplated by this Agreement shall not have been obtained at a meeting of SPI stockholders duly convened therefor or at any adjournment thereof;

        (e) by SG or SPI, (A) if the Board of Directors of SPI approves or recommends a SPI Superior Proposal to the stockholders of SPI or if the Board of Directors of SPI shall resolve to take the foregoing action, and
    (B) in the case of the termination of this Agreement by SPI pursuant to this
    Section 7.1(e), SPI shall have paid to SG all amounts owing by SPI to SG under Section 7.3;

        (f) by SG, if the Board of Directors of SPI shall have withheld, withdrawn or modified in a manner adverse to SG its approval or recommendation in favor of adoption and approval of this Agreement and approval of the Merger, or if the Board of Directors of SPI shall resolve to take any of the foregoing actions;

        (g) by SPI, upon a breach of any representation, warranty, covenant or agreement on the part of SG or Merger Sub set forth in this Agreement, or if any representation or warranty of SG shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; PROVIDED, HOWEVER, that if such breach is curable by SG through the exercise of its best efforts, SPI may not terminate this Agreement under this paragraph (f) unless such breach has not been cured within ten (10) days after such breach is discovered by SPI; or

        (h) by SG, upon a breach of any representation, warranty, covenant or agreement on the part of SPI set forth in this Agreement, or if any representation or warranty of SPI shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or
    Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, that if such breach is curable by SPI through the exercise of its best efforts, SG may not terminate this Agreement under this paragraph (g) unless such breach has not been cured within ten (10) days after such breach is discovered by SG.

    7.2 NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

    7.3  FEES AND EXPENSES.

        (a) GENERAL. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; PROVIDED, HOWEVER, that SG and SPI shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

        (b)  PAYMENTS.

            (i) If this Agreement is terminated pursuant to Section 7.1(e), then, provided that there shall have not occurred a Material Adverse Effect on SG prior to the termination of this Agreement, SPI shall pay to SG an amount equal to 150% of documented, out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting, investment banking and printing fees) (the "Transaction Fees") by SG within one business day following demand therefor;

            (ii) If this Agreement is terminated by SPI pursuant to Section 7.1(g), then SG shall pay SPI an amount equal to 150% of the Transaction Fees incurred by SPI within one (1) business day following demand therefor; and

           (iii) If this Agreement is terminated by SG pursuant to Section 7.1(h), then SPI shall pay SG an amount equal to 150% of the Transaction Fees incurred by SG within one (1) business day following demand therefor.

        (c) Payment of the fees described in Section 7.3(b) above shall not be in lieu of damages incurred in the event of breach of this Agreement.

    7.4 AMENDMENT. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

    7.5 EXTENSION; WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of SPI, SG and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

    8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

        (a) if to SuperGen, Inc. or Merger Sub, to:

            SuperGen, Inc.
           Two Annabel Lane
           Suite 220
           San Ramon, California 94583
           Attention: Dr. Joseph Rubinfeld
           Telephone No.: (925) 327-0200
           Telecopy No.: (925) 327-7347

            Wilson Sonsini Goodrich & Rosati, P.C.
           650 Page Mill Road
           Palo Alto, California 94304-1050
           Attention: Kathleen Bloch, Esq.
           Telephone No.: (650) 493-9300
           Telecopy No.: (650) 493-6811

        (b) if to Sparta Pharmaceuticals, Inc., to:

            Sparta Pharmaceuticals, Inc.
           111 Rock Road
           Horsham, Pennsylvania 19044
           Attention: Dr. Jerry Hook
           Telephone No.: (215) 442-1700
           Telecopy No.: (215) 442-1827

            with a copy to:

            Dechert Price & Rhoads
           Princeton Pike Corporate Center
           997 Lenox Dr., Bldg.3, Ste. 210
           Lawrenceville, New Jersey 08648
           Attention: James Marino, Esq.
           Telephone No.: (609) 620-3230
           Telecopy No.: (609) 620-3259

    8.3  INTERPRETATION; KNOWLEDGE.

        (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

        (b) For purposes of this Agreement (a) as it relates to SG, the term "KNOWLEDGE" means, with respect to any matter in question, the actual knowledge of such matter by any of the Chief Executive Officer, Chief Financial Officer or Controller of SG; and (b) as it relates to SPI, the term "KNOWLEDGE" means, with respect to any matter in question, the actual knowledge of such matter by any of the Chief Executive Officer, Chief Financial Officer, Vice President, accounting manager or project manager of SPI.

    8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

    8.5 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including SPI Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Section 5.12.

    8.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    8.7 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    8.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of the Court of Chancery of Delaware or the U.S. District Court of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

    8.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

    8.10 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                                     *****

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                SUPERGEN, INC.

                                By:  /s/ DR. JOSEPH RUBINFELD
                                     -----------------------------------------
                                     Name: Dr. Joseph Rubinfeld
                                     Title: PRESIDENT AND CHIEF EXECUTIVE
                                     OFFICER

                                ROYALE ACQUISITION CORP.

                                By:  /s/ DR. JOSEPH RUBINFELD
                                     -----------------------------------------
                                     Name: Dr. Joseph Rubinfeld
                                     Title: PRESIDENT AND CHIEF EXECUTIVE
                                     OFFICER

                                SPARTA PHARMACEUTICALS, INC.

                                By:  /s/ JERRY B. HOOK
                                     -----------------------------------------
                                     Name: Jerry B. Hook
                                     Title: CHAIRMAN, PRESIDENT AND CHIEF
                                     EXECUTIVE OFFICER

                       **** REORGANIZATION AGREEMENT ****

                               FIRST AMENDMENT TO
                      AGREEMENT AND PLAN OF REORGANIZATION
                                  BY AND AMONG
                            ROYALE ACQUISITION CORP.
                                      AND
                          SPARTA PHARMACEUTICALS, INC.

    THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (the "First Amendment") is entered into as of the 15th day of May, 1999 by and among SuperGen, Inc., a Delaware corporation ("SG"), Royale Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of SG ("MergerSub"), and Sparta Pharmaceuticals, Inc., a Delaware corporation ("SPI").

                                   BACKGROUND

    The parties hereto have entered into an Agreement and Plan of Reorganization dated as of January 18, 1999 (the "Agreement"). The parties now desire to amend the Agreement on the terms and conditions set forth herein. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement, as amended hereby.

                                   AGREEMENT

    For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

    1. AMENDMENT. Section 7.1(b) of the Agreement is hereby amended and restated as follows:

    "(b) by either SPI or SG if the Merger shall not have been consummated by September 15, 1999 for any reason; provided, however, that if the Merger shall not have been consummated by reason of delay in the effectiveness of the Registration Statement, then such date shall be extended to October 15, 1999; and provided, further, that the right to terminate this Agreement under this
Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;"

    2. COUNTERPARTS. The First Amendment may be signed in any number of counterparts, and by the different parties hereto on separate counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and in pleading or providing any provisions thereof it shall not be necessary to produce more than one such counterpart. The First Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected thereon as the signatories.

    3. CONTINUED EFFECT. All of the other terms, covenants, and conditions of the Agreement, unless expressly amended by the First Amendment or as may be required in order to give effect to the amendments set forth in the First Amendment, shall remain in full force and effect.

    4. GOVERNING LAW. The First Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

                                     A-A-1

    IN WITNESS WHEREOF, the parties hereto have caused the First Amendment to be executed by their duly authorized respective officers as of the date first written above.

                                SUPERGEN, INC.

                                By:  /s/ DR. JOSEPH RUBINFELD
                                     -----------------------------------------
                                     Name: Dr. Joseph Rubinfeld
                                     Title: PRESIDENT

                                ROYALE ACQUISITION CORP.

                                By:  /s/ DR. JOSEPH RUBINFELD
                                     -----------------------------------------
                                     Name: Dr. Joseph Rubinfeld
                                     Title: PRESIDENT

                                SPARTA PHARMACEUTICALS, INC.

                                By:  /s/ JERRY B. HOOK
                                     -----------------------------------------
                                     Name: Jerry B. Hook
                                     Title:CHAIRMAN, PRESIDENT AND CHIEF
                                     EXECUTIVE OFFICER

                                     A-A-2

                                                                      APPENDIX B

                                    FORM OF
                                VOTING AGREEMENT

    This Voting Agreement ("AGREEMENT") is made and entered into as of
            , 1999, between SuperGen, Inc., a Delaware corporation ("SG"), and the undersigned stockholder ("STOCKHOLDER") of Sparta Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY").

                                    RECITALS

    A. SG, the Company and Royale Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of SG ("SUB"), have entered into an Agreement and Plan of Reorganization (the "REORGANIZATION AGREEMENT") which provides for the merger (the "MERGER") of Sub with and into the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into Common Stock of SG on the basis described in the Reorganization Agreement.

    B. The Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), of such number of shares of the outstanding capital stock of the Company as is indicated on the signature page of this Agreement (the "SHARES").

    C. Pursuant to the Reorganization Agreement, the Company has agreed to use its reasonable best efforts to cause the stockholders of the Company specified on SCHEDULE I hereto to enter into this Agreement.

    D. As a material inducement to consummate the transactions contemplated by the Reorganization Agreement, SG and the Company desire the Stockholder to agree, and the Stockholder is willing to agree, to vote the Shares in favor of consummation of the Merger.

    NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

    1.  AGREEMENT TO VOTE SHARES; ADDITIONAL PURCHASES.

        1.1 AGREEMENT TO VOTE SHARES. During the time this Agreement is in effect, at every meeting of the stockholders of the Company called with respect to the following, and at every adjournment thereof, Stockholder shall vote or cause to be voted the Shares and any New Shares (as hereinafter defined) in favor of approval and adoption of the Reorganization Agreement and approval of the Merger and in favor of any other actions contemplated by the Reorganization Agreement or required in furtherance of the Merger which are submitted to a vote of the stockholders of the Company.

        1.2 ADDITIONAL PURCHASES. Stockholder agrees that any shares of capital stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the date of termination of this Agreement ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

    2. PROXY. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to SG a proxy in the form attached hereto as EXHIBIT A (the "PROXY"), which shall be irrevocable, with the total number of shares of capital stock of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Stockholder set forth therein.

    3. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. Stockholder (i) is the beneficial owner of the Shares, which at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which Stockholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement.

    4. ADDITIONAL DOCUMENTS. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary, in the reasonable opinion of SG or Stockholder, as the case may be, to carry out the intent of this Agreement.

    5. LIMITATION ON TRANSFER. Stockholder covenants and agrees that, prior to the record date fixed for persons entitled to receive notice of, and the vote at, a meeting of stockholders of the Company at which approval of the Reorganization Agreement and the Merger is to be considered, Stockholder will not, directly or indirectly, sell or otherwise transfer its voting rights with respect to, any Shares or New Shares unless and until the transferee shall have executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A and thereby agreed to hold such Shares or New Shares subject to all of the terms and conditions of this Voting Agreement.

    6. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement or (ii) such date and time as the Reorganization Agreement shall have been terminated pursuant to Article VII thereof.

    7.  MISCELLANEOUS.

        7.1 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        7.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other party.

        7.3 AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        7.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that SG will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to SG upon any such violation, SG shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to SG at law or in equity.

        7.5 NOTICES. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to the intended recipient as set forth below:

If to SG:                 SuperGen, Inc.
                          Two Annabel Lane
                          Suite 220
                          San Ramon, CA 94583
                          Attn: Dr. Joseph Rubinfeld

With a copy to: Wilson Sonsini Goodrich & Rosati, P.C.
                          650 Page Mill Road
                          Palo Alto, CA 94303-1050
                          Attn: John Roos, Esq.

If to the Stockholder:    To the address for notice set forth on the last
                          page hereof.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

        7.6 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware (without regard to the principles of conflict of laws thereof).

        7.7 ENTIRE AGREEMENT. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

        7.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

SUPERGEN, INC.                  STOCKHOLDER:

By:                             By:
------------------------------  ---------------------------------------

Name:                           Name of Stockholder:
------------------------------

Title:                          Stockholder's Address for Notice:
------------------------------

                                ------------------------------------------
                                ------------------------------------------
                                ------------------------------------------

                                Shares of Capital Stock of the Company
                                beneficially owned by the Stockholder:

                                -------------- shares

                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                   SCHEDULE I
                             SPECIFIED STOCKHOLDERS

126736 Canada, Inc.
Atrix Ventana
Ventana Growth Capital Fund
Kalman Renov
Alan Stahler
Peter Cash
Lindsay Rosenwald
Jerry Hook
Ron Spair
Peter Hutt
John Vane

                                   EXHIBIT A
                               IRREVOCABLE PROXY

    The undersigned Stockholder of Sparta Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), hereby irrevocably appoints the directors on the Board of Directors of SuperGen, Inc., a Delaware corporation ("SG"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of Capital Stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "SHARES"), and any and all other shares or securities issued or issuable in respect thereof or acquired by the undersigned on or after the date hereof, until such time as that certain Agreement and Plan of
Reorganization dated as of January   , 1999 (the "REORGANIZATION AGREEMENT"),
among SG, the Company and Royale Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of SG ("SUB"), shall be terminated in accordance with its terms or the Merger (as defined in the Reorganization Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof or acquired by the undersigned on or after the date hereof shall be revoked and no subsequent proxies will be given in a manner inconsistent herewith, except as set forth in the following paragraph.

    This proxy is irrevocable, is granted pursuant to the Voting Agreement dated
as of             , 1999 between SG and the undersigned Stockholder (the "VOTING
AGREEMENT"), and is granted as an inducement to SG to consummate the transactions contemplated by the Reorganization Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Reorganization Agreement to exercise all voting rights of the undersigned at every annual, special or adjourned meeting of the stockholders of the Company, in favor of approval of the Merger and approval and adoption of the Reorganization Agreement and in favor of any other actions contemplated by the Reorganization Agreement or required in furtherance of the Merger which are submitted to a vote of the stockholders of the Company. The undersigned Stockholder may vote the Shares on all other matters in its sole discretion.

    Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

Dated:             , 1999

STOCKHOLDER:

Signature of Stockholder: ________________________________________________

Name of Stockholder:

______________Shares of Capital Stock Beneficially Owned

                                      [PROXY]

                                     B-A-1

                                                                      APPENDIX C

                   OPINION OF SPENCER TRASK SECURITIES, INC.

January 18, 1999

Sparta Pharmaceuticals, Inc.
Pennsylvania Business Campus
Rock Plaza III, 111 Rock Road
Horsham, PA 19044-2310
Attention: Board of Directors

Gentlemen:

    You have asked for the opinion of Spencer Trask Securities, Inc. ("Spencer Trask") as to the fairness, from a financial point of view, to the holders of the outstanding shares of (a) the common stock, $0.001 par value per share (the "Common Stock") and (b) the Series BC Convertible Preferred Stock, $0.001 par value per share (the "Series BC Preferred Stock") (collectively, the "Stockholders") of Sparta Pharmaceuticals, Inc. ("Sparta" or the "Company") of the consideration to be received by such Stockholders pursuant to certain terms of the Agreement and Plan of Reorganization dated as of January 18, 1999 among the Company, a subsidiary of SuperGen, Inc. ("SuperGen") and SuperGen (the "Merger Agreement"). The Merger Agreement provides that each share of Common Stock issued and outstanding and issuable upon conversion of the Series BC Preferred Stock issued and outstanding at the effective time of the Merger will be automatically converted into the right to receive a number of shares of SuperGen common stock equal to 650,000 (subject to adjustment under certain circumstances) divided by the aggregate number of shares of Common Stock outstanding at the effective time of the Merger and issuable upon conversion of all shares of Series BC Preferred Stock outstanding at the effective time of the Merger (such number of SuperGen shares to be known as the "Exchange Ratio").

    In arriving at our opinion, we have reviewed the Merger Agreement and the Certificate of Designations of the Series BC Preferred Stock, along with certain business records of Sparta and SuperGen, including but not limited to the following:

    Regarding Sparta:

      1. Annual Report on Form 10-K and Annual Report to Stockholders for the fiscal year ended December 31, 1997

      2. Quarterly reports on Form 10-Q for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998

      3. Management's development plans regarding Sparta's intellectual property

      4. Financial projections prepared by management

      5. Intellectual property, including patents and other technology to which the Company has rights

      6. Published and unpublished scientific articles regarding the Company's intellectual property

      7. License agreements

      8. Investigational New Drug applications submitted to the FDA

      9. Internal financial and operational information prepared by management

     10. Press releases and industry-related articles

     11. Stock issuance and trading history

    Regarding SuperGen:

     1. Annual Report on Form 10-K and Annual Report to Stockholders for the fiscal year ended December 31, 1997

     2. Quarterly reports on Form 10-Q for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998

     3. Registration statement on Form S-3 filed on January 12, 1999

     4. Intellectual property, including patents to which SuperGen has rights

     5. Published articles regarding SuperGen's intellectual property

     6. License agreements

     7. Investment research reports

     8. Press releases and industry-related articles

     9. Stock issuance and trading history

    In addition, we have visited Sparta's and SuperGen's facilities and have discussed with the respective managements the current status of and outlook for their company's operating results, assets and liabilities; industry conditions and outlook; material contained in the foregoing documents; and other matters we considered relevant to our inquiry.

    We have considered certain financial and stock market data relating to Sparta and SuperGen and compared that data with similar data for certain other publicly held companies in businesses similar to those of Sparta and SuperGen. We have also considered the financial terms of certain acquisitions involving publicly held companies engaged in businesses somewhat similar to the Company. We also conducted other financial studies and analyses as we deemed appropriate for purposes of this opinion. In addition, we have assumed that in consideration of the relinquishment of the Series BC Preferred Stock liquidation preference, Stockholder approval will be given to increasing to at least 16 the number of shares of Common Stock into which the Series BC Preferred Stock will be convertible upon effectiveness of the Merger.

    In our review and in arriving at our opinion we have not independently verified any of the foregoing information and have relied upon its being complete and accurate in all material aspects, and we have not made an independent appraisal of specific properties or other assets of Sparta and SuperGen. Our opinion is provided solely for your benefit in connection with the Merger Agreement, according to the terms of our engagement letter dated November 18, 1998.

    Spencer Trask Securities, Inc., as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes. Spencer Trask is being paid a fee for rendering this opinion and performing related valuation analyses, which fee is not contingent upon its conclusions.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio as set forth in the Merger Agreement dated as of January 18, 1999 among the Company, a subsidiary of SuperGen, Inc., and SuperGen, Inc. is fair, from a financial point of view, to the Stockholders of Sparta Pharmaceuticals, Inc.

                                          Very truly yours,

                                SPENCER TRASK SECURITIES, INC.

                                By:           /s/ ROGER K. BAUMBERGER
                                     -----------------------------------------
                                                Roger K. Baumberger
                                        MANAGING DIRECTOR--CORPORATE FINANCE

                                                                      APPENDIX D

                                    FORM OF
                              AFFILIATE AGREEMENT

    This AFFILIATE AGREEMENT ("AGREEMENT") dated as of       1999, is entered
into between SuperGen, Inc., a Delaware corporation ("SG") and the undersigned affiliate ("AFFILIATE") of Sparta Pharmaceuticals, Inc., a Delaware corporation ("COMPANY").

    WHEREAS, SG and Company have entered into an Agreement and Plan of Reorganization dated January 18, 1999 ("MERGER AGREEMENT") pursuant to which a subsidiary of SG will merge with and into Company ("MERGER"), and Company will become a subsidiary of SG (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement);

    WHEREAS, pursuant to the Merger, at the Effective Time outstanding shares of capital stock of the Company ("COMPANY CAPITAL STOCK"), including any shares owned by Affiliate, will be converted into the right to receive SG Common Stock as set forth in the Merger Agreement;

    WHEREAS, the execution and delivery of this Agreement by Affiliate is a material inducement to SG to enter into the Merger Agreement; and

    WHEREAS, Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Company, as the term "affiliate" is used (i) for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION"), although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an "affiliate" of Company.

    NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

    1. ACKNOWLEDGMENTS BY AFFILIATE. Affiliate has carefully read this Agreement and the Merger Agreement and has had the opportunity to discuss the requirements of this Agreement with his, her or its professional advisors, who are qualified to advise him, her or it with regard to such matters.

    2.  COMPLIANCE WITH RULE 145 AND THE SECURITIES ACT.

        (a) Affiliate has been advised that (i) the issuance of shares of SG Common Stock to Affiliate in connection with the Merger is expected to be effected pursuant to a Registration Statement on Form S-4 to be filed to register the shares of SG Common Stock under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and as such will not be deemed "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act, and resale of such shares will not be subject to any restrictions other than as set forth in Rule 145 promulgated under the Securities Act (which will not apply if such shares are otherwise transferred pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration), and (ii) Affiliate may be deemed to be an "affiliate" of the Company within the meaning of the Securities Act and, in particular, Rule 145 promulgated thereunder. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any SG Common Stock issued to Affiliate in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act, (ii) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration, (iii) Affiliate delivers to SG a written opinion of counsel, reasonably acceptable to SG in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act, or (iv) such sale, transfer or disposition occurs after the earlier of (A) the first anniversary of the Effective Time if Affliliate is not then an affiliate of SG as the term "affiliate" is used for purposes of Rule 145(d) and the Affiliate and SG meet the requirements of Rule 144 (the "Identified Conditions"), or (B) the date on which the restrictions upon sale, transfer or disposition under Rule 145 are eliminated pursuant to action of the SEC.

        (b) SG will give stop transfer instructions to its transfer agent with respect to any SG Common Stock received by Affiliate pursuant to the Merger and there will be placed on the certificates representing such Common Stock, or any substitutions therefor issued prior to the termination of the restrictions described in Section 2(a) above, a legend stating in substance:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") APPLIES AND MAY ONLY BE TRANSFERRED (A) IN CONFORMITY WITH RULE 145(D), (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, OR (D) AS IS OTHERWISE PERMITTED UNDER THAT CERTAIN
        AFFILIATE AGREEMENT DATED AS OF       , 1999, A COPY OF WHICH IS ON FILE
        WITH THE SECRETARY OF THE ISSUER."

    The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and SG shall so instruct its transfer agent, if Affiliate delivers to SG (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to SG, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145, or (iii) a written request for removal of such legend after the earlier of (x) the inapplicability of Rule 145 by its terms if the Identified Conditions have been satisfied, or (y) the effective date of any action by the SEC eliminating the restrictions upon sale, transfer of disposition under Rule 145 or otherwise rendering compliance with such restrictions unnecessary.

    3. SPECIFIC PERFORMANCE. Affiliate agrees that irreparable damages would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms, or were otherwise breached. It is, accordingly, agreed that SG shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement, and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which SG may be entitled at law or in equity.

    4.  MISCELLANEOUS.

        (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

        (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

        (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware.

        (d) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

        (e) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

        (f) This Affiliate Agreement and all obligations and restrictions imposed on the Affiliate hereunder shall be terminated and of no further force and effect upon termination of the Merger Agreement pursuant to its terms.

        (g) SG currently intends to file on a timely basis, from and after the Effective Time and as long as if necessary in order to permit Affiliate to sell SG Common Stock held by Affiliate pursuant to Rule 145, all reports required to be filed bt it pursuant to the Exchange Act, and currently intends to otherwise make available adequate information regarding SG in such manner as may be required to satisfy the requirements of Rule 144(c) under the Act as now in effect.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth on the first page of this Agreement.

                                          SUPERGEN, INC.

                                          By: __________________________________

                                          Title: _______________________________

                                          AFFILIATE

                                          By: __________________________________

                                          Name of Affiliate: ___________________

                                          Name of Signatory (if different from
                                          name of

                                          Affiliate): __________________________

                                          Title of Signatory

                                          (if applicable): _____________________

                                          Company shares beneficially owned:

                                          _________ shares of Capital Stock

                                          Company shares subject to outstanding
                                          options:

                                          _________ shares of Capital Stock

                           ***AFFILIATE AGREEMENT***

                                                                      APPENDIX E

                        DELAWARE GENERAL CORPORATION LAW
                                APPRAISAL RIGHTS

    262 APPRAISAL RIGHTS.-(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to "228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section251 (other than a merger effected pursuant to Section251(g) of this title), Section252, Section254, Section257, Section258, Section263 or Section264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of a merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market systems security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Section251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section228 or Section253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 120, L. Section97, eff. 7-1-97.)

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Delaware General Corporation Law (the "DGCL") permits a Delaware corporation to indemnify its directors, officers, employees and agents so long as (1) such person acted in good faith and in a manner reasonably believed by such person to be in or not opposed to the best interests of the corporation,
(2) in the case of a criminal action, such person had no reasonable cause to believe that his conduct was unlawful, and (3) in the case of an action brought by or in the right of the corporation in which such person has been found liable, the court determines that such person is entitled to indemnity. The DGCL also permits a corporation to eliminate the personal liability of directors for monetary damages for breaches of fiduciary duties, subject to certain exceptions. The Registrant's Certificate of Incorporation (Exhibit 3.1 hereto) eliminates the personal liability of directors for monetary damages for breaches of fiduciary duties to the maximum extent permitted by the DGCL. The Registrant's Bylaws (Exhibit 3.2 hereto) provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL. In addition the Registrant has entered into Indemnification Agreements (Exhibit 10.5 hereto) with its officers and directors.

    Pursuant to the merger agreement, the Registrant agreed that, from the effective time of the merger, it will, and will cause the surviving corporation, to fulfill and honor in all respects the obligations of Sparta pursuant to each indemnification agreement currently in effect between Sparta and each person who is a director or officer of Sparta (the "Indemnified Parties") and any indemnification provisions under Sparta's Certificate of Incorporation or Bylaws as in effect on the date of the merger agreement. The Certificate of Incorporation and Bylaws of the surviving corporation will contain provisions with respect to indemnification.

    Moreover, the Registrant has agreed to cause the surviving corporation to maintain in effect, during the six-year period commencing as of the effective time of the merger, a policy of directors' and officers' liability insurance for the benefit of each of the Indemnified Persons providing coverage and containing terms no less advantageous to the Indemnified Persons than the coverage and terms of Sparta's existing policy of directors' and officers' liability insurance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT NUMBER                                         DOCUMENT DESCRIPTION
---------------  -------------------------------------------------------------------------------------------------
    2.1(o)       Agreement and Plan of Reorganization, dated January 18, 1999, by and among the Registrant, a
                 Delaware corporation, Royale Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Registrant, and Sparta Pharmaceuticals, Inc., a Delaware corporation. (included as Exhibit A).

    2.2(t)       First Amendment to Agreement and Plan of Reorganization dated May 15, 1999.

    3.1(f)       Certificate of Incorporation of the Registrant.

    3.2(m)       Bylaws, as amended, of the Registrant.

    4.1(m)       Specimen Common Stock Certificate.

    4.2(a)       Form of Representative's Warrant.

    4.3(a)       Form of Warrant Agreement (dated March 11, 1996 including form of Common Stock Purchase Warrant).

    4.4          Form of Warrant Agreement (including form of Common Stock Purchase Warrant).

    5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the securities being issued.

EXHIBIT NUMBER                                         DOCUMENT DESCRIPTION
---------------  -------------------------------------------------------------------------------------------------
    8.1          Tax Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

    8.2          Tax Opinion of Dechert, Price & Rhoads.

   10.1(l)       Form of Indemnification Agreement between the Registrant and each of its directors and officers.

   10.2(n)(s)    1993 Stock Option Plan (as amended through March 9, 1998).

   10.3(i)(s)    Forms of stock option agreements under the 1993 Stock Option Plan.

   10.4(i)(s)    1996 Directors' Stock Option Plan, as amended effective February 3, 1997, and form of stock option agreement thereunder.

   10.5(c)(s)    Employees and Consultants Stock Option Agreement/Plan.

   10.6(n)(s)    1998 Employee Stock Purchase Plan.

   10.7(b)(r)    Patent License and Royalty Agreement dated August 30, 1993 between the Registrant and The Jackson
                 Laboratory.

   10.8(b)(r)    Worldwide License Agreement dated March 1, 1994 between the Registrant and Janssen Biotech, N.V.

   10.9(b)(r)    Patent License Agreement dated March 1, 1994 between the Registrant and Cyclex Inc.

   10.10(b)(r)   Patent License and Royalty Agreement dated November 15, 1993 between the Registrant and The Long
                 Island Jewish Medical Center.

   10.11(b)(r)   License Agreement dated February 1, 1995 between the Registrant and Pharmos Corporation.

   10.12(i)      Common Stock Sale/Repurchase Agreement dated August 6, 1997 between Israel Chemicals, Ltd.
                 ("ICL") and the Registrant.

   10.13(m)      First Amendment to Common Stock Sale/Repurchase Agreement between ICL and the Registrant dated
                 November 12, 1997.

   10.14(m)(s)   Amended and Restated Employment, Confidential Information and Invention Assignment Agreement
                 dated January 1, 1998 between the Registrant and Joseph Rubinfeld

   10.15(b)      Consulting Agreement between the Registrant and Vida International Pharmaceutical Consultants.

   10.16(d)      Purchase and Sale Agreement dated as of September 30, 1996, between the Registrant and
                 Warner-Lambert Company, a Delaware corporation.

   10.17(e)(r)   Asset Purchase Agreement dated January 15, 1997 between the Registrant and Immunex Corporation, a
                 Washington corporation.

   10.18(e)      Bishop Ranch Business Park Building Lease dated October 14, 1996 between the Registrant and
                 Annabel Investment Company, a California partnership.

   10.19(g)(r)   License Agreement between Inflazyme Pharmaceuticals Ltd. and the Registrant dated April 11, 1997.

   10.20(g)(r)   Nonexclusive Supply Agreement between the Registrant and Yunnan Hande Technological Development
                 Co. Ltd. dated May 7, 1997.

   10.21(g)      Assignment and Assumption Agreement between the Registrant and R&S, LLC, dated April 17, 1997.

EXHIBIT NUMBER                                         DOCUMENT DESCRIPTION
---------------  -------------------------------------------------------------------------------------------------
   10.22(h)      Convertible Secured Note, Option and Warrant Purchase Agreement dated June 28, 1997 among the
                 Registrant, Tako Ventures, LLC and, solely as to Sections 5.3 and 5.5 thereof, Lawrence J.
                 Ellison (the "Tako Purchase Agreement").

   10.23(q)      Amendment No. 1 to the Tako Purchase Agreement dated March 17, 1999.

   10.24(j)      Form of Common Stock Purchase Agreement among the purchasers and the Registrant dated August 29,
                 1997.

   10.25(j)(r)   License Agreement between Stehlin Foundation for Cancer Research and the Registrant dated
                 September 3, 1997.

   10.26(j)      Letter Agreement dated August 13, 1997 between the Registrant and South Bay Construction, Inc.

   10.27(k)(r)   Supply Agreement dated October 20, 1997 between the Registrant and Warner-Lambert Company.

   10.28(l)      Standard Industrial/Commercial Multi-Tenant Lease dated October 13, 1997 between R&S, LLC and
                 Quark Biotech, Inc.

   10.29(q)      Registration Rights Agreement dated November 23, 1998.

   10.30(q)      Stock Purchase Agreement between the Registrant and Tako dated January 29, 1999.

   10.31(q)      Standard Industrial/Commercial Multi-Tenant Lease dated February 12, 1999 between the Registrant and Sea Cliff Properties, a California general partnership (for the premises at 1075 Serpentine
                 Lane, Pleasanton, California, Suite A).

   10.32(q)      Standard Industrial/Commercial Multi-Tenant Lease dated February 12, 1999 between the Registrant and Sea Cliff Properties, a California general partnership (for the premises at 1075 Serpentine
                 Lane, Pleasanton, California, Suite B).

   10.33(q)      Secured Promissory Note Commitment dated March 25, 1999 issued by the Registrant to Tako Ventures
                 LLC.

   10.34(q)      Common Stock Purchase Warrant dated March 25, 1999.

   10.35(p)(r)   Letter of Intent regard Nipent-Registered Trademark- Manufacturing.

   10.36(u)      Common Stock Purchase Agreement dated November 23, 1998.

   23.1          Consent of Ernst & Young LLP (Registrant).

   23.2          Consent of Arthur Andersen LLP (Sparta Pharmaceuticals, Inc.).

   23.3          Consent of Ernst & Young LLP (Sparta Pharmaceuticals, Inc.).

   23.4          Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibits 5.1 and 8.1)

   23.5          Consent of Dechert, Price & Rhoads (included in Exhibit 8.2).

   24.1*         Power of Attorney (included on page II-7).

   99.1          Opinion of Spencer Trask Securities, Inc. (included as Appendix C to the proxy statement-prospectus forming a part of this Registration Statement).

   99.2          Form of Proxy of Sparta Pharmaceuticals, Inc.


------------------------


*   Previously filed.


(a) Incorporated by reference from the Registrant's Registration Statement on Form SB-2 (Reg. No. 333-476-LA) filed with the Securities and Exchange Commission January 18, 1996.

(b) Incorporated by reference from Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (Reg. No. 333-476-LA) filed with the Securities and Exchange Commission February 26, 1996.

(c) Incorporated by reference from the Registrant's Report on Form S-8 filed with the Securities and Exchange Commission on July 1, 1996.

(d) Incorporated by reference from the Registrant's Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 1996.

(e) Incorporated by reference from the Registrant's Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 1997.

(f) Incorporated by reference from the Registrant's Proxy Statement filed with the Securities and Exchange Commission on April 25, 1997.

(g) Incorporated by reference from the Registrant's Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 1997.

(h) Incorporated by reference from the Registrant's Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 1997.

(i) Incorporated by reference from the Registrant's Report on Form 10-Q filed with the Securities and Exchange Commission on August 13, 1997.

(j) Incorporated by reference from Amendment No. 2 on Form S-3 to the Registrant's Registration Statement on Form SB-2 (Reg. No. 333-476-LA) filed with the Securities and Exchange Commission on October 6, 1997.

(k) Incorporated by reference from the Registrant's Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 1997.

(l) Incorporated by reference from Amendment No. 3 on Form S-3 to the Registrant's Registration Statement on Form SB-2 (Reg. No. 333-476-LA) filed with the Securities and Exchange Commission on November 5, 1997.

(m) Incorporated by reference from the Registrant's Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 1998.

(n) Incorporated by reference from the Registrant's Registration Statement on Form S-8 (Reg. No. 333-58303) filed with the Securities and Exchange Commission on July 1, 1998.

(o) Incorporated by reference from the Registrant's Report on Form 8-K, filed with the Securities and Exchange Commission on January 28, 1999.

(p) Incorporated by reference from the Registrant's Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 1998.

(q) Incorporated by reference from the Registrant's Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 1999.

(r) Confidential treatment has been previously granted for certain portions of these exhibits.

(s) Indicates a management contract or compensatory plan or arrangement.

(t) Filed as Appendix A to the proxy statement-prospectus constituting a part of this Registration Statement and incorporated herein by reference.


(u) Incorporated by reference from the Registrant's Report on Form 10-K/A filed with the Securities and Exchange Commission on May 14, 1999.

ITEM 22. UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

        (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        (6) The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities At of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on June 30, 1999.



                                SUPERGEN, INC.

                                By:             /s/ JOSEPH RUBINFELD
                                     -----------------------------------------
                                                  Joseph Rubinfeld
                                       CHIEF EXECUTIVE OFFICER, PRESIDENT AND
                                                      DIRECTOR



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                           SIGNATURE                                        TITLE                            DATE
           ------------------------------------------  -----------------------------------------------  ---------------

By:                   /s/ JOSEPH RUBINFELD             Chief Executive Officer, President and Director
               ---------------------------------         (Principal Executive, Financial and             June 30, 1999
                        Joseph Rubinfeld                 Accounting Officer)

By:                            *
               ---------------------------------       Director                                          June 30, 1999
                          Denis Burger

By:
               ---------------------------------       Director                                          June   , 1999
                      Lawrence J. Ellison

By:                            *
               ---------------------------------       Director                                          June 30, 1999
                          Julius Vida

By:
               ---------------------------------       Director                                          June   , 1999
                          Daniel Zurr



*By:    /s/ JOSEPH RUBINFELD
      -------------------------
          Joseph Rubinfeld
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT                                                                                             SEQUENTIALLY
NUMBER                                        DOCUMENT DESCRIPTION                                  NUMBERED PAGE
-------------  ----------------------------------------------------------------------------------  ---------------
   2.1(o)      Agreement and Plan of Reorganization, dated January 18, 1999, by and among the
               Registrant, a Delaware corporation, Royale Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Registrant, and Sparta
               Pharmaceuticals, Inc., a Delaware corporation. (included as Exhibit A).

   2.2(t)      First Amendment to Agreement and Plan of Reorganization dated May 15, 1999.

   3.1(f)      Certificate of Incorporation of the Registrant.

   3.2(m)      Bylaws, as amended, of the Registrant.

   4.1(m)      Specimen Common Stock Certificate.

   4.2(a)      Form of Representative's Warrant.

   4.3(a)      Form of Warrant Agreement (dated March 11, 1996 including form of Common Stock
               Purchase Warrant).

   4.4         Form of Warrant Agreement (including form of Common Stock Purchase Warrant).

   5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the securities being issued.

   8.1         Tax Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

   8.2         Tax Opinion of Dechert, Price & Rhoads.

  10.1(l)      Form of Indemnification Agreement between the Registrant and each of its directors and officers.

  10.2(n)(s)   1993 Stock Option Plan (as amended through March 9, 1998).

  10.3(i)(s)   Forms of stock option agreements under the 1993 Stock Option Plan.

  10.4(i)(s)   1996 Directors' Stock Option Plan, as amended effective February 3, 1997, and form of stock option agreement thereunder.

  10.5(c)(s)   Employees and Consultants Stock Option Agreement/Plan.

  10.6(n)(s)   1998 Employee Stock Purchase Plan.

  10.7(b)(r)   Patent License and Royalty Agreement dated August 30, 1993 between the Registrant and The Jackson Laboratory.

  10.8(b)(r)   Worldwide License Agreement dated March 1, 1994 between the Registrant and Janssen
               Biotech, N.V.

  10.9(b)(r)   Patent License Agreement dated March 1, 1994 between the Registrant and Cyclex
               Inc.

  10.10(b)(r)  Patent License and Royalty Agreement dated November 15, 1993 between the
               Registrant and The Long Island Jewish Medical Center.

  10.11(b)(r)  License Agreement dated February 1, 1995 between the Registrant and Pharmos
               Corporation.

  10.12(i)     Common Stock Sale/Repurchase Agreement dated August 6, 1997 between Israel
               Chemicals, Ltd. ("ICL") and the Registrant.

EXHIBIT                                                                                             SEQUENTIALLY
NUMBER                                        DOCUMENT DESCRIPTION                                  NUMBERED PAGE
-------------  ----------------------------------------------------------------------------------  ---------------
  10.13(m)     First Amendment to Common Stock Sale/Repurchase Agreement between ICL and the
               Registrant dated November 12, 1997.

  10.14(m)(s)  Amended and Restated Employment, Confidential Information and Invention Assignment
               Agreement dated January 1, 1998 between the Registrant and Joseph Rubinfeld

  10.15(b)     Consulting Agreement between the Registrant and Vida International Pharmaceutical
               Consultants.

  10.16(d)     Purchase and Sale Agreement dated as of September 30, 1996, between the Registrant and Warner-Lambert Company, a Delaware corporation.

  10.17(e)(r)  Asset Purchase Agreement dated January 15, 1997 between the Registrant and Immunex
               Corporation, a Washington corporation.

  10.18(e)     Bishop Ranch Business Park Building Lease dated October 14, 1996 between the
               Registrant and Annabel Investment Company, a California partnership.

  10.19(g)(r)  License Agreement between Inflazyme Pharmaceuticals Ltd. and the Registrant dated
               April 11, 1997.

  10.20(g)(r)  Nonexclusive Supply Agreement between the Registrant and Yunnan Hande
               Technological Development Co. Ltd. dated May 7, 1997.

  10.21(g)     Assignment and Assumption Agreement between the Registrant and R&S, LLC, dated
               April 17, 1997.

  10.22(h)     Convertible Secured Note, Option and Warrant Purchase Agreement dated June 17,
               1997 among the Registrant, Tako Ventures, LLC and, solely as to Sections 5.3 and
               5.5 thereof, Lawrence J. Ellison (the "Tako Purchase Agreement").

  10.23(q)     Amendment No. 1 to the Tako Purchase Agreement dated March 17, 1999.

  10.24(j)     Form of Common Stock Purchase Agreement among the purchasers and the Registrant dated August 29, 1997.

  10.25(j)(r)  License Agreement between Stehlin Foundation for Cancer Research and the
               Registrant dated September 3, 1997.

  10.26(j)     Letter Agreement dated August 13, 1997 between the Registrant and South Bay
               Construction, Inc.

  10.27(k)(r)  Supply Agreement dated October 20, 1997 between the Registrant and Warner-Lambert
               Company.

  10.28(l)     Standard Industrial/Commercial Multi-Tenant Lease dated October 13, 1997 between
               R&S, LLC and Quark Biotech, Inc.

  10.29(q)     Registration Rights Agreement dated November 23, 1998.

  10.30(q)     Stock Purchase Agreement between the Registrant and Tako dated January 29, 1999.

  10.31(q)     Standard Industrial/Commercial Multi-Tenant Lease dated February 12, 1999 between the Registrant and Sea Cliff Properties, a California general partnership (for the premises at 1075 Serpentine Lane, Pleasanton, California, Suite A).

EXHIBIT                                                                                             SEQUENTIALLY
NUMBER                                        DOCUMENT DESCRIPTION                                  NUMBERED PAGE
-------------  ----------------------------------------------------------------------------------  ---------------
  10.32(q)     Standard Industrial/Commercial Multi-Tenant Lease dated February 12, 1999 between the Registrant and Sea Cliff Properties, a California general partnership (for the premises at 1075 Serpentine Lane, Pleasanton, California, Suite B).

  10.33(q)     Secured Promissory Note Commitment dated March 25, 1999 issued by the Registrant to Tako Ventures LLC.

  10.34(q)     Common Stock Purchase Warrant dated March 25, 1999.

  10.35(p)(r)  Letter of Intent regard Nipent-Registered Trademark- Manufacturing.

  10.36(u)     Common Stock Purchase Agreement dated November 23, 1998.

  23.1         Consent of Ernst & Young LLP (Registrant).

  23.2         Consent of Arthur Andersen LLP (Sparta Pharmaceuticals, Inc.).

  23.3         Consent of Ernst & Young LLP (Sparta Pharmaceuticals, Inc.).

  23.4         Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in
               Exhibits 5.1 and 8.1)

  23.5         Consent of Dechert, Price & Rhoads (included in Exhibit 8.2).

  24.1*        Power of Attorney (included on page II-7).

  99.1         Opinion of Spencer Trask Securities, Inc. (included as Appendix C to the proxy statement-prospectus forming a part of this Registration Statement).

  99.2         Form of Proxy of Sparta Pharmaceuticals, Inc.


------------------------


*   Previously filed.


(a) Incorporated by reference from the Registrant's Registration Statement on Form SB-2 (Reg. No. 333-476-LA) filed with the Securities and Exchange Commission January 18, 1996.

(b) Incorporated by reference from Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (Reg. No. 333-476-LA) filed with the Securities and Exchange Commission February 26, 1996.

(c) Incorporated by reference from the Registrant's Report on Form S-8 filed with the Securities and Exchange Commission on July 1, 1996.

(d) Incorporated by reference from the Registrant's Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 1996.

(e) Incorporated by reference from the Registrant's Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 1997.

(f) Incorporated by reference from the Registrant's Proxy Statement filed with the Securities and Exchange Commission on April 25, 1997.

(g) Incorporated by reference from the Registrant's Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 1997.

(h) Incorporated by reference from the Registrant's Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 1997.

(i) Incorporated by reference from the Registrant's Report on Form 10-Q filed with the Securities and Exchange Commission on August 13, 1997.

(j) Incorporated by reference from Amendment No. 2 on Form S-3 to the Registrant's Registration Statement on Form SB-2 (Reg. No. 333-476-LA) filed with the Securities and Exchange Commission on October 6, 1997.

(k) Incorporated by reference from the Registrant's Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 1997.

(l) Incorporated by reference from Amendment No. 3 on Form S-3 to the Registrant's Registration Statement on Form SB-2 (Reg. No. 333-476-LA) filed with the Securities and Exchange Commission on November 5, 1997.

(m) Incorporated by reference from the Registrant's Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 1998.

(n) Incorporated by reference from the Registrant's Registration Statement on Form S-8 (Reg. No. 333-58303) filed with the Securities and Exchange Commission on July 1, 1998.

(o) Incorporated by reference from the Registrant's Report on Form 8-K, filed with the Securities and Exchange Commission on January 28, 1999.

(p) Incorporated by reference from the Registrant's Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 1998.

(q) Incorporated by reference from the Registrant's Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 1999.

(r) Confidential treatment has been previously granted for certain portions of these exhibits.

(s) Indicates a management contract or compensatory plan or arrangement.

(t) Filed as Appendix A to the proxy statement-prospectus constituting a part of this Registration Statement and incorporated herein by reference.


(u) Incorporated by reference from the Registrant's Report on Form 10-K/A filed with the Securities and Exchange Commission on May 14, 1999.